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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Steel Dynamics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 17, 2012

To our Stockholders:

        You are cordially invited to attend the Annual Meeting of Steel Dynamics, Inc. The information for the meeting is as follows:

TIME	9:00 a.m. EDT Thursday, May 17, 2012
PLACE	Grand Wayne Center Calhoun Ballroom 120 West Jefferson Boulevard Fort Wayne, Indiana 46802
ITEMS OF BUSINESS	(1)	To elect ten (10) Directors for a one-year term.
	(2)	To approve the Amended and Restated Steel Dynamics, Inc.'s 2006 Equity Incentive Plan, Including an Increase in the Number of Authorized Shares.
	(3)	To ratify the Audit Committee's appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2012.
	(4)	To hold an advisory vote to approve Named Executive Officer compensation.
	(5)	To transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.
RECORD DATE
You are entitled to vote all shares of common stock registered in your name at the close of business on March 19, 2012. If your shares are held in the name of your broker or bank, your broker or bank will provide you with a form of proxy giving them authority to vote your shares.
2011 ANNUAL REPORT	Our 2011 Summary Annual Report to Stockholders, together with our Form 10-K, which are not a part of this proxy soliciting material, is enclosed.
PROXY VOTING	You will be able to vote in one of four ways:
	(1)	Mark, sign, date and return your proxy card in the enclosed envelope.
	(2)	Call the toll-free telephone number on your proxy card and follow the instructions for telephone voting.
	(3)	Visit the web site shown on your proxy card and follow the instructions for voting on the Internet.
	(4)	Vote in person at the meeting.
You may always revoke your proxy before it is voted at the meeting by following the instructions in the accompanying proxy statement.

MARK D. MILLETT President and Chief Executive Officer

April 5, 2012

        This proxy statement and the accompanying proxy are being first sent to stockholders on or about April 5, 2012.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 17, 2012:

        This Notice and Proxy Statement for our 2012 Annual Meeting, the enclosed form of Proxy, and our 2011 Annual Report to Stockholders and accompanying Form 10-K for the year ended December 31, 2011, are all available on the internet at the following website: http://materials.proxyvote.com/858119. In accordance with Securities and Exchange Commission rules, the foregoing website does not use "cookies," track user moves or gather any personal information. These materials, as well as our Annual Report on Form 10-K for the year ended December 31, 2011, which we file with the Securities and Exchange Commission, are also available on our Internet site at www.steeldynamics.com under the heading "Investor Center."

YOUR VOTE IS IMPORTANT

        IMPORTANT RECENT CHANGES IN THE LAW NOW PROHIBIT BROKERS AND BANKS FROM VOTING SHARES HELD IN STREET NAME ON THE ELECTION OF DIRECTORS OR ON MANY OTHER IMPORTANT PROPOSALS, UNLESS THEY HAVE RECEIVED INSTRUCTIONS FROM THE BENEFICIAL OWNER. THEREFORE, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER OR BANK, IT IS IMPORTANT THAT YOU VOTE. WE ENCOURAGE YOU TO VOTE PROMPTLY, EVEN IF YOU INTEND TO ATTEND THE ANNUAL MEETING.

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STEEL DYNAMICS, INC.
7575 West Jefferson Blvd.
Fort Wayne, IN 46804
Telephone: (260) 969-3500

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 17, 2012

Voting Information

        Purpose.     We are providing you with this proxy statement and these proxy materials in connection with the solicitation of proxies by our Board of Directors, to be voted at our 2012 Annual Meeting of Stockholders and at any postponement or adjournment thereof. We will hold the meeting on May 17, 2012, beginning at 9:00 a.m. EDT, in the Calhoun Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana 46802.

        Our fiscal year begins on January 1 and ends on December 31. References in this proxy statement to the year 2011, therefore, refer to the twelve-month period ended December 31, 2011.

        Who Can Vote.     You are entitled to notice of and to vote at the Annual Meeting if you were a stockholder of record at the close of business on March 19, 2012.

        If your shares of common stock are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are the stockholder of record. But if your shares are held in the name of a broker, custodian, bank, or other nominee, that person is the stockholder of record and you are only considered the "beneficial" owner. So if you are not present in person at the Annual Meeting, your shares can be voted only if represented by a valid proxy, as described below under "Voting of Shares."

        Shares Outstanding.     On March 19, 2012, there were 219,066,330 shares of common stock outstanding. A list of stockholders entitled to vote at the meeting is available at our corporate headquarters office and will also be available at the meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

        Annual Meeting Webcast.     We will be webcasting this year's Annual Meeting. You may access the webcast at www.steeldynamics.com by selecting "webcast." However, other than our proxy statement and form of proxy, no other information on our website, including the audio webcast, is to be considered a part of our proxy soliciting materials.

        Voting of Shares.     We realize that most of you will probably not be able to attend the meeting in person. Therefore, it is very important that your shares be represented by proxy. This is because we can only take action at the Annual Meeting, with respect to a particular matter, if a quorum, or majority, of the total number of shares of common stock outstanding and entitled to vote on that matter is present at the Annual Meeting, in person or by proxy. Therefore, we are asking for your proxy to authorize the persons named in the proxy to be present at the Annual Meeting, to represent you, and to vote your shares at the Annual Meeting in accordance with your instructions. If your shares are held in the name of your broker or bank and you wish to vote in person at the Annual Meeting, you must request your broker or bank to issue you a proxy covering your shares.

        The effect of you not voting depends on how ownership of your shares is registered and the proposal to be voted upon.

        Voting Shares Held by Brokers, Custodians, Banks or Other Nominees.     Many stockholders' shares are held by brokers, banks, custodians or other nominees ("Broker Held Shares"). In this situation, the "registered holder" on our stock register is that particular broker, bank, custodian or nominee. This is referred to as holding shares in "street name." In such cases, your name, as the actual "beneficial owner," does not appear in our stockholder register. Therefore, for Broker Held Shares, distributing the proxy materials and tabulating votes is a two-step process. The Broker first informs us how many of their clients are beneficial owners, and we provide them with that number of sets of proxy materials. Each Broker then forwards the proxy materials to its clients, who are the beneficial owners, to obtain their voting instructions. When you receive proxy materials from your Broker the accompanying return envelope is addressed to return your executed proxy card to your Broker. Shortly before the meeting, each Broker totals the votes and submits a proxy card to our vote tabulator reflecting the aggregate votes of the beneficial owners for whom it holds shares.

        So if your shares are held by your Broker, you should follow your Broker's instructions included on that form.

        If you do not give your voting instructions to your Broker, your broker may not be able to vote your shares.     Under applicable rules of self-regulatory organizations governing brokers, your bank, broker, custodian or other nominee will be able to vote your shares only with respect to so-called "discretionary" items, not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, under which your Broker may vote shares held in street name, even in the absence of your voting instructions. For the 2012 Annual Meeting, the only discretionary item is Proposal 3, the ratification of the selection of our independent auditors. On all of the other non-discretionary items, including the election of directors (Proposal 1), the approval of the Amended and Restated Steel Dynamics, Inc.'s 2006 Equity Plan, including the increase in the number of authorized shares (Proposal 2), and the non-binding advisory vote regarding executive compensation (Proposal 4), if you do not give voting instructions to your Broker, those shares will not be voted and will be treated as "broker non-votes."

         Voting Shares Held in Your Name.     If you are the record owner and if you properly fill in and sign your proxy card and mail it in the enclosed, prepaid and addressed envelope, or if you submit your proxy instructions by telephone or over the Internet, your "proxy"—that is, the persons named in your proxy card—will vote your shares as you have directed.

        With respect to shares you hold in your own name, if you send in your proxy and do not revoke it, then, unless you specify contrary instructions regarding one or more of the following proposals, your shares will be voted FOR Proposal No. 1 (the election as directors of all nominees listed under "Election of Directors"); FOR Proposal No. 2 (the "Approval of the Amended and Restated Steel Dynamics, Inc.'s 2006 Equity Plan, Including the Increase in the Number of Authorized Shares); FOR Proposal No. 3 (the "Ratification of the Appointment of Independent Registered Accounting Firm as Auditors"); FOR Proposal No.4 (the non-binding "Advisory Vote on Named Executive Officer Compensation"); and FOR discretionary authority to vote on any other matter that may properly come before the meeting.

        Required Vote.     The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for all purposes and all proposals. For purposes of the election of directors (Proposal No. 1), the ten director nominees receiving the highest number of votes cast for directors will be elected. You may vote "FOR" all the director nominees "AGAINST" all the director nominees, or your vote may be "WITHHELD" from one or more nominees by checking the "Exceptions" box on the Proxy Card and writing in the name of the director with respect to whom you want to withhold your vote. Therefore, any shares not voted with respect to a particular director or nominee will have no effect.

        For all proposals, other than Proposal 1 (the election of directors), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. On such matters, you may vote "FOR," "AGAINST" or "ABSTAIN." A proxy marked "Abstain" with respect to an item will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the same effect as a negative vote.

        Your Choices on How to Vote by Proxy.     We are offering you four choices of how to vote by proxy:

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  You may vote by mail, by marking, signing, dating and returning your enclosed proxy card in the enclosed envelope (if your shares are registered directly in your name) or voting card (if your shares are registered in the name of your Broker).

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  You may vote by telephone using the toll-free telephone number and instructions shown on your proxy or voting card if your shares are registered directly in your name or, if not, if this option is also offered by your bank or broker.

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  You may vote via the Internet, by using the web site information and instructions listed on your proxy or voting card if your shares are registered directly in your name or, if not, if this option is also offered by your bank or broker.

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  You may vote in person at the meeting.

        We anticipate that telephone and Internet voting will be available 24 hours a day, 7 days a week. Both the Internet and telephone voting instructions are designed to prompt you on how to proceed, and you will be able to confirm that your instructions have been properly received and recorded. For both of these methods, you will also need a control number, which is noted on your proxy or voting card. The telephone and Internet voting facilities will close at 8:00 p.m. EDT on May 16, 2012.

        The method by which you vote will not limit your right to vote in person at the meeting if you decide to attend the meeting.

        We do not know of any business to be transacted at the Annual Meeting, other than those matters described in this Proxy Statement. However, should any other matters properly come before the Annual Meeting, including consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have the discretion to vote on those matters according to their best judgment, to the same extent as the person granting the proxy.

        Revocation of a Proxy.     You may revoke your proxy at any time before it is voted at the meeting in one of four ways:

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  Notify our Chief Financial Officer, Theresa Wagler, in writing and before the meeting, that you wish to revoke your proxy.

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  Submit another proxy with a later date than your earlier proxy.

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  Vote by telephone or Internet on a later date than the date you earlier voted.

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  Vote in person at the meeting.

        Multiple Stockholders Sharing the Same Address.     Under rules adopted by the Securities and Exchange Commission ("SEC"), we are permitted to deliver a single copy of our proxy statement and

Annual Report to stockholders sharing the same address. This process, called householding, allows us to reduce the number of copies of these materials that we must print and mail.

        We have implemented householding for all stockholders who share the same last name and address.

        However, if you share the same last name and address with other Steel Dynamics stockholders and would like to stop householding for your account, you may contact our Investor Relations Department in the manner described below under the heading "Investor Relations Department," including your name, address and account number. If you are currently receiving multiple copies of our Annual Report and proxy statement, you may also request householding by contacting us in the same manner. If you hold your shares through a Broker, you can also request householding by contacting that Broker. If you consent to householding, your election will remain in effect until you revoke it.

        Cost of Preparing, Mailing and Soliciting Proxies.     We will pay all of the costs of preparing, printing and mailing this proxy statement and of soliciting these proxies. We will ask Brokers to forward the proxy materials, our 2011 Annual Report and our Form 10-K to the persons who were our beneficial owners on the record date. We will also reimburse such Brokers for their expenses incurred in sending proxies and proxy materials to our beneficial owners.

        In addition, proxies may be solicited on our behalf in person or by telephone, e-mail, facsimile or other electronic means, by our officers, directors and employees who will receive no additional compensation for soliciting. We have also engaged the firm of Georgeson & Co. to assist us in the solicitation of proxies. We have agreed to pay Georgeson & Co. a fee of approximately $7,000 plus expenses for these services.

        Voting Results.     We will publish the voting results on our website at www.steeldynamics.com, at "Investor Center" following the Annual Meeting, as well as in a current report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

        Investor Relations Department.     You may contact our Investor Relations Department in one of four ways:

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  writing to Steel Dynamics, Inc., Investor Relations Department, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804;

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  e-mail to investor@steeldynamics.com; or

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  phone the Investor Relations Department at 260.969.3500.

        Stockholder Communications with Directors.     If you wish to communicate with the Board of Directors, with our Lead Director, with any other individual director, or with any particular Board committee, you may do so by sending a communication, marked "Stockholder Communication," in care of our Chief Financial Officer at our corporate offices, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804. Your letter should indicate that you are a Steel Dynamics stockholder. Our Chief Financial Officer will review each such communication and, depending upon the subject matter, will either forward the communication to the director or committee chair to whom it is addressed, to our Lead Director or to the Company's legal counsel, attempt to deal with the subject matter directly where it is a request for general information about the Company, or not forward or act on the matter where it consists of spam, involves junk mail, contains resumes, is primarily commercial in nature, involves personal grievances or is otherwise irrelevant to the Board governance process.

 Governance of the Company

        Governance Policy.     Our business affairs are managed under the direction of our Board of Directors in accordance with the Indiana Business Corporation Law and our Amended and Restated Articles of Incorporation and Bylaws. The role of our Board of Directors is to effectively govern the affairs of our Company for the benefit of our stockholders and other constituencies. The Board strives to ensure the success and continuity of our Company and its mission through the election and appointment of qualified management, which regularly keeps Board members informed regarding our business and regarding our industry. The Board is also responsible for ensuring that Steel Dynamics, Inc.'s activities are conducted in a responsible and ethical manner. We are committed to the maintenance of sound corporate governance principles.

        We operate under corporate governance principles and practices that are reflected in a set of written Corporate Governance Policies, which is available on our website at www.steeldynamics.com at "Investor Center." These include the following principles:

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  At least a majority of our directors and all of the members of our Audit, Compensation and Corporate Governance and Nominating Committees are required at a minimum to meet, and do meet, the "independence" requirements of the Marketplace Rules of the Nasdaq Stock Market, as more fully described in the discussion of "Director Independence" below.

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  The Board and each Board committee has the authority to engage independent legal, financial or other advisors as they deem necessary, at our expense.

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  Our Board, at least annually, engages in a strategic planning meeting and periodically reviews and assesses our business strategies.

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  Independent and non-employee directors meet in executive session no less than quarterly.

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  Our Board and Board committees conduct an annual self-evaluation.

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  Our Board regularly reviews succession planning issues at all critical management levels, and, with respect to CEO and senior management succession, at least annually.

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  Directors have unrestricted access to our officers and employees.

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  Our independent directors utilize input from the Corporate Governance and Nominating Committee and from the Compensation Committee to conduct an annual review of our CEO's performance.

        Board Leadership Structure.     Keith E. Busse served as both Chief Executive Officer and Chairman of our Board of Directors from the inception of our Company in 1993 until his retirement as CEO, effective January 1, 2012. The Board, upon the recommendation of our Succession Planning Committee, following an extensive succession planning process, appointed Mark D. Millett, then serving as our Chief Operating Officer, as our new Chief Executive Officer upon Mr. Busse's retirement. Mr. Busse, if elected at the Annual Meeting, will continue to serve as a member of our Board of Directors and, if so appointed, as its Chair. The Board has also established the position of Lead Director, selected annually from among the independent directors. Joseph D. Ruffolo served in that position during 2011, until Mr. Ruffolo's death in December 2011, at which time James C. Marcuccilli was appointed as his replacement for the remainder of Mr. Ruffolo's term. The Lead Director serves at the pleasure of the Board and is appointed annually following the Annual Meeting.

        The Lead Director's functions include serving as liaison between the CEO and the Board; regularly meeting with committee chairs to review the responsibilities, agendas and work of each committee; reviewing and approving Board meeting agendas prepared by the CEO and the type of materials to be distributed to Board members in advance of Board meetings; and serving as Chair of executive sessions of the independent directors. In addition, the Lead Director serves as Chair of the

Board's Succession Planning Sub-Committee. The Board considers that the Lead Director's active involvement in the foregoing functions and activities will enable the Board to ensure that it will be able to maintain an appropriate level of independent oversight over its critical information flow and decision-making processes.

        Board's Role in Risk Oversight.     The Board oversees the Company's enterprise risk management process. Management reviews the process with the full Board on a rolling periodic basis, by subject matter, including identification of key risk areas and the steps taken to address them. More specifically, our Chief Financial Officer, together with business unit leaders, the corporate treasurer and internal audit director, and in consultation with legal counsel, regularly undertakes various risk assessment analyses involving the principal risks we face, both separately and comprehensively; assessing how and in what ways these risks affect or may affect the Company or our operations; and how management, through compliance training, best practices awareness and implementation of various programs and practices, identifies, evaluates and undertakes to mitigate these risks. Whether involving financial, credit, tax, operational, electronic data systems, safety, environmental, employment-related, trade, regulatory, litigation or other legal risks, management, in addition to its reports to the Board, periodically reports to:

          (a)   the Audit Committee regarding (i) risks related to its duties and responsibilities prescribed in its charter, (ii) management's policies and processes for risk assessment and risk management and its periodic evaluation of the Company's risks and the steps management is taking or proposes to take to monitor and mitigate those risks, and (iii) the status and reasonableness of its disclosure controls and Section 404 controls;

          (b)   the Compensation Committee regarding risk assessment and mitigation activities related to compensation programs, policies and practices insofar as they may involve risk-taking or risk-inducing practices that might adversely impact stockholders and long-term stockholder value and how such factors must be considered in formulating and reviewing our compensation policies, practices and programs. Because (i) our incentive compensation at the senior corporate and senior divisional level is "team-based" and, during 2011, was based, at the corporate level, on the Company's consolidated pre-tax income in excess of a return-on-equity hurdle rate and was based, at the divisional level, on profitability in excess of a return-on-assets hurdle rate, (ii) our incentive compensation at the operational or production level is also team-based and is based upon quality and volume of production and upon the cost to convert raw materials to quality finished products, and (iii) our compensation programs do not reward risk-taking for short-term gain, we believe that the risks associated with our compensation policies and practices are within our ability to effectively monitor and manage, and that these risks are not reasonably likely to have a material adverse effect on the Company.

          (c)   the Corporate Governance and Nominating Committee, regarding the risks related to its duties and responsibilities prescribed in its Charter, including (i) the oversight, institution and monitoring of the Company's "good governance" best practices, (ii) oversight of the Company's company-wide and senior officer level ethics rules and practices, and (iii) maintenance of effective Board representation by ensuring that thoughtful, well qualified and diligent people are selected as director candidates and as committee members.

        Committees and Meetings of the Board of Directors.     During 2011, the Board of Directors had three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Our Audit Committee and our Compensation Committee each consisted of four persons. Our Corporate Governance and Nominating Committee consisted of five persons.

        Each of our Audit, Compensation and Corporate Governance and Nominating Committees operate under a charter that governs its authority, responsibilities and operation. We periodically review, both internally and with the Board, the provisions of the Sarbanes-Oxley Act of 2002, and the rules of the SEC and the Marketplace Rules of the Nasdaq Stock Market regarding corporate governance policies, processes and listing standards. In conformity with the requirement of such rules and listing standards, we have adopted Corporate Governance Policies, described earlier, and we have adopted a written Audit Committee Charter, a Compensation Committee Charter, and a Corporate Governance and Nominating Committee Charter. The Audit Committee Charter, as well as the charters of the Compensation Committee, and the Corporate Governance and Nominating Committee may all be found on our company website, at www.steeldynamics.com under "Investor Center—Corporate Governance" or by writing to Steel Dynamics, Inc., Attention: "Investor Relations," 7575 West Jefferson Blvd, Fort Wayne, Indiana 46804 and requesting copies.

        The Board has also had a Succession Planning Committee since 2010. The Succession Planning Committee is tasked with the broad responsibility of formulating and supervising all succession planning processes and procedures at all senior levels, including those relating to the Chief Executive Officer, and instituting appropriate processes to ensure effective leadership transition at all levels of the Company.

        The Succession Planning Committee was chaired during 2011 by Joseph D. Ruffolo and since Mr. Ruffolo's death, is currently chaired by James C. Marcuccilli, our Lead Director. During 2011, the Committee consisted of five members. In addition to the Lead Director, members are the chairpersons of each of the three other standing committees, together with John C. Bates, a founding director, who is a non-employee and non-independent director.

        Director Independence.     Each of our Audit, Compensation and Corporate Governance and Nominating Committee charters require that each member of each committee meet: (1) all applicable criteria defining "independence" prescribed from time to time under Rule 5605(a)(2) of the Listing Rules for Nasdaq-listed companies, as well as may otherwise be prescribed from time to time pursuant to Rule 10A-3(b)(1) or other rules under the Securities Exchange Act of 1934, (2) the criteria for a "non-employee director" within the meaning of Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, and (3) the criteria for what constitutes an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.

        Our Board of Directors also annually makes an affirmative determination that all such "independence" standards have been and continue to be met by the independent directors and members of each of our three standing committees, that each director qualifying as independent is neither an officer nor an employee of Steel Dynamics, Inc. or any of its subsidiaries nor an individual that has any relationship with Steel Dynamics, Inc. or any of its subsidiaries, or with management (either directly or as a partner, stockholder or officer of an entity that has such a relationship) which, in the Board's opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, a director is presumptively considered not independent if:

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  the director, at any time within the past three years, was employed by Steel Dynamics or any of its subsidiaries;

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  the director or a family member received payments from Steel Dynamics or any of its subsidiaries in excess of $120,000 during any period of twelve consecutive months within the preceding three years (other than for Board or Committee service, from investments in the Company's securities or from any Company retirement plan);

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  the director is, or has a family member who is a partner in, an executive officer or controlling stockholder of any entity to which Steel Dynamics made, or from which Steel Dynamics received payments for property or services in the current or in any of the prior three years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more

    (other than, with other minor exceptions, payments arising solely from investments in the company's securities);

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  the director is a family member of a person who is, or at any time during the three prior years was employed as an executive officer by Steel Dynamics or any of its subsidiaries;

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  the director is, or has a family member who is employed as an executive officer of another entity where at any time within the prior three years any of Steel Dynamics' executive officers served on the compensation committee of the other entity; or

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  the director is, or has a family member who is a current partner of Steel Dynamics, Inc.'s independent auditing firm, or was a partner or employee of that firm who worked on the Company's audit at any time during the prior three years.

        The Board made its independence determination with respect to each director for the year 2011 and for each director nominee for election to the Board of Directors at the 2012 Annual Meeting. The Board has similarly made an additional affirmative determination of independence with respect to each member of the Audit Committee, under the special Audit Committee independence criteria set forth in Rule 4350(d) of Nasdaq's Marketplace Rules.

        The Board determined that during 2011 seven of the eleven members of our Board of Directors, Frank D. Byrne, M.D., Paul B. Edgerley, Richard J. Freeland, Dr. Jürgen Kolb, James C. Marcuccilli, Joseph D. Ruffolo and Gabriel L. Shaheen met all independence requirements, thus at all times constituting more than a majority of the eleven member Board. The Board has determined that, if elected at the 2012 Annual Meeting, of the ten persons nominated as directors at this time, the same persons, continue to meet all independence criteria. The Board also determined that during 2011, four of our eleven directors, John C. Bates, Keith E. Busse, Mark D. Millett and Richard P. Teets, Jr., were not independent. Messrs. Busse, Millett and Teets are considered inside directors because of their employment and, therefore, were not independent. Mr. Bates is considered a non-independent outside director as a result of ownership and control of Heidtman Steel, a substantial purchaser of steel from our Company. For 2012, Mr. Busse will continue to be considered not independent because of his recent employment by the Company.

        The Board of Directors held eight regularly scheduled and special meetings during 2011, and all directors attended at least 75% of the meetings of the Board of Directors and of the various committees on which they served. Steel Dynamics, Inc.'s independent directors and at times the independent directors and the Company's other non-employee director, met in executive session at least eight times during 2011, without management present.

        The Company urges all members of the Board to attend the Annual Meeting. At the 2011 Annual Meeting, all of the Board members were in attendance.

        The members of each committee, and the chair of each committee, are appointed annually by the Board.

The Corporate Governance and Nominating Committee.

        The Corporate Governance and Nominating Committee met six times during 2011, and all members attended at least 75% of these meetings. The members of this Committee during 2011 were Dr. Jürgen Kolb, Richard J. Freeland, Frank D. Byrne, M.D., James C. Marcuccilli and Gabriel L. Shaheen. Dr. Kolb acted as Chair of the Committee. The Board has determined that all members of the Committee are independent as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules.

        The Corporate Governance and Nominating Committee is responsible for:

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  Reviewing and evaluating developments in corporate governance practices, and reporting and recommending to the Board effective corporate governance policies and procedures applicable to the Company, including Board organization, size and composition.

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  Establishing criteria for and identifying, evaluating and recommending to the Board both incumbent and prospective nominees for election as directors by Steel Dynamics' stockholders at each Annual Meeting, as well as for appointments by the Board to fill any director vacancies.

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  Identifying Board members for assignment to various Board committees.

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  Drafting and overseeing a Code of Conduct applicable to our Chief Executive Officer, our Chief Financial Officer and all financial officers and managers, as well as directors, and drafting and overseeing a Company-wide Code of Ethics, copies of which are available on our website at www.steeldynamics.com under "Investor Center—Corporate Governance."

  •
  Reviewing the performance of Board and Board committee members and making recommendations to the Board concerning the number, function and composition of the Board's committees.

        When considering a proposed nominee for nomination as a director at an Annual Meeting, or when a vacancy occurs on the Board of Directors, including a vacancy created by an increase in the number of directors, the Corporate Governance and Nominating Committee identifies potential nominees to fill the vacancy. Proposed nominees may be referred or recommended to the Committee from many different sources, including by members of the Committee, referrals by other directors or by community people, by Company officers, by outside persons or advisors, or by a stockholder in accordance with the procedures described below.

        The Committee reviews background information on each proposed nominee, as well as the proposed nominee's accomplishments, experience, skills, business acumen, financial literacy, integrity, independence from management, informed judgment and practical wisdom, collegiality, a commitment to represent the long term interests of our Company and its stockholders without a conflict of interest, a willingness to devote the necessary time and attention to our Company's business and the needs of the Board, and the nominee's ability to work in and help maintain a productive environment. Generally, the members of the Corporate Governance and Nominating Committee first consider current Board members for re-nomination to the extent they have determined that these persons, through their prior performance, have demonstrated that they meet the applicable criteria and have developed a valuable in-depth knowledge of the Company, its history, its strengths and weaknesses, and its goals and objectives. In the case of a proposed nominee recommended by a stockholder, the Corporate Governance and Nominating Committee may take into account the number of shares held by the recommending stockholder and the length of time that such shares have been held.

        The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders. In order to provide the Committee sufficient time to evaluate proposed nominees, stockholders desiring to recommend a proposed nominee for consideration by the Committee for nomination at the 2013 Annual Meeting of Stockholders should send such recommendation to Steel Dynamics, Inc., Attention: Chief Financial Officer, 7575 West Jefferson Blvd, Fort Wayne, Indiana 46804, no later than December 13, 2012, who will then forward it to the Committee. Any such recommendation should include a description of the proposed nominee's qualifications for Board service, the proposed nominee's written consent to be considered for nomination and to serve if nominated and elected, stock ownership information, the proposed nominee's resume, information regarding any relationship, as well as any understandings between the proposing stockholder, the proposed nominee and any other person or organization regarding the proposed nominee's board service, if elected, and the addresses and telephone numbers for contacting the stockholder and/or the proposed nominee for more information.

The Compensation Committee

        The Compensation Committee met eleven times during 2011, and all members attended at least 75% of these meetings. The members of the Compensation Committee during 2011 were

Richard J. Freeland, Joseph D. Ruffolo, Frank D. Byrne, M.D. and Gabriel L. Shaheen. Mr. Freeland acted as chair until November 2011, at which time Mr. Shaheen was appointed chair of the Committee. The Board determined that all members of the Committee during 2011, are independent within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules, the definition of a "non-employee director" within the scope of Rule 16b-3 under the Securities Exchange Act of 1934, and the definition of an "outside director" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code.

        The Compensation Committee is responsible for:

  •
  Reviewing the performance of our executive officers, including our Chief Executive Officer.

  •
  Establishing compensation goals, objectives and elements, including performance-based criteria and the relative weight to be accorded to short-term and long-term components.

  •
  Approving the compensation programs and annual compensation of the Chief Executive Officer and the other named executive officers.

  •
  Approving, recommending to the Board, overseeing and acting as the "Administrator" or the "Committee" in connection with our equity and cash-based incentive compensation programs, including but not limited to our 2008 Executive Incentive Compensation Plan and our 2006 Equity Incentive Plan, with the authority to approve and authorize both equity and cash-based awards, options and grants thereunder.

  •
  Approving and recommending to the Board the elements and amounts of compensation for non-employee directors, including the annual cash retainer fees, and any equity-based compensation.

        In addition, the Compensation Committee reviews and evaluates our compensation policies and programs for senior corporate and divisional officers, as well as for operational level employees, insofar as such policies and programs may involve risk-taking or risk-inducing activities, or the awarding of equity-based compensation. The Committee reports its findings and conclusions to the Audit Committee and to the Board.

        Our Board of Directors has adopted a written Charter for the Compensation Committee, which it revises from time to time. A copy of our Compensation Committee Charter, as revised, is available on our website at www.steeldynamics.com under "Investor Center—Corporate Governance." In addition, the Compensation Committee reviews our Compensation Discussion and Analysis, set forth in this Proxy Statement commencing, at page 36, and determines whether it should be included either in our Annual Report on Form 10-K or, alternatively, included in this Proxy Statement and incorporated by reference from this Proxy Statement into our Annual Report on Form 10-K.

        Compensation Committee Interlocks and Insider Participation.     None of our current or former officers or employees or any current or former officers or employees of our subsidiaries served as a member of the Compensation Committee during 2011. Moreover, during 2011 (a) none of our executive officers served on the compensation committee of another entity, any of whose executive officers served on our Compensation Committee, and (b) none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee.

The Audit Committee.

        The Audit Committee met eight times during 2011, and all members attended at least 75% of these meetings. The members of the Audit Committee during 2011 were Joseph D. Ruffolo, Paul B. Edgerley, Dr. Jürgen Kolb and James C. Marcuccilli, all of whom are independent, and Messrs. Marcuccilli and Edgerley served as Co-Chairs. The Board determined that all members of the Audit Committee are independent as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules and met all criteria for independence set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934 and Rule 10A-3(b)(1) thereunder.

        Our Board has also determined that, for 2011, each member of our Audit Committee, by virtue of his extensive financial and business experience and training, met and continue to meet the criteria of an "audit committee financial expert," as that term is defined in Item 401(h) of Regulation S-K under the Securities Exchange Act. None of the members of the Audit Committee served on the audit committee of more than two other public companies.

        The Audit Committee is responsible, among other things, for:

  •
  The review, oversight and monitoring of our financial reporting process and the integrity of our financial statements.

  •
  Reviewing with management the adequacy and effectiveness of our internal, financial and disclosure controls and the development of our internal audit function.

  •
  The qualifications, performance and independence of our independent auditors.

  •
  Risk assessment and management and our compliance with legal and regulatory requirements.

        In addition, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of our independent auditors and both the appropriateness of and the approval of the fees for audit and permissible non-audit services to be provided by the independent auditors. The Audit Committee is also responsible for the establishment of procedures for the receipt, evaluation, disposition, retention and treatment of complaints, if any, regarding accounting, internal accounting controls, auditing matters and matters involving allegations, if any, of fraud, financial mismanagement or irregularities.

        The Audit Committee meets periodically with management and with our independent auditors in the discharge of its responsibilities. The Committee reviews our financial statements and discusses them with management and our independent auditors before those financial statements or the results thereof are publicly released and before they are filed with the Securities and Exchange Commission. The Audit Committee also regularly meets privately with the independent auditors.

        The report of the Audit Committee is set forth in this Proxy Statement beginning at page 35.

        Section 16(a) Beneficial Ownership Reporting Compliance.     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file with the SEC initial reports of beneficial ownership of our common stock and other equity securities or derivatives, as well as reports of changes in beneficial ownership. These individuals are required to provide us with a copy of their required Section 16(a) reports as and when they are filed. Based on our records and information furnished to us by our executive officers and directors, we believe that all Securities and Exchange Commission filing requirements applicable to our directors and executive officers with respect to 2011 were met, except for one report on Form 4 for Mark D. Millett in respect of bonus shares awarded February 1, 2011, timely reported by Mr. Millett but late filed on September 1, 2011 by filer.

        Stockholder Proposals for 2013.     Any stockholder satisfying the requirements of the Securities and Exchange Commission's Rule 14a-8 and wishing to submit a proposal to be included in our Proxy Statement for our 2013 Annual Meeting of Stockholders must submit the proposal in writing to our Chief Financial Officer, Theresa E. Wagler, at 7575 West Jefferson Blvd, Fort Wayne, Indiana 46804, on or before December 19, 2012.

        In addition, any stockholder who has not submitted a timely proposal for inclusion in next year's proxy statement but still wishes to make a proposal at next year's Annual Meeting must deliver written notice to our Chief Financial Officer no later than 60 days nor more than 90 days prior to the first anniversary of the record date for this year's Annual Meeting proxy statement. Therefore, for our 2013 Annual Meeting, if such a proposal is not delivered prior to January 18, 2013, it may not be presented at the meeting at all. If a proposal is made after December 19, 2012 and prior to January 18, 2013, we will retain the discretion to vote proxies we receive with respect to any such proposals.

Proposal No. 1
Election of Directors

        Our stockholders will be asked to elect ten directors at the 2012 Annual Meeting. One vacancy resulting from the untimely death on December 22, 2011, of Joseph D. Ruffolo, will not be filled at the Annual Meeting due to the lack of time to select a qualified eleventh nominee. As a result, the Board may elect to fill such vacancy by appointment as and when an appropriate candidate is identified.

        The persons listed below are incumbent members of our Board, and were elected at last year's Annual Meeting. All incumbent Board members' service and performance as directors during 2011 were found by the Committee to have been exemplary. Therefore, they have been recommended for nomination and re-election by the Corporate Governance and Nominating Committee and, as such, have been nominated by the Board of Directors. Each director, if elected, will serve until our 2013 Annual Meeting of Stockholders, or until a qualified successor director has been elected.

        We will vote the shares you hold in your own name as you specify on the enclosed proxy card, or by telephone or Internet. If you do not specify how you want your shares voted, we will vote them FOR the election of all of the nominees listed below.

        If you wish your shares voted for some but not all of the nominees, or if you wish to withhold your vote from some but not all of the nominees, you may so indicate on the proxy card or by telephone or the Internet when you vote your proxy.

        If your shares are held by a Broker, be sure to instruct your Broker on how you want your shares voted, with respect to each item on the agenda. (See "Voting Shares Held by Broker" at page 2.)

        As previously noted, upon recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated Mark D. Millett, Richard P. Teets, Jr., John C. Bates, Keith E. Busse, Frank D. Byrne, M.D., Paul B. Edgerley, Richard J. Freeland, Dr. Jürgen Kolb, James C. Marcuccilli and Gabriel L. Shaheen. All but Messrs. Millett, Teets, Bates and Busse are independent directors.

        Our Board of Directors has also reviewed all transactions during 2011 between Steel Dynamics, Inc. or any of its affiliates, and companies or entities in which a director might have owned any interest, for the purpose of ensuring that such transactions, if any, were approved in accordance with our Statement of Policy For the Review, Approval or Ratification of Transactions With Related Parties, described at page 62, and, further, for the purpose of determining whether any of such transactions impacted the independence of such directors. There were no such transactions that impacted independence. The Board has affirmatively determined that none of the independent directors is an officer or employee of the Company or any of our subsidiaries and none of such persons have any relationships which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

        Each of the nominees for election as director has indicated his willingness to serve, if elected, but in the event that any nominee at the time of the election is unable to serve or is otherwise unavailable for election, the Board, upon recommendation of the Corporate Governance and Nominating Committee, may select a substitute nominee, and in that event the persons named in the enclosed proxy intend to vote the proxy for the person so selected. We do not anticipate that any nominee will be unable to serve. If a substitute nominee is not so selected, such proxy will be voted for the election of the remaining nominees.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR EACH OF THE FOLLOWING NOMINEES:

Mark D. Millett	Paul B. Edgerley
Richard P. Teets, Jr.	Richard J. Freeland
John C. Bates	Dr. Jürgen Kolb
Keith E. Busse	James C. Marcuccilli
Frank D. Byrne, M.D.	Gabriel L. Shaheen

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS,
ATTRIBUTES AND SKILLS OF DIRECTOR NOMINEES

Mark D. Millett	Director Since: 1993 Age: 52

Mark D. Millett, a co-founder of our Company and a director since 1993, was appointed our President and Chief Executive Officer effective January 1, 2012. Prior to that, from April 2011, Mr. Millett served as our President and Chief Operating Officer and, from June 2008 to April 2011, our Executive Vice President of Metals Recycling and Ferrous Resources and President and Chief Operating Officer of OmniSource Corporation. In this role, he has been responsible for SDI's "resources platform," including all ferrous and non-ferrous metals recycling operations as well as SDI's ironmaking initiatives—Iron Dynamics and Mesabi Nugget. In 2008 and 2009, Mr. Millett led the design, construction and eventual start-up in January 2010, of the world's first commercial ironmaking facility utilizing the ITmk3® iron production technology. From 1998 to 2007, Mr. Millett managed the Company's Flat Roll Division at Butler, Indiana, including the hot mill, cold mill, and coating facilities. Between 1993 and 1996, Mr. Millett was responsible for the design, construction and start up operation of the Company's flat rolled, melting and casting operations. A metallurgist by training, Mr. Millett from 1981 to 1985 served as chief metallurgist for Nucor Corporation's Darlington, South Carolina, division, charged with developing the world's first commercially viable thin-slab-casting process as the manager of that project at Nucor's Hazelett facility. In 1987, Mr. Millett was given the responsibility by Nucor for the design, construction, staffing, and operation of the melting and casting facility at Nucor's world's-first thin-slab casting facility at Crawfordsville, Indiana. Mr. Millett holds a bachelor's degree in metallurgy from the University of Surrey in England, which he obtained in 1981. Mr. Millett brings to the Board both a wealth of training and experience in steel metallurgy and in casting and coating technology and, by reason of his leadership of the Company's Iron Dynamics and Mesabi Nugget projects, a comprehensive knowledge of iron making technology, as well as, by reason of his leadership of OmniSource Corporation, a strategic and operational understanding of scrap metal recycling as both a resource for a steel manufacturing business and as an independent business platform.

Richard P. Teets, Jr.	Director Since: 1993 Age: 57

In August 2008, Mr. Teets was appointed Executive Vice President for Steelmaking and President and Chief Operating Officer of Steel Operations and is now responsible for all of the Company's steelmaking operations, including the Flat Roll Division, Structural and Rail Division, Engineered Bar Products Division, Roanoke Bar Division, The Techs, and Steel of West Virginia Inc. Mr. Teets is a co-founder of our Company and has been a director since 1993. In April 2007 Mr. Teets became an Executive Vice President overseeing the Company's four long-products steelmaking divisions and the steel fabricating business, New Millennium Building Systems. In 1998, Mr. Teets initiated the planning for construction of SDI's structural-steel mill at Columbia City, Indiana. From 1998 to 2007, he managed the construction, start-up and operation of the structural mill and was responsible for its commercial success and growth. From 1993 to early 1996, Mr. Teets was responsible for the planning and construction of SDI's pioneering flat rolled steel mill in Butler, Indiana, as well as its subsequent construction of a cold rolled facility, after which he became Vice President and General Manager of Rolling and Finishing at the flat roll mill. After a ten year career at J&L Steel (later LTV Steel), Mr. Teets joined Nucor Corporation in 1987 as an engineering manager at Crawfordsville, Indiana, where he was given broad responsibility for the design and construction of its new thin-cast-slab facility at that location. Thereafter, in 1991, he assumed responsibility for Nucor's Crawfordsville, Indiana cold-rolling and finishing operations. Mr. Teets holds a bachelor's degree in mechanical engineering from Lafayette College, which he obtained in 1977, and a master's degree in business administration from Duquesne University in 1982. Mr. Teets brings to the Board a unique background of academic training and business experience in the design, construction and operation of steel mill facilities, as well as demonstrated leadership in organizing, budgeting for and directing complex projects, both at the construction and operational levels.

John C. Bates	Director Since: 1993 Age: 68

John C. Bates is the President and Chief Executive Officer and a director of Heidtman Steel Products, Inc., which he joined in 1963, and for which he has served as its President and Chief Executive Officer and a director since 1969. Heidtman Steel Products, Inc. is a large steel service center, with plants located throughout the Midwest and Eastern Seaboard, serving the automotive, heavy truck, construction, metal building, pipe and tube and various other OEM product suppliers with hot rolled, cold rolled and various coated products. Mr. Bates is a co-founder of our Company and has been a director since 1993. Heidtman Steel is our largest customer for our steel products. Mr. Bates' intimate knowledge of the service center business, which, in addition to his own company, represents a large portion of our revenues from steel operations, is a strategic asset to both management and the Board in staying abreast of and maintaining the Company's competitive position in that marketplace.

Keith E. Busse	Director Since: 1993 Age: 69

Keith E. Busse has been our Chairman and Chief Executive Officer and a director since 1993. Mr. Busse is a co-founder of our Company. Effective January 1, 2012, Mr. Busse retired from the Company as Chief Executive Officer and now serves as the Company's Chairman of the Board and as a director. Mr. Busse also, from 1993 until May 2007, was our President, at which time he became Chairman and Chief Executive Officer. Prior to 1993, for a period of twenty-one years, Mr. Busse worked for Nucor Corporation in various capacities, including general manager of its Vulcraft subsidiary in St. Joe, Indiana. In 1986, Mr. Busse was appointed by Nucor to be the general manager of and to head the construction and operation of the world's first flat rolled steel mini-mill utilizing thin slab casting steel technology at Crawfordsville, Indiana. Mr. Busse holds an undergraduate degree in accounting from International Business College and a degree in business finance from St. Francis College (now the University of St. Francis). He also holds a master's degree in business administration from Indiana University. Mr. Busse was named Steelmaker of the Year in 2005 by the Association of Iron and Steel Technology and was named by Business Week Magazine as one of the Top 10 entrepreneurs in the United States. He is also a director of Tower Financial Corporation, a publicly held bank holding company, and Accuride Corporation, also a public company. Mr. Busse's ongoing contributions to the Board, as one of the most innovative and strategic minds in the steel business, and his leadership skills as both visionary and as motivator, are invaluable, even as the has matured and is poised for further growth.

Frank D. Byrne, M.D.	Director Since: 2005 Age: 59

Frank D. Byrne, M.D. is currently (since July 2004) President of St. Mary's Hospital Medical Center in Madison, Wisconsin. Previously, he served eight years with Parkview Hospital in Fort Wayne, Indiana, as its Medical Director (1994-1995), President (1995-2002) and Executive Vice President of Parkview Health Systems between 2002 and 2004. Prior to that, Dr. Byrne practiced pulmonary and critical care medicine in Fort Wayne. Dr. Byrne holds a bachelor of science degree from the University of Notre Dame (1974), a doctor of medicine degree from S.U.N.Y. Downstate Medical Center (1977) and a degree in medical management from Carnegie Mellon University in 1999. He is currently a member of the board of directors of Lincare Holdings, Inc., a publicly traded medical equipment company, and serves on its audit committee. Dr. Byrne has been a director since 2005 and is a member of both our Compensation Committee and of our Corporate Governance and Nominating Committee. Dr. Byrne brings to the Board extensive executive leadership experience and capability, as well as extensive experience involving corporate governance, management of complex organizations, employment-related matters and compensation policies.

Paul B. Edgerley	Director Since: 2002 Age: 56

Paul B. Edgerley has been Managing Director of Bain Capital Partners, LLC, a private equity firm since 1990. From 1988 to 1990, he served as a principal of that firm. Prior to joining Bain Capital Partners, LLC, Mr. Edgerley spent five years at Bain and Company, Inc., where he worked as a consultant and a manager in its health care information services, retail, and automotive industries. Prior to that, Mr. Edgerley served as a certified public accountant with Peat Marwick Mitchell & Company. Mr. Edgerley holds a bachelor degree from Kansas State University (1978), with emphasis on accounting, and a masters in business administration from Harvard Business School, which he obtained in 1983. He is a director of Keystone Automotive Operations, Inc. and Sensata Technologies, both of them publicly held companies. Mr. Edgerley has been a director since 2002 and is a member of and Co-chair of our Audit Committee. Mr. Edgerley's more than 20 years of experience in the complex world of venture capital and private equity investing, together with his extensive skills and experience in financial analysis and management, provides unique insight to the Board across the spectrum from budgeting to operations analysis to mergers and acquisitions analysis, financing and integration.

Richard J. Freeland	Director Since: 2000 Age: 75

Richard J. Freeland is currently Chairman, and for more than twenty-nine years prior was the President and Chief Executive Officer, of Pizza Hut of Fort Wayne, Inc. and six affiliated companies that own and operate more than 48 Pizza Hut franchised restaurants in Indiana and Ohio, having grown that company, from a start-up operation in 1972 to its present size, employing over 2,000 employees. Mr. Freeland is a self-made entrepreneur, having spent some nine years as an iron worker prior to 1972 but with no formal university or college post-high school educational training. Mr. Freeland has been a director since 2000 and is a member and was the Chairman of our Compensation Committee until November 2011 and a member of our Corporate Governance and Nominating Committee. Mr. Freeland's contribution to the Board includes his vast entrepreneurial experience, his skills in understanding and nurturing effective leadership structures in a complex organization, as well as sound business judgment.

Dr. Jürgen Kolb	Director Since: 1996 Age: 69

Dr. Jürgen Kolb, currently retired, served for fifteen years (1986-2001) as a member of Salzgitter, AG's Management Board, including responsibility as Director of Sales and Executive Vice President and Chairman of Salzgitter's world-wide Trading, Warehousing and Steel Service Center activities. Salzgitter, AG is a large German steelmaker. Dr. Kolb has served in numerous capacities within the German, European and World Steel Federation and regularly consults with both private and publicly traded steel and other industrial companies and private equity firms internationally. Dr. Kolb holds degrees from the Johann Wolfgang Goethe University in Frankfurt, Germany (1967) and from the Ruhr-University in Bochum, Germany (1976). Dr. Kolb has been a director since 1996 and is a member of our Audit Committee and the Chairman of our Corporate Governance and Nominating Committee. Dr. Kolb brings to the Board international expertise and experience, not only in steelmaking technologies, across all product lines, but also regarding the conditions and operating trends in the global steel markets.

James C. Marcuccilli	Director Since: 2005 Age: 61

James C. Marcuccilli has served as President and Chief Executive Officer of STAR Financial Bank, a regional bank based in Fort Wayne, Indiana, since 1997. Mr. Marcuccilli serves as a director of STAR Financial Group, Inc., the holding company parent of STAR Financial Bank, as well as a director of STAR Financial Bank. Prior to that, Mr. Marcuccilli had responsibility for oversight of nine of Star's financial institutions throughout Indiana. He has also had management experience in the transportation (1965-2002) and Ready-Mix and Aggregates business (1968-2007). Mr. Marcuccilli has served as chairman of the Northeast Indiana Regional Partnership from 2008-2009 and is a board member of the Indiana Economic Development Corporation (2004 to present). Mr. Marcuccilli has been a director since 2005 and is a member of our Audit Committee and of our Corporate Governance and Nominating Committee and, since 2009, a Co-Chairman of our Audit Committee. Mr. Marcuccilli was appointed the Company's Lead Director in December 2011 to serve the remainder of Mr. Ruffolo's term upon Mr. Ruffolo's death. Mr. Marcuccilli holds a degree in business finance from the University of Notre Dame (1973). He brings to the Board his extensive experience in financial analysis and management, in banking and in organizational management and a background as a successful entrepreneur, having assisted in the growth and development of his family-owned banking enterprise from a single rural bank in the early 1970s to its status today as one of Indiana's premier banking institutions.

Gabriel L. Shaheen	Director Since: 2009 Age: 58

Gabriel L. Shaheen, from 2000 to the present, has served as President, CEO and a principal of GLS Capital Ventures, LLC and partner of NxTStar Ventures, LLC, both of them providing private advisory services to both start-up and existing life insurance, annuity insurance and other financial services organizations, as well as to entities that serve such organizations. From January 1998 through December 1999, Mr. Shaheen served as Chairman, President and Chief Executive Officer of Lincoln National Life Insurance Company, with responsibility for all of Lincoln's life and annuity operations throughout the United States. Prior to that, from November 1996 through January 1998, he served as Managing Director of Lincoln UK, Lincoln National Corporation's British subsidiary, and from May 1994 through November 1996, served as Chairman, President and CEO of Lincoln National's reinsurance business and companies, including life and health, worldwide. Mr. Shaheen is an actuary by profession, having received his bachelor degree in actuarial math from the University of Michigan in 1976 and a master's degree in actuarial science from the University of Michigan in 1977. Mr. Shaheen serves as Chairman of the board of directors of Horace Mann Educators Corp., a public company. Mr. Shaheen brings an extensive background of training, skills and experience in the world of risk assessment and management, as well as skills as chief executive officer of major operating units of a large publicly traded insurance company. Mr. Shaheen is a member of our Compensation Committee and Corporate Governance and Nominating Committee. Mr. Shaheen was appointed the Chair of our Compensation Committee in December 2011.

Security Ownership of Directors and Executive Officers

        The following table shows how much Steel Dynamics, Inc. common stock the directors, director nominees, the Named Executive Officers, and all directors, nominees and executive officers as a group beneficially owned as of March 19, 2012. The Named Executive Officers include the Chief Executive Officer, Chief Financial Officer and the three next most highly compensated executive officers, based upon compensation earned during 2011. For purposes of the following table, beneficial ownership is determined in accordance with the rules of the SEC.

	Beneficial Ownership as of March 19, 2012
	Current Beneficial Holdings	Shares Subject to Options†	Total	Percent Owned*
Named Executive Officers
Keith E. Busse(1)	1,315,981	38,101	1,354,082	0.6%
Mark D. Millett(2)	2,836,478	45,779	2,882,257	1.3%
Richard P. Teets, Jr.(3)	5,139,904	45,779	5,185,683	2.3%
Gary E. Heasley(4)	69,743	45,779	115,522	0.0%
Russell B. Rinn(5)	5,470	4,785	10,255	0.0%
Theresa E. Wagler(6)	106,517	45,779	152,296	0.1%
Other Directors or Nominees
John C. Bates(7)	484,018	—	484,018	0.2%
Dr. Frank D. Byrne(8)	24,352	—	24,352	0.0%
Paul B. Edgerley(9)	343,172	—	343,172	0.2%
Richard J. Freeland(10)	69,272	—	69,272	0.0%
Dr. Jürgen Kolb(11)	30,216	—	30,216	0.0%
James C. Marcuccilli(12)	23,352	—	23,352	0.0%
Gabriel L. Shaheen(13)	10,412	—	10,412	0.0%

Directors and Executive Officers as a Group (13 persons)	10,458,887	226,002	10,684,889	4.7%

†
Represents currently exercisable options and options exercisable within 60 days.

*
Assumes exercise of all stock options covering 8,427,610 shares currently exercisable or exercisable within 60 days, with a corresponding increase in the number of outstanding shares from 219,066,330 on the record date to 227,493,940.

(1)
Chairman of the Board of Directors and Co-founder. Retired as the Company's CEO, effective January 1, 2012.

(2)
Effective January 1, 2012, President and Chief Executive Officer. Since April 2011, President and Chief Operating Officer of the Company. Mr. Millett is Co-founder of the Company and a director.

(3)
Executive Vice President for Steelmaking, President and Chief Operating Officer of Steel Operations, Company Co-founder, and a director. Includes 94,000 shares of common stock owned by Mr. Teets' spouse and 15,364 shares held in trust for Mr. Teets' children, with respect to which Mr. Teets disclaims beneficial ownership of all these shares.

(4)
Executive Vice President for Business Development, and President of New Millennium Building Systems.

(5)
Executive Vice President for Metals Recycling and President and Chief Operating Officer of OmniSource Corporation. Mr. Rinn started employment with the Company July 2011.

(6)
Executive Vice President and Chief Financial Officer.

(7)
Director. Consists of all shares of common stock held of record by Heidtman Steel Products, Inc., of which Mr. Bates is the President and Chief Executive Officer.

(8)
Director.

(9)
Director.

(10)
Director.

(11)
Director.

(12)
Lead Independent Director, effective December 2011.

(13)
Director. Includes 1,000 shares held in Mr. Shaheen's retirement plan.

Security Ownership of Certain Beneficial Owners

        At December 31, 2011, based upon filings with the Securities and Exchange Commission, and based upon a total of 218,873,720 shares outstanding at that time, the following persons owned more than 5% of our outstanding common stock.

Name and Address	Amount of Beneficial Ownership	Percent of Class
Capital World Investors(1) 333 South Hope Street Los Angeles, CA 90071	20,045,668	9.2%

(1)
Share amounts are based on a Schedule 13G filed with the SEC on February 9, 2012, reporting beneficial ownership as of December 30, 2011, which indicates that Capital World Investors has sole voting and sole dispositive power of the shares shown.

 Proposal No. 2
Approval of the Amended and Restated
Steel Dynamics, Inc.'s 2006 Equity Incentive Plan,
Including an Increase in the Number of Authorized Shares

        We are asking stockholders to approve the Amended and Restated Steel Dynamics, Inc. 2006 Equity Incentive Plan (the "Amended Plan"), so that (1) with the requested increase in the number of shares available for equity-based awards and the addition of restricted stock units and deferred stock units to the available types of equity-based awards, we may continue to attract, motivate and retain our employees, at all levels of responsibility through grants of equity-based awards, and so that (2) we may also continue to maximize our ability to receive a federal income tax deduction for any compensation in excess of $1,000,000 paid to our named executive officers as "performance-based compensation" under the Amended Plan.

        A copy of the Amended Plan, which has a remaining term of three years, is attached hereto as Annex A.

        At our Annual Meeting of Stockholders on May 18, 2006, stockholders approved the Steel Dynamics, Inc. 2006 Equity Incentive Plan (the "Plan"), with a 10-year term through December 31, 2015. We are not seeking to extend the term of the Amended Plan. The maximum aggregate number of shares of common stock that was authorized for issuance of awards under the Plan, as adjusted for subsequent splits, has been 16,000,000 shares.

        The following is a summary of the material changes that are contained in the Amended Plan as compared to the existing Plan. Please, however, also read the summary of the principal features of the Amended Plan below.

  •
  We are asking stockholders to approve an increase in the total share reserve available for awards under the Amended Plan by 15,500,000 shares. As of March 19, 2012, 1,067,927 shares remained available for grants of awards under the existing Plan, thereby creating an aggregate remaining pool of 16,567,927 shares available for awards under the Amended Plan through its scheduled termination on December 31, 2015.

  •
  If stockholders approve the Amended Plan, the total increased pool of shares will be held in a "fungible share reserve," which, in terms of how the share reserve is diminished by subsequent equity award grants, distinguishes between grants of stock options and stock appreciation rights, on the one hand, and so-called "full value" awards, on the other by utilizing the multiplier of 2.09 for full-value awards. The operation of this fungible share reserve is further described below.

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  The Amended Plan adds two categories of equity-based awards that, while already implicitly allowable under the existing Plan, are now made express—"restricted stock units" (RSUs) and "deferred stock units" (DSUs).

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  The Amended Plan replaces the broad-based Regular Semi-Annual Option Grant program for all employees, as currently prescribed in Section 6.4 of the Plan, with a comparable broad-based Annual Award of RSUs program for all full time, non-union United States-based employees, described in new Section 7.7(b) of the Amended Plan, subject to such further modification as the Committee may from time to time determine.

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  The Amended Plan formally replaces the current Regular Annual Awards of Restricted Stock to Eligible Directors, as part of their regular approved director compensation, with an equivalent Regular Annual Award of DSUs, as set forth in Section 7.6(g) of the Amended Plan.

 The Board of Directors Recommends a Vote "FOR" Approval of the Amended Plan.
Required Vote

        Approval of the Amended Plan requires the affirmative vote of the holders of a majority of votes cast regarding this Proposal No. 2. If stockholders fail to approve the Amended Plan, including its share increase request, the Company will be unable, beyond the 1,067,927 shares which remain authorized but unissued under the existing Plan, to issue any further kind of equity grants or awards under the existing Plan.

Background and Reasons for Amending and Restating the Plan

        The Board and Compensation Committee believe that to enhance long-term stockholder value we need to maintain both industry and peer group competitiveness in employee compensation, incentive and retention programs. The purpose of the Amended Plan, therefore, is to continue to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons across all parts of the Company, from the executive office to the shop floor, upon whom we rely to make important contributions to our Company. And, consistent with our corporate culture of empowering and motivating all employees and aligning their interests with that of our stockholders, we do this by providing them with both equity ownership opportunities and performance-based incentives, so as to instill in them the perspective of an entrepreneur with an equity stake in the well-being of the Company. We believe that such equity-based awards are a key component for why we continue to be one of the most cost effective and efficient operators in the metals industry.

        We can only accommodate these equity-based compensation objectives if we are authorized to increase the number of shares available for awards as requested. The proposed amendment to increase the number of authorized shares by 15,500,000 shares is necessary, therefore, if we are to maintain our ability to offer both short-term and long-term competitive compensation opportunities, at both the executive and operational levels.

        We also believe that we need to have increased flexibility to select from among a larger number of equity-based compensation types than have been expressly available under the existing Plan, in order to be able to optimally address changing accounting and tax rules, as well as corporate governance best practices. Thus, we wish to add to the currently available equity award types—namely, stock options, restricted stock, unrestricted stock, stock appreciation rights and performance awards—two additional award types: "deferred stock units" (DSUs) and "restricted stock units" (RSUs), which are described in greater detail below.

        Approval of Proposal 2 will therefore allow us to continue to:

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  Attract and Retain Talent.  A talented, motivated and effective management team and workforce has been and will continue to be key to our success, and we cannot afford to lose existing and prospective talent to competitors in our industry or to other companies that may have more flexibility to offer competitive compensation arrangements, especially in the form of equity.

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  Avoid Disruption in Compensation Programs.  If the proposed Amended Plan is not approved, we may be required to restructure existing compensation programs for reasons not directly related to the achievement of our business objectives. Under that circumstance, in order to remain competitive without a sufficient reserve of shares available for issuance of awards under the Plan it would likely be necessary to replace components of compensation that might best be awarded in equity with cash, or with other benefits that may not as well align employee interests with those of stockholders.

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  Honor our Commitment to Sound Equity Compensation Practices and Pay-for-Performance.  We believe that equity compensation, by its very nature, ought to embody substantial performance-based elements.

 Why Should You Vote to Approve the Proposed Amended Plan?

        Although the original Plan still has slightly more than three years remaining before its expiration, the 1,067,927 shares remaining available for issuance of awards under the existing Plan, through the scheduled termination date of December 31, 2015, will be inadequate to meet our prospective needs. This is because circumstances existing at the time of the Plan's adoption have changed from those which were reasonably anticipated in May 2006. Our existing Plan, as well as this Amended Plan, is unusual among equity-based plans in its architecture and scope, in that, under Section 6.4 of the existing Plan (semi-annual broad-based grants of stock options) to be replaced under the Amended Plan with new Section 7.7 (annual broad-based grants of RSUs), we provide regular company-wide, broadly based equity awards to all eligible employees, subject always to Compensation Committee and Board oversight and authority to either modify or eliminate the program.

        In May 2006, when the original Plan was approved, we had just less than 3,000 employees eligible to participate under the existing Plan. Between 2006 and today, however, as a result of the Company's overall growth, that number has expanded to over 5,500 eligible employees. Of the total number of shares subject to awards under the existing Plan, from its inception in 2006 through the present, over 97% of the awards were issued in the form of stock options under the broad-based Company-wide semi-annual stock option program. And, of these, only 1.8% of the shares subject to such options were issued to the Named Executive Officers.

  Establishment and Administration of Fungible Share Reserve

        All award types are valued, for purposes of determining their impact on stockholders. Accordingly, in order to distinguish between how awards such as stock options or stock appreciation rights are valued in contrast, to so-called "full value" awards such as awards of unrestricted stock awards, restricted stock, restricted stock units (RSUs), deferred stock units (DSUs) and performance awards, we are adopting a Fungible Share Reserve under the Amended Plan.

        Pursuant to the Fungible Share Reserve, shares granted as awards other than stock options or stock appreciation rights—that is, full value awards such as unrestricted stock awards, restricted stock awards, restricted stock unit (RSU) awards, deferred stock unit (DSU) awards and performance awards, will be counted against and will thereby diminish the Fungible Share Reserve in a ratio of 2.09 shares for every one share subject to such full value award. In contrast, shares underlying grants of stock options or stock appreciation rights will be counted against and will decrease the overall Fungible Share Reserve on a one-for-one basis.

        If an award is settled in cash, is canceled, terminated, forfeited, expires, lapses or is repurchased (except in the case of shares tendered upon exercise of an award or shares withheld by the Company or otherwise remitted in satisfaction of related tax obligations) without having been fully exercised or vested, the unvested, canceled or forfeited shares will then become available for grant. Any shares that become available for grant upon the forfeiture, repurchase, cancellation or expiration of an award that originally counted against the fungible share reserve as 2.09 shares of common stock upon grant will be added back to the fungible share reserve as 2.09 shares of common stock for each share forfeited, repurchased, cancelled or expired or deemed not to have been issued from the plan. Stock options and stock appreciation rights will count against the fungible share reserve as one share of common stock for each share subject to such awards and will be added back to the fungible share reserve as one share of common stock for each share subject to such awards that is forfeited, repurchased, cancelled or expired or deemed not to have been issued from the plan.

Summary Description of the Amended and Restated 2006 Equity Incentive Plan.

        The following is a summary of the principal features of our Amended and Restated 2006 Equity Incentive Plan, as approved by the Board, upon recommendation of the Compensation Committee, on

February 14, 2012. This summary is not a complete description of all of the provisions of the Amended Plan, which is qualified in its entirety by the specific language set forth in the Amended Plan, attached hereto as Annex A.

Purpose.

        The purpose of the Amended Plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons whom we expect to make important contributions to the Company and its affiliates, by providing them with both equity ownership opportunities and performance-based incentives intended to align their interests with those of our stockholders.

Administration.

        The Compensation Committee, as the designated Administrator under the Amended Plan, is delegated the responsibility by the Board to administer the Amended Plan. The Committee, during 2011, consisted of four directors of the Company, all of whom were "independent" within the meaning of Nasdaq's Marketplace Rule 4200(a)(15), were "non-employee directors" (within the meaning of Rule 16b-3 under the Securities Exchange Act), and were also "outside directors," within the meaning of Section 162(m) of the Internal Revenue Code and Treasury Regulations § 1.162-27(e)(3).

        The Committee has broad authority under the Plan, including the authority:

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  to determine "Eligible Employees," "Eligible Directors" or other "Participants" to whom awards may be made under the Amended Plan, including awards of both incentive and non-statutory stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards, performance awards, deferred stock units and restricted stock units, all as more fully described below;

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  to determine the types or frequency of awards to be made pursuant to the Amended Plan;

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  to adopt regular or ongoing award programs within the Amended Plan, or to prospectively modify, suspend or terminate any such program;

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  to determine the number of shares that are to be the subject of awards, as well as the terms and conditions of awards, including the price (if any) to be paid for the shares;

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  to prescribe the manner by which an award may be evidenced;

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  to determine the medium of payment, vesting provisions and rights of forfeiture or repurchase with respect to an award;

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  to cancel, modify or waive the Company's rights with respect to, or to modify, discontinue, suspend or terminate any awards, subject in all events to legal restrictions;

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  to accelerate or extend the vesting or exercisability or to extend the term of any or all outstanding awards, subject, in all cases, to applicable legal restrictions, and provided that the Committee may not, without stockholder approval (A) reprice or otherwise reduce the exercise price of unexercised options or the base price of any stock appreciation right, deferred stock unit or restricted stock unit, or (B) cancel previously granted stock options, stock appreciation rights, deferred stock units or restricted stock units and issue new stock options, stock appreciation rights, deferred stock units or restricted stock units to the same option holder or award recipient at a lower exercise or base price;

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  to promulgate, amend and rescind rules and regulations relating to the administration of the Amended Plan; and

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  to construe and interpret the provisions of the Amended Plan and apply its provisions.

        The Committee may delegate any part of its authority to one or more officers or directors of the Company, provided that the Committee may not delegate its authority with respect to awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, if such delegation would cause any such award to fail to so qualify, and any discretionary awards to non-employee directors must be administered solely by an independent committee of the Board.

Eligibility for Specific Awards.

        Awards under the Plan may be granted to any "Participant," designated by the Committee, to receive an award, including but not limited to "Eligible Employees" and "Eligible Directors."

Shares Authorized Under the Plan.

        The maximum aggregate number of shares remaining for issuance in connection with awards under the Amended Plan, through its termination on December 31, 2015, if approved by stockholders, will be 16,508,087 shares (the requested 15,500,000 share increase, plus 1,067,927 previously unissued shares under the existing Plan).

        If there is a stock dividend, stock split, reorganization or other change in the Company's capital structure, the Committee, in such manner as it deems equitable, will adjust the number of shares available for issuance pursuant to the Amended Plan, the outstanding awards under the Amended Plan and any applicable per person limits on awards, as appropriate to reflect the effect of such stock dividend, stock split, reorganization or other change in such capital structure.

Individual Share Limitations.

        The maximum number of shares with respect to which awards, including stock options and stock appreciation rights, may be granted to any "Eligible Employee" in any one fiscal year are 300,000 shares.

Types of Awards.

        The Amended Plan authorizes awards of stock options, stock appreciation rights, restricted stock, unrestricted stock, performance awards, deferred stock units and restricted stock units.

    Stock Options:    General Terms and Conditions.

          A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time. Stock options granted to Eligible Employees may be either non-qualified stock options or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The purchase price for shares subject to any option, whether incentive stock options or non-qualified stock options, must not be less than 100% of the fair market value of the shares as of market close on the last business day prior to the date the option is granted. Additional restrictions apply to an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of the Company's stock.

          The purchase price for shares purchased pursuant to exercise of an option must be paid in full upon exercise of the option, either in cash, or, in the discretion of the Committee, upon such terms and conditions as it may approve, the exercise price may be paid by (i) transferring to the Company shares of previously acquired common stock, at their fair market value on the date of delivery, (ii) by the withholding by the Company of a sufficient number of whole shares of common stock having an aggregate fair market value (determined as of the date of exercise) equal to the exercise price and any tax withholding obligation, (iii) in cash paid by a broker-dealer to whom the optionee has delivered notice of exercise and, if permitted, an order to sell some or all of the underlying shares, (iv) by a combination of these methods, or (v) in such other manner as the Committee may determine.

          No option may be exercisable after the earliest of the following: the expiration of five years after the date the option is granted; unless otherwise approved by the Committee or the Board, ninety days after the date the optionee's "continuous service" terminates (if termination is for any reason other than disability, death, or for cause); the date the optionee's continuous service terminates if termination is for cause, or 180 days after the date the optionee's continuous service terminates if termination is a result of death or disability. Stock options may be granted alone or in certain circumstances "in tandem" with stock appreciation rights. The exercise or lapse of any number of tandem stock appreciation rights will cause a corresponding reduction in the number of shares of common stock then available for purchase by exercise of any related stock option.

          The Amended Plan prohibits the Board and the Committee from doing any of the following without stockholder approval: (i) re-pricing or otherwise reducing the exercise price of outstanding options granted under the Plan, or (ii) canceling previously granted options and issuing new options to the same option holder at a lower exercise price.

        Each option will contain certain additional terms and conditions that will apply in the event the Committee determines that the option constitutes a "nonqualified deferred compensation arrangement" that is subject to the additional requirements of Section 409A of the Code (see "Federal Income Tax Consequences").

      Replacement of Regular Semi-Annual Stock Option Grants
      With Regular Annual Restricted Stock Unit Grants.

            Under the Existing Plan, since its inception, the Committee and Board have administered a company-wide, broad-based semi-annual stock option award program, described therein in Section 6.4 of the existing Plan, under the terms of which twice annually, on May 21 and November 21 of each year, regular stock option awards, in conformity with the foregoing terms and limitations, have been granted to all full time non-union employees working in the United States, at an exercise price based upon 100% of the last reported sale price per share on the Nasdaq Global Market on the last business day prior to the each stock option grant date, in dollar-denominated amounts keyed to each person's job position category. The number of stock options was determined by dividing the applicable dollar-denominated amount by the applicable exercise price. Each option granted under this program vested six months after the Grant Date and was not exercisable later than five years from the Grant Date, subject to certain exceptions.

            As earlier noted at the outset of this Summary, however, if approved by stockholders, the Amended Plan will eliminate this former program and will replace it with what the Committee believes to be a comparable RSU grant program, but, because of the differences between stock options and RSUs, in smaller dollar-denominated amounts. This replacement program, subject to the Committee's authority to modify is summarized in greater detail below under the heading "Restricted Stock Unit Awards: Regular Annual Restricted Stock Unit Grants to Eligible Employees."

    Restricted Stock Awards.

          Pursuant to Section 7.1 of the Plan, the Committee may award (or sell at a purchase price determined by the Committee) shares of the Company's common stock that have either time-based, performance-based or other restrictions, including provisions requiring forfeiture and imposing restrictions upon stock transfers. In the discretion of the Committee, awards of restricted stock may or may not provide the Participant with dividends and voting rights, subject, however, to the same restrictions.

          The Committee, in respect of each grant, will determine the conditions for vesting of an award of restricted stock. In the event a recipient's continuous service with the Company terminates, the Company, if so authorized in the award, may reacquire unvested shares acquired in consideration of past services and all unvested shares of restricted stock as of the date of termination will be forfeited. If restricted stock is acquired for consideration other than prior services, the forfeiture may be accomplished by repurchasing the shares at the lesser of the original purchase price or the current fair market value.

    Unrestricted Stock Awards.

          The Committee may from time to time award (or sell at a purchase price determined by the Committee and the Board) unrestricted shares of the Company's common stock, which shares may be entirely free of any vesting restriction. Awards of unrestricted stock may be granted or sold in respect of past services or other valid consideration, or in lieu of cash compensation.

    Performance Awards.

          The Committee may grant performance awards under the Amended Plan, which may be denominated or payable in cash or stock (including restricted stock and restricted stock units) and confers on the holder the right to receive payments, in whole or in part, upon achievement of performance goals, during a specified performance period and subject to such terms and conditions as the Committee establishes in advance. Performance Awards granted to Participants who are "covered employees" under Section 162(m) of the Internal Revenue Code (i.e., the chief executive officer and the three other highest paid officers other than the principal financial officer) and are intended to be "qualified performance-based compensation" under that section, to the extent required, must be conditioned solely upon the achievement of one or more pre-established objective performance goals established by the Committee within the time period prescribed by Section 162(m) and the regulations thereunder. The Committee may make Performance Awards independent of or in connection with the granting of any other award. Performance goals must be based on a pre-established objective formula or standard that specifies the manner of determining the amount of the Performance Award shares that will vest if the performance goal is attained.

          Award criteria may include, by way of example and without limitation: company-wide, divisional or operating unit sales or sales growth; gross margin, operating, pre-tax or after-tax company, divisional or operating unit income metrics; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes and amortization; return on equity; return on assets; measures of liquidity or credit metrics; cash flow or cash flow per share; return on invested capital; earnings per share; share price performance; total shareholder return; production and safety goals or targets; improvement or attainment of expense levels; improvement in or attainment of working capital levels or debt reduction; or implementation or completion of critical projects. Measures of performance may be set by reference to an absolute standard, as a change from prior performance periods, or by comparison to specified companies or groups of companies or other external measures. The Committee may also establish rules during the first 90 days of a performance period to permit the Committee to adjust any evaluation of the performance under the applicable goals to exclude the effect of certain events, including asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

          By granting performance awards that vest upon attainment of appropriate performance goals, the Company may be able to maximize its opportunity to deduct for federal income tax purposes the amount of such performance-based compensation in excess of $1,000,000. No covered employee may receive performance awards relating to more than 300,000 shares in any year under the Amended Plan, nor does the Amended Plan permit any performance award to be paid to any Covered Employee, without satisfaction of the applicable performance goal, if that employee's employment is terminated for any reason other than death, disability, or, if so provided by the Committee, pursuant to a change of control of the Company.

          The Committee must also establish the time periods in which the performance goals are to be met. Following the completion of each performance period, the Committee must certify whether the performance objectives and other material terms of a performance award have been achieved. Participants have no rights as stockholders until such shares are actually received under the Plan. Except as may be otherwise provided by the Committee, an employee's rights in all Performance Awards automatically terminate upon the employee's termination of continuous service with the Company or its subsidiaries for any reason.

    Stock Appreciation Rights.

          A stock appreciation right, if awarded, entitles the holder to receive the appreciation in the value of common stock underlying the stock appreciation right. The Committee may grant a stock appreciation right either as a standalone right or, if such right does not provide for the deferral of compensation within the meaning of Section 409A of the Code, in tandem with all or any part of the shares of common stock that may be purchased by the exercise of a stock option. Upon the exercise of a stock appreciation right, the Company shall pay the amount, if any, by which the fair market value of a share of common stock on the date of exercise exceeds the stock appreciation right exercise price. A stock appreciation right is not exercisable if the fair market value of a share of common stock on the grant date exceeds the fair market value of such share of common stock on the date of exercise. In the discretion of the Committee, payment with respect to the exercise of a stock appreciation right may be made either in cash or in shares of common stock, valued at fair market value on the date of exercise. Stock appreciation rights granted in relation to a stock option may be exercisable only to the extent the stock option is exercisable and the exercise or lapse of a stock option causes an equivalent reduction in the number of tandem stock appreciation rights.

          A stock appreciation right may only be exercised if it becomes vested, based on the criteria established by the Committee, and they expire under the same rules applicable to options. They are also subject to the same per-person limits applicable to options.

    Deferred Stock Unit Awards.

          The Committee may award Deferred Stock Units to Participants, in such manner and amount as it may from time to time determine. Each Deferred Stock Unit represents an unsecured and unfunded obligation of the Company to issue to the award recipient, upon the expiration of such deferral period as may be fixed by the Committee at the time of grant, or, if applicable, satisfaction of any performance condition, one share of common stock. Except as may otherwise be determined by the Committee, Deferred Stock Units shall be awarded without payment of cash or other consideration to the Company, provided, however, that if a specified payment requirement has been established by the Committee, such payment shall be required only at the end of the deferral period. A Deferred Stock Unit issued in the name of a Participant shall be forfeited in the event that, unless otherwise determined by the Committee and reflected in applicable award agreement, the Participant's employment with the Company or service as a director, as the case may be, is terminated for cause.

          Payment or settlement of Deferred Stock Units, in cash or in common stock, as may be specified in the award agreement, will be made as soon as administratively feasible following expiration of the applicable deferral period or satisfaction of any applicable performance condition, but in no event after the later of (1) the date that is 2 1/2 months after the close of the Participant's first taxable year in which the Deferred Stock Units become payable, or (2) the date that is 2 1/2 months after the close of the Company's fiscal year in which the Deferred Stock Units become payable; provided, further, that payments in respect of Deferred Stock Units that constitute deferred compensation under Section 409A of the Code shall be made in compliance with such section.

          Deferred Stock Units carry no voting rights with respect to the underlying shares. No cash dividends shall be paid on outstanding Deferred Stock Units. However, Deferred Stock Units will accrue "Dividend Equivalents," i.e., an additional number of Deferred Stock Units equal in value to the cash dividends, if any, which are paid with respect to an issued and outstanding share of Common Stock during the period the Deferred Stock Unit is outstanding.

      Regular Annual Awards to Eligible Directors.

            Subject to modification with respect to the amount, terms, frequency or composition of the Deferred Stock Unit award as the Committee may from time to time make, including the discontinuance or replacement thereof, each Eligible Director, on June 1 of each year following the Company's annual meeting of stockholders, pursuant to the provisions set forth in Section 7.6(g) of the Amended Plan, will be entitled to receive an award of Deferred Stock Units in an amount equal to the quotient arrived at by dividing the dollar amount of the equity portion of the Eligible Director's board service retainer for such year, currently established by the Committee at $90,000 annually, by the closing price of the Company's Common Stock at the close of business on the last business day preceding June 1.

            The deferral period for such Deferred Stock Units will commence on the date of grant and, in default of a timely election to extend the deferral period, will continue until expiration of the first (1st) anniversary thereof. Each Eligible Director will be entitled, however, by a written election exercisable prior to April 1 of the award year, under rules prescribed by the Committee and subject to his or her right to change his or her deferral period for subsequent years, to continue the Deferral Period until either expiration of the fifth (5th) anniversary of the grant date or expiration of the first (1st) anniversary following the termination of his or her service as a director of the Company.

    Restricted Stock Unit Awards

          The Committee may from time to time award Restricted Stock Units (RSUs) to eligible Participants, as compensation or otherwise. The terms and conditions applicable to all RSUs need not be identical, except that, unless otherwise determined by the Committee, each RSU shall be subject to each of the following provisions:

            Number, Value, and Manner of Payment of RSUs.    Each RSU, subject to the satisfaction of any applicable service-based or performance-based conditions, will entitle the Participant to receive from the Company, upon satisfaction of the restriction, one (1) share of the Company's common stock at a specified future date established by the Committee. RSUs may be granted in consideration of services performed for or for the benefit of the Company by such Participant, without payment of cash or other consideration to the Company by the Participant. Upon delivery of the underlying share of stock at the end of the restricted period, the applicable RSU will be canceled.

            Termination of Employment or Services.    The Committee may permit accelerated vesting in the event of a Participant's death, disability or retirement, or in the event of a change in control, provided that, if and to the extent that the RSU is intended to qualify as performance-based compensation to a covered employee, no such accelerated vesting is permissible, without satisfaction of the performance restriction, except in the case of death, disability or change in control.

            Dividends and Voting.    No RSU will be deemed to represent an equity security of the Company, nor shall any RSU be deemed to carry any voting or dividend rights.

            Hypothetical Nature of Accounts.    A separate account shall be maintained by the Company for each Participant, for bookkeeping purposes only and not representing any actual funds or assets, to track the Participant's RSUs and to determine the number of shares of common stock to be issued upon satisfaction of the restriction.

          RSUs may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated during the restricted period. Each RSU will be in such form and will contain such terms, conditions and restrictions, whether service-based or performance based, as the Committee may deem appropriate. The Committee, in its discretion, may provide for an acceleration of the end of any time-based or service-based restriction, at any time and for any reason, including in the event a change in control, the death or disability of the Participant, or retirement but the Committee may not do so in connection with any performance-based restriction that has not been satisfied.

      Regular Annual Restricted Stock Unit Grants to Eligible Employees.

            Since inception of the existing Plan, and prior thereto, each Eligible Employee, as referenced earlier herein under the heading "Stock Options: General Terms and Conditions: Replacement of Regular Semi-Annual Option Grants With Regular Annual Restricted Stock Unit Grants," has been entitled to receive a semi-annual award of stock options, in amounts determined by position category. This company-wide, broad based equity incentive program has been central to our corporate culture of empowering and motivating all employees, from the executive office to the shop floor, aligning their interests with that of our stockholders by providing them with equity ownership opportunities in order to instill in them the perspective of an entrepreneur with an equity stake in the well-being of the Company.

            The Committee and the Board have determined, however, to discontinue these semi-annual automatic stock option grants and have determined, instead, to provide what the Committee believes to be a comparable opportunity, through a similar Company-wide and equally broad-based program. Accordingly, if the Amended Plan is approved by stockholders, each person who is an Eligible Employee on November 1, 2012 and each year thereafter during the remaining term of the Amended Plan, is expected to receive an annual grant of RSUs on November 21 of each such year in accordance with Section 7.7(b) of the Amended Plan, subject to such further modification, without further stockholder approval, as to the amount, terms, frequency or composition of the award, as the Committee may from time to time determine, including the suspension, discontinuance or replacement thereof. The material terms of this program may be summarized as follows:

            Grant Dates.    RSUs will be granted once annually, on November 21 of each year (the "Grant Date") or at such other time as the Committee may prescribe, to all Eligible Employees of the Company.

            Grant Amounts.    On each Grant Date, RSUs are expected to be awarded to each Eligible Employee in the following position categories and in the following base dollar amounts, subject to adjustment by the Committee as noted above, determined by dividing the applicable Annual Grant Value by the last reported sale price per share on the Nasdaq Global Market on the last business day prior to the Grant Date.

Position	Grants Per Year	Annual Grant Value
Chief Executive Officer	1	$87,000
Executive Vice President	1	69,600
Vice President	1	52,200
Category A	1	39,100
Category B	1	26,100
Category C	1	19,600
Category D	1	13,000
Category E	1	10,900
Category F	1	8,700
Category G	1	2,200

            Vesting.    Each RSU will vest two years after the RSU Grant Date, subject to specified exceptions set forth in the award agreement.

  Effect of Mergers, Reorganizations and Consolidations on Awards.

        In the event of a merger, reorganization or consolidation of the Company in which the Company is not the surviving entity, all limitations on the number of shares that can be the subject of awards to any employee in any calendar year and the actual number of shares and exercise price per share subject to any outstanding options or awards will be deemed adjusted in order to reflect any increase or decrease in the number of outstanding shares of common stock. To the extent of any outstanding awards not assumed or comparably replaced by the surviving corporation, the Participant shall have the right, exercisable prior to the consummation of the transaction, to fully exercise or receive the award, in whole or in part, without regard to any otherwise applicable vesting or performance conditions under the Amended Plan.

  Amendments.

        The Amended Plan may be terminated or further amended by the Board or, in certain circumstances, by the Committee. Without stockholder approval, however, no such amendment may be made which would (i) increase the total number of shares covered by the Amended Plan, (ii) change the class of persons eligible to participate, (iii) extend the term of the Amended Plan beyond the scheduled termination date under the Amended Plan, (iv) contravene any Nasdaq or other applicable governance standards, or (v) result in any re-pricing or other reduction in the exercise price of unexercised options or in the cancellation of previously granted options in exchange for new options having a lower exercise price.

  Term of Plan.

        Unless sooner terminated by the Board in its sole discretion, the Plan will expire on December 31, 2015.

Federal Income Tax Consequences.

        The federal income tax consequences to the Company and to its employees, directors or other Participants of any awards under the Amended Plan are complex and subject to change. The following discussion is not exhaustive and (i) is only a summary of some of the rules generally applicable to awards under the Amended Plan, based on federal income tax laws in effect on the date of this Proxy Statement, (ii) is not intended as a discussion of the income tax laws of any state, municipality or non U.S. taxing jurisdiction, or the gift, estate, excise (including many of the complex rules applicable to deferred compensation under Code § 409A), or other tax laws, (iii) is not intended to provide legal advice with respect to any Participant, and (iv) is not intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties.

        Because individual circumstances may vary, we strongly advise all participants to consult with their tax advisors concerning the tax implications and treatment of awards granted under the Plan.

        Code Section 162(m) generally denies a tax deduction to any publicly held corporation for compensation that exceeds one million dollars paid to certain senior executives in a taxable year, subject to an exception for "performance based compensation" as defined in the Code. Although the Company believes that, to the extent of the performance-based awards that may be awarded under the Amended Plan, such awards will meet Section 162(m)'s requirement, the Company cannot provide assurance that awards denominated as performance-based will always meet such requirements. Thus, Section 162(m) could limit the deductibility of a portion of such awards, as well as awards that are not performance-based. In any event, the Company reserves the right to award non-deductible compensation as it deems appropriate.

        Incentive Stock Options.    An incentive stock option is a stock option intended to meet the requirements for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. There will be no federal income tax consequences to the Company or the employee as a result of the grant of an incentive stock option. The optionee also will not recognize income when the incentive stock option is exercised during employment or within three months thereafter in the event of death or permanent and total disability), except that the spread between the exercise price and the fair market value of the shares at the time of exercise may be treated as an adjustment in computing alternative minimum taxable income in the year of exercise. Generally, the Company receives no deduction at the time of exercise.

        In the event of a disposition of shares acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the employee has held the shares. If the employee does not dispose of the shares within two years after the incentive stock option was granted, or within one year after the incentive stock option was exercised and shares were purchased, then the participant should be entitled to treat the gain or loss as a long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances. If the optionee fails to satisfy either of the foregoing holding periods, then he or she must recognize ordinary income in the year of disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is determined under the rules applicable to non-qualified options based on the spread between the shares' basis and the sales price at the date of exercise. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

        Non-qualified Options and Stock Appreciation Rights.    Under current federal income tax law, the grant of a non-qualified stock option or a stock appreciation right will have no federal income tax consequences to the Company or the optionee, so long as the exercise price is at least equal to the fair market value of the underlying stock on the grant date. Generally, upon exercise of a non-qualified stock option or a stock appreciation right, the spread, or the excess of the fair market value of the stock at the date of exercise over the option or target price, would be taxable to the Participant as ordinary income. All such amounts taxable to a Participant would generally be deductible by the

Company as compensation expense. A Participant will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a non-qualified stock option or a stock appreciation right in an amount equal to the difference between the amount realized and the tax basis of such shares. Such gain or loss will be long-term or short-term capital gain or loss, depending upon whether the shares have been held for more than one year. The taxable income resulting from the exercise of a non-qualified stock option or a stock appreciation right will constitute wages subject to withholding.

        Restricted Stock and Unrestricted Stock Awards.    Awards of stock under the Amended Plan may, in the determination of the Committee, be granted without restrictions or may be subjected to certain performance or other conditions, to rights of repurchase or to other transfer restrictions. The tax consequences of such awards under the Amended Plan depend on whether the stock is subject to restrictions and, if so, whether the restrictions are deemed to create a "substantial risk of forfeiture" under Internal Revenue Code Section 83. If stock is not subject to a restriction or, even if restricted in some manner, the shares are not subject to a "substantial risk of forfeiture," the recipient normally will recognize taxable ordinary income equal to the value of the stock in the year in which the stock is granted, less the amount, if any, paid for that stock. If the stock is subject to a "substantial risk of forfeiture," however, the recipient, subject to his or her right to elect an alternative treatment, described below, will normally recognize taxable ordinary income as and when the "substantial risk of forfeiture" lapses, in the amount of the fair market value of the shares no longer subject to the "substantial risk of forfeiture," less the amount paid, if any, for the stock. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon grant or vesting of the stock. The gain or loss may be long or short-term depending on how long the recipient held the stock. A recipient of stock subject to a "substantial risk of forfeiture" may, however, make a timely election under Internal Revenue Code Section 83(b) to recognize ordinary income in the year the recipient receives or purchases the restricted stock, rather than waiting until the "substantial risk of forfeiture" lapses. The Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the stock recipient.

        Deferred Stock Units.    Because a DSU only represents an unsecured and unfunded promise by the Company to issue a share of common stock to the holder upon expiration of the specified deferral period, the value of a share of stock underlying each DSU should normally be included in the Participant's taxable income only in the year in which the deferral period has expired, the DSU is paid or "settled" and the underlying stock is delivered. At such time, that is, upon settlement of the DSU, the fair market value of the delivered stock would be included as ordinary. Any appreciation in the value of shares held thereafter, until disposition, would be entitled to capital gain taxation as either long-term or short-term, depending upon the holding period.

        Restricted Stock Units.    Grantees of a restricted stock unit generally do not recognize income at the time of grant. When the award vests or is paid, grantees generally will recognize ordinary income in an amount, equal to the fair market value of the delivered stock, if settled in stock, or equal to the cash received if settled in cash. The Company, in turn, will receive a corresponding deduction.

        Compliance With Section 409A Of The Internal Revenue Code.    Code Section 409A imposes requirements on "nonqualified deferred compensation" plans. The requirements include the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to satisfy these requirements may result in the immediate taxation of the arrangement, the imposition of an additional 20% income tax on the participant and the possible imposition of interest and penalties on the unpaid tax. Regulations generally provide that the type of equity incentives provided under the Amended Plan will not be considered nonqualified deferred compensation. However, some awards could be covered by Section 409A of the Code and the Company makes no representations or warranties to that effect.

        In the event that an award under the Amended Plan is granted with an exercise price less than the fair market value of the common stock subject to the award on the grant date or is otherwise determined to constitute nonqualified deferred compensation within the meaning of Section 409A of the Code (a "409A Award"), then the following additional conditions shall apply to such grant or award and shall supersede any contrary provision of the Amended Plan:

          (1)   A 409A Award shall not be exercisable or distributable until the earlier of: (a) a specified time or a fixed schedule set forth in the award agreement or, if the award agreement does not specify a fixed time or schedule, the date that is the fifth anniversary of the award or grant date; (b) separation of service; provided, however, that if the 409A Award recipient is a "key employee" (as defined in Section 416(i) of the Internal Revenue Code without regard to paragraph (5) thereof), exercise or distribution may not be made before the date which is six months after the date of separation of service; (c) the date of the participant's death; (d) the date the participant becomes disabled; (e) the occurrence of an unforeseeable emergency; or (f) the occurrence of a change in control event.

          (2)   The term of a 409A Award shall expire and such award shall no longer be exercisable on the date that is the later of: (a) 2 1/2 months after the end of the Company's taxable year in which the 409A Award first becomes exercisable or distributable and is not subject to a substantial risk of forfeiture; or (b) 2 1/2 months after the end of the 409A Award recipient's taxable year in which the 409A Award first becomes exercisable or distributable and is not subject to a substantial risk of forfeiture, but not later than the earlier of (i) the expiration of ten years from the date of the 409A Award was granted or (ii) the term specified in the 409A Award agreement.

          (3)   A 409A Award may not be accelerated or exercised prior to the times noted above in paragraph (1), except (a) to an individual other than the Participant as may be necessary to comply with the terms of a domestic relations order, (b) to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code) or (c) upon a change in control event or to terminate the Amended Plan or any 409A Award within 12 months of the change in control event and cancel the 409A Award for compensation.

Equity Compensation Plan Information

        Our stockholders approved the Steel Dynamics, Inc. 2006 Equity Incentive Plan at our annual meeting of stockholders held May 18, 2006. Our stockholders approved the Steel Dynamics, Inc. 2008 Executive Incentive Compensation Plan at our annual meeting of stockholders held May 22, 2008. The following table summarizes information about our equity compensation plans at March 19, 2012.

Plan category	(a) Number of securities upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation plans approved by security holders
2006 Executive Incentive Compensation Plan	8,470,658	$15.17	1,067,927
2008 Equity Incentive Compensation Plan	126,846	16.02	1,904,135
Equity compensation plans not approved by security holders	—	—	—

Combined totals	8,597,504	$15.18	2,972,062

        The weighted average remaining contractual life of the outstanding stock options as of March 19, 2012 is 2.95 years.

 Proposal No. 3
Ratification of the Appointment of Independent
Registered Accounting Firm as Auditors

        In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm, to conduct our annual audit for the year 2012. Although not legally required but in accordance with established policy, we are submitting this appointment to stockholders for ratification. In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, we anticipate that no change in auditors would be made for the current year, because of the difficulty and expense of making any change mid-year. However, any such vote would be considered in connection with the independent registered public accounting firm's appointment for 2013.

        Ernst & Young LLP conducted our annual audit for 2011, and we believe that representatives of Ernst & Young LLP will be present at the meeting, will make themselves available at the meeting to respond to appropriate questions from stockholders, and, if the representatives desire, will have an opportunity to make a statement.

        The Board of Directors recommends a vote FOR the approval of the appointment of Ernst & Young LLP as our independent registered accounting firm for 2012.

        Audit and Non-Audit Fees.     The following table presents fees paid for professional audit services rendered by Ernst & Young LLP, an independent registered accounting firm, for the audit of our annual financial statements for the years ended December 31, 2010 and 2011.

	2010	2011
Audit Fees	$1,287,100	$1,415,000
Audit Related Fees	—	—
Tax Fees	125,900	130,500
All Other Fees	—	—

	$1,413,000	$1,545,500

        Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor.     Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance.

        Prior to engagement, the Audit Committee will pre-approve the following categories of services. These fees are budgeted, and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year, by category of service.

  1.
  Audit fees include fees for (1) services rendered in connection with the audit of the Company's consolidated financial statements included in its Form 10-K and reviews of financial statements included in the quarterly Forms10-Q; and (2) the review of internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Such work also includes, but is not limited to, fees for the review of the Company's valuation of business combinations, services rendered in connection with comfort letters, statutory audits of subsidiaries, and services associated with statutory or regulatory filings or engagements, including SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

  2.
  Tax fees include fees related to services performed by the independent auditors' tax personnel, except those services specifically related to the financial statements which are included in audit fees, and included tax consulting fees (assistance with tax audits and appeals, tax advice relating to mergers and acquisitions, due diligence assistance regarding tax matters and transfer pricing studies).

        Applicable SEC rules and the Audit Committee's pre-approval policy permits the delegation of pre-approval authority for services not covered by the Audit Committee's general pre-approval to either of the Co-Chairs of the Audit Committee.

Report of the Audit Committee

        The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight regarding the integrity of accounting functions and systems of internal controls. Management has the primary responsibility for our accounting and financial reporting processes, the establishment and effectiveness of internal controls and the preparation and integrity of our consolidated financial statements.

        Ernst & Young LLP (Ernst & Young), our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and on the Company's internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board. Ernst & Young has issued an opinion on whether our financial statements are presented fairly in conformity with accounting principles generally accepted in the United States and on our internal control over financial reporting. The Audit Committee oversees our financial reporting process on behalf of the Board, reviews our financial disclosures, and meets privately, outside the presence of management, with our independent auditors to discuss our internal accounting control policies and procedures.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and with Ernst & Young, and recommended to the Board of Directors (and the Board of Directors approved) the inclusion of the audited consolidated financial statements in our 2011 Annual Report on Form 10-K, for filing with the Securities and Exchange Commission, as well as the quarterly financial statements included in our Forms 10-Q during 2011, including the specific disclosures in the section entitled "Management Discussion and Analysis of Financial Condition and Results of Operations." These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee has discussed with the Company's independent auditors, Ernst & Young, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and required to be reported to the Audit Committee by Ernst & Young by SEC Regulation S-X, Rule 2.07. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding communication with the Audit Committee concerning independence, and has discussed with the auditors their independence. The Audit Committee has also reviewed and discussed with management and with Ernst & Young management's report on Steel Dynamics' internal control over financial reporting and Ernst & Young's attestation report on the effectiveness of Steel Dynamics' internal control over financial reporting.

        The Audit Committee has also considered whether the provision of services by Ernst & Young not related to the audit of the financial statements referred to above is compatible with maintaining Ernst & Young's independence.

        The Audit Committee also selects and appoints our independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews and approves the independent auditors' fees. In that regard, the Audit Committee approved the selection and engaged the services of Ernst & Young as our independent auditing firm for the Company's fiscal year ended December 31, 2011 and recommends Ernst & Young as our independent auditing firm for the Company's fiscal year ending December 31, 2012.

The Audit Committee:

Paul B. Edgerley, Co-Chair
James C. Marcuccilli, Co-Chair
Dr. Jürgen Kolb, Member

April 5, 2012

        The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

Report of the Compensation Committee

        Steel Dynamics, Inc.'s Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and, as incorporated by reference, in our Annual Report on Form 10-K.

The Compensation Committee:

Richard J. Freeland, Member, previously Chair until November 2011
Frank D. Byrne, M.D., Member
Gabriel L. Shaheen, Chair, effective November 2011

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

        The following Compensation Discussion and Analysis may contain statements regarding future corporate and individual performance objectives and target levels. We have disclosed these objectives and target levels in the limited context of our Company's executive compensation program. Therefore, you should not take these statements to be statements of management's expectations or estimates of results or other guidance. We specifically caution stockholders not to apply any such statements to other contexts.

        This Compensation Discussion and Analysis provides information about the material components of our executive compensation program for:

  •
  Keith E. Busse, our Chairman of the Board of Directors and Chief Executive Officer (our "Chief Executive Officer") during 2011, who retired at the end of the year;

  •
  Theresa E. Wagler, our Executive Vice President and Chief Financial Officer (our "Chief Financial Officer");

  •
  Mark D. Millett, our President and Chief Operating Officer during 2011, who, effective January 1, 2012, has become our Chief Executive Officer;

  •
  Richard P. Teets, Jr., our Executive Vice President for Steelmaking, President and Chief Operating Officer of Steel Operations;

  •
  Gary E. Heasley, our Executive Vice President for Business Development and President of New Millennium Building Systems; and

  •
  Russell B. Rinn, our Executive Vice President for Metals Recycling, and the President and Chief Operating Officer of OmniSource Corporation.

        We refer to these executive officers collectively in this Compensation Discussion and Analysis as the "Named Executive Officers."

        On April 14, 2011, Mr. Millett, our then Executive Vice President for Metals Recycling and Ferrous Resources, and the President and Chief Operating Officer of our metals recycling subsidiary, OmniSource Corporation, was appointed our President and Chief Operating Officer.

        On July 14, 2011, Mr. Rinn was appointed our Executive Vice President for Metals Recycling, and the President and Chief Operating Officer of OmniSource Corporation.

        On October 14, 2011, Mr. Busse, our Chief Executive Officer, announced his intention to retire at the end of 2011, at which time our Board of Directors announced that Mr. Millett, our President and Chief Operating Officer, had been appointed President and Chief Executive Officer, effective January 1, 2012.

        This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide to our executive officers, including the Named Executive Officers. In addition, we explain how and why the Compensation Committee of our Board of Directors (the "Committee") arrived at the specific compensation actions and decisions involving our executive officers during 2011.

Executive Summary

  Executive Compensation Structure

        We are one of the largest steel producers and one of the largest metals recyclers in the United States. Historically, our executive compensation program has been centered around our highly-leveraged, annual incentive compensation plan that is entirely dependent on our profitability. We have found this approach, which was in effect during 2011, and which emphasizes collaboration among our executive officers, to have been effective, during the first fifteen years of our operating life, in reinforcing the team-oriented philosophy that we use to compensate our production-level employees. It has also produced the desired operating results in that, during this formative period, our executive officers were motivated by the recognition that their efforts and hard work would be rewarded only to the extent that they produced profitable operating results for the benefit of our stockholders.

        Fundamentally, this approach differentiates our executive compensation from both our direct industry competitors and other manufacturing companies generally. Over the year, this emphasis on a highly-leveraged annual incentive compensation program designed to maximize profits for the benefit of our stockholders combined with our nominal use of equity compensation and minimal use of long-term compensation and retirement benefits in our program has resulted in target total direct compensation opportunities for our executive officers that are below the median of our compensation peer group. As described below, our management and the Committee have begun a comprehensive review of our executive compensation program.

        During 2011, however, our executive compensation program continued to be administered, as it had in the past, to support this focus on highly leveraged annual compensation in the following ways:

  •
  The base salaries of our executive officers are set with a view to their short-term (annual) incentive compensation opportunities to ensure that they would be motivated to manage for maximum profitability upon which our annual incentive compensation plan has operated;

  •
  The largest portion of each executive officer's target total annual compensation opportunity is comprised of short-term (annual) incentive compensation, based upon a formula keyed to our annual pre-tax net income in excess of certain pre-established minimums (although capped at a multiple of base salary), consisting primarily of cash but with a potential, during the years of exceptional profitability, to receive some equity compensation in the form of restricted shares of our common stock, vesting over two years,

  •
  The semi-annual stock options granted to our executive officers, which were awarded during 2011 under our Company-wide stock option program, were awarded, as they have been in the past, automatically on prescribed dates, are fixed in dollar amount and represent a smaller portion of each executive officer's target total annual compensation opportunity, and are keyed to stock price performance.

        The annual incentive compensation award opportunities of our corporate executive officers, which include our Chief Executive Officer and Chief Financial Officer, are based entirely on our actual Company-wide operating performance, while the annual incentive compensation award opportunities of our divisional executive officers, which include our executive officers with both Company-wide and business unit responsibilities, are based in part on actual Company-wide operating performance and in part on the operating performance of the division or business unit that they manage. We have selected pre-tax net income as the primary performance measure for determining the awards at the corporate level, and a return on assets measure at the divisional level, because we deem these to be objective and clear measures of our operating performance, they demonstrate efficiency of Company performance and they align financial reporting with compensation.

        Moreover, we also believe that our stockholders are best served if we achieve earnings success year after year. Fundamental to that belief is the dual notion, first, that consistent and profitable performance should produce long-term stockholder value and, secondly, that our executive officers should not be conflicted by being tempted to manage towards short-term stock price movement.

        Accordingly, in a year when we are highly profitable, our executive officers are able to share in our success up to a leveraged multiple of their base salary, and in a year when we are not as highly profitable or are not profitable at all, our executive officers receive a lesser amount or no annual incentive compensation.

  Pay for Performance Design

        The effectiveness of our executive compensation philosophy, as it impacts our Named Executive Officers, can be demonstrated by the compensation paid to our Chief Executive Officer over the past three years:

  •
  In 2009, when, because of the global economic recession, we incurred a net loss of $8 million (even though best among our steel company peers), our Chief Executive Officer received no annual incentive compensation award, and his total direct compensation of $982,000 consisted almost entirely of his base salary of $900,000. This amount represented an approximate 77% decrease from his compensation for the prior year.

  •
  In 2010, when we returned to profitability, with net income of $141 million, our Chief Executive Officer, in addition to his base salary of $1,000,000 , earned a cash incentive compensation award of $1,532,000 (representing only 43.5% of his maximum incentive award opportunity), for total direct compensation of $2,654,000 for the year.

  •
  In 2011, when our performance continued to be strong, with net income of $278 million, our Chief Executive Officer, exclusive of a retirement bonus paid to him in recognition of his seminal role as the Company's founder and Chief Executive Officer for seventeen years (further described below), earned a cash incentive award of $2,612,739, along with his $1,040,000 base salary and equity awards with a grant date fair value of $1,040,004, for total direct compensation of $4,786,106. Thus, while this 2011 compensation represented an approximate 80% increase over his 2010 compensation, it was the direct result of a near doubling of our profitability from 2010 to 2011.

        The relationship between our financial performance and our Chief Executive Officer's total direct compensation over the last five years, exclusive of his retirement bonus, can be illustrated graphically by the following chart, which compares his total compensation against our net income over the same period:

        As reflected above, the year-over-year changes in the compensation of our Chief Executive Officer are almost entirely the result of our emphasis on incentive-based pay to link his rewards to his ability to produce meaningful financial results for our stockholders.

2011 Executive Compensation Actions

        For 2011, in large part as a result of our strong operating performance, the Committee took the following actions with respect to the compensation of our Chief Executive Officer and the other Named Executive Officers:

  •
  Following a review of the compensation practices of our peer companies and after consideration of the recommendations of Mr. Busse (except with respect to his own base salary), adjusted their base salaries by an average of 3.6%, excluding Mr. Millett's promotional increases throughout the year. In addition, after considering Mr. Busse's total annual compensation opportunity, adjusted his base salary by 4.0%.

  •
  Based on our strong profitability level in 2011, the Named Executive Officers earned incentive compensation awards at levels ranging from 175% to 350% of their annual base salaries, including an incentive compensation award for our Chief Executive Officer equal to 350% of his annual base salary; and

  •
  Approved semi-annual stock option grants to all employees, including the Named Executive Officers, in amounts equal to only 75% of the otherwise applicable grant levels under our Company-wide stock option program.

        In 2011, following the Committee's annual review of the competitiveness of our executive compensation program, management and the Committee initiated a comprehensive review of our executive compensation program, including the design and mix of short-term and longer-term incentive compensation, to ensure that the target total direct compensation opportunities of our senior executive officers are appropriate for our industry and market status. This review is ongoing.

Mr. Busse's Retirement

        On October 14, 2011, the Company announced that Mr. Busse had informed our Board of Directors of his intention to retire on December 31, 2011. In December 2011, our Board of Directors, in recognition of Mr. Busse's role as a founder of the Company, his leadership in guiding the Company to its current preeminent position in the steelmaking industry and the ongoing value to the Company's continued growth and development of his business experience and expertise, determined to award him the following compensation arrangements.

        In exchange for his execution of certain non-competition and non-disclosure covenants in favor of the Company and his assistance in facilitating a smooth transition of his responsibilities to the Company's new Chief Executive Officer, our Board of Directors provided Mr. Busse with a cash retirement payment in the amount of $2,000,000 and a fully vested award of shares of our common stock with a value of $2,000,000, half of which is subject to a minimum three-year holding requirement.

        In addition, our Board of Directors waived the six-month vesting requirement otherwise applicable to his final November 21, 2011 automatic semi-annual stock option grant under the Company's 2006 Equity Incentive Plan and extended his term life insurance premium payments for a period of three years from his retirement date and his health insurance coverage through the later to occur of 90 days following the third anniversary of his retirement date or the termination of his service as Chairman of our Board of Directors.

        In developing this compensation package for Mr. Busse, the independent members of our Board of Directors took into consideration the following factors:

  •
  His role as one of the Company's founders and as the primary driver of our business, including its successful entry into and resulting market-leading position in several industry sectors;

  •
  His stature and continuing role as a key industry leader, innovator and visionary;

  •
  His leadership ability, as reflected by his ability to start and build an outstanding steel company from a start-up in 1993 to the fifth largest in the United States today, and one of the most efficient and profitable ones at that;

  •
  His tireless efforts to integrate the Company into the local and regional business, cultural and social communities and, as a result, generating a level of good will and reputational stature for the Company that will continue to benefit our business into the future;

  •
  His efforts to develop and initiate both short-term and long-term strategic initiatives aimed at solidifying the Company's market position and driving sustainable performance in the future;

  •
  His success in positioning the Company as it enters its next stage of development, including his ability to develop, cultivate and solidify an organizational culture that promotes teamwork, encourages creativity and innovation and links employee rewards to profitability, and his success in identifying and developing a senior management team to effectively operate the Company during the leadership transition; and

  •
  The absence of a formal long-term compensation or retirement program during his tenure.

        To secure Mr. Busse's continued efforts on behalf of the Company following his retirement, our Board of Directors entered into a three year consulting agreement with him. Under this agreement, Mr. Busse will serve as an advisor and resource to our Chief Executive Officer, as requested, on a variety of matters that are integral to our business, including steel sector and general industrial and economic conditions, strategic planning, new and existing business initiatives, industry relations, markets, resources and technology matters. Under the agreement, Mr. Busse will receive a retainer of $400,000 in 2012 and retainers of $300,000 in each of 2013 and 2014.

        In addition, Mr. Busse has agreed to continue to serve as a member of our Board of Directors, subject to annual nomination and election by stockholders, and as Chairman of our Board of Directors, subject to annual appointment by the Board. As a member of our Board of Directors, Mr. Busse is eligible to receive compensation consistent with the arrangements for non-employee members of our Board of Directors (as described elsewhere in this Proxy Statement), including an annual retainer of $100,000 for his service as Chairman of our Board of Directors.

        In determining the amounts of compensation for Mr. Busse's service as a consultant and as non-executive Chairman of our Board of Directors, the Committee, on behalf of our Board of Directors, reviewed market data for comparable roles within our industry sector and determined that these amounts were both competitive and appropriate within our industry sector and the broader business community.

  Results of 2011 Say on Pay Vote

        In May 2011, we conducted a non-binding advisory vote on the compensation of the Named Executive Officers, commonly referred to as a "say on pay" vote, at our Annual Meeting of Stockholders. Our stockholders overwhelmingly approved the compensation of the Named Executive Officers, with nearly 95% of stockholder votes cast in favor of our executive compensation program.

        As the Committee evaluated our executive compensation policies and practices throughout 2011, it was mindful of the strong support our stockholders expressed for our philosophy of linking compensation to our overall profitability and the enhancement of stockholder value. As a result, the Committee decided to retain our emphasis on annual incentive compensation that rewards our most senior executive officers when they deliver value for our stockholders, as a principal element of executive compensation.

        Consistent with the recommendation of our Board of Directors and the preference of our stockholders as reflected in the advisory vote on the frequency of future say on pay votes conducted at our 2011 Annual Meeting of Stockholders, our Board of Directors has adopted a policy providing for annual advisory votes on the compensation of the Named Executive Officers. Accordingly, following the Annual Meeting of Stockholders to which this proxy statement relates, which includes an advisory vote on executive compensation as set forth in Proposal No. 4, the next advisory vote after that on the compensation of the Named Executive Officers will take place in 2013.

Compensation Philosophy and Objectives

        We believe that our executive compensation program reflects the entrepreneurial culture upon which our Company was founded and that has contributed to our success. This is so because, while the type of executive whom we want to attract and retain might well have the opportunity to work elsewhere at a higher assured wage, nonetheless, he or she will choose to work for our Company because of the opportunity to earn a higher multiple of that assured wage in a year in which his or her efforts have resulted in a substantially more profitable year. Fundamental to this philosophy is the recognition of the central role that teamwork plays in the achievement of consistent superlative financial and operational performance, under all market conditions, both at the plant and executive levels. This philosophy is, in fact, reflected at every level, from the steelworker on the plant floor to the corporate and divisional executive management team.

        This philosophy drives the following compensation design principles:

  •
  base compensation should be fixed, payable in cash and generally established at the lower end of the competitive market, yet when combined with the potential for above-market, highly-leveraged incentive compensation, be sufficiently competitive to attract and retain the type of entrepreneurial executives we seek, who are willing to place at risk a disproportionately large portion of their total annual compensation, based on achievement;

  •
  no incentive compensation should be awarded unless Company profits and/or divisional earnings first exceed certain minimum threshold levels and, therefore, any incentive compensation should be dependent upon additional earnings beyond such minimums, capped, however, at a specified multiple of base compensation;

  •
  subjective, discretionary bonuses, although appropriate under exceptional circumstances, such as, for the first such time ever, in the case of Mr. Busse's 2011 retirement, should not generally be used as a regular part of incentive compensation;

  •
  target total annual compensation opportunities across all market conditions should be at least at or above market norms when Company performance so merits; and

  •
  reward for exemplary individual effort and performance should, except for exceptional circumstances, be best expressed through annual increases in the level of base compensation.

Administration of Executive Compensation Program

  Role of the Compensation Committee

        The Committee has responsibility for the development, implementation, monitoring, administration and oversight of our executive compensation program, as well as responsibility for ensuring that our compensation plans and programs remain consistent with our compensation philosophy. The Committee:

  •
  annually evaluates and establishes the compensation of our Chief Executive Officer and, with the input of our Chief Executive Officer, the compensation of our other executive officers, including the other Named Executive Officers;

  •
  evaluates and establishes the compensation for the members of our Board of Directors; and

  •
  suggests, reviews and approves all equity-based awards under our compensation plans.

        The Committee meets throughout the year, as necessary, to perform its duties and responsibilities. During 2011, the Committee met eleven times. From time to time, the Committee invites our Chief Executive Officer and other senior executive officers to attend and to participate in portions of its meetings, but no member of management is present during any Committee deliberations or decision-making.

  Role of Our Chief Executive Officer

        Our Chief Executive Officer supports the work of the Committee by providing necessary background information and updates on the operations of the Company and the performance of each of our executive officers.

        As noted above, our Chief Executive Officer recommends adjustments to the base salaries of the Named Executive Officers who report directly to him, as well as the base salaries of our other executive officers. He also provides the Committee with an annual performance evaluation of each executive officer.

        The Committee receives a recommendation from our Chief Executive Officer as to any proposed adjustment to his own base salary, as well as his self-assessment of his performance for the year under review. The Committee, however, evaluates the performance of our Chief Executive Officer based on its own assessment of his performance and exercises its judgment as to whether to adjust the base salaries of any of our executive officers.

  Role of Compensation Consultant

        The Committee has authority to engage the services of one or more compensation consultants or other advisors, as it deems necessary or appropriate in the discharge of its duties and responsibilities. During 2011, the Committee engaged the services of Compensia, Inc., a national compensation consulting firm, to provide ongoing executive and director compensation advisory services to the Committee.

        Compensia reports directly to the Committee. The Committee may replace its compensation consultant or hire additional advisors at any time. Representatives of Compensia attend meetings of the Committee, as requested, and communicate with the Committee Chair and with management as circumstances warrant. All decisions regarding the compensation of our executive officers, however, are made by the Committee.

  Use of Competitive Data

        To monitor the competitiveness of our executive officers' compensation, the Committee uses a compensation peer group which reflects the pay of executives in comparable positions at similarly-situated companies. Typically, this compensation peer group (the "Peer Group") is composed of a cross-section of direct steel competitors, as well as companies in related industrial or basic materials sectors. During 2011, the Committee elected to continue to use the group of peer companies that had been identified and selected in 2010.

        The following companies constituted the Peer Group:

AGCO Corporation	Harsco Corporation	Parker-Hannifin Corporation.
AK Steel Holdings Corporation	Joy Global, Inc.	Reliance Steel and Aluminum Corp.
Allegheny Technologies, Inc.	Lennox International, Inc.	Southern Copper Corporation
ArvinMeritor, Inc.	Manitowoc Company, Inc.	SPX Corporation
Bucyrus International, Inc.	Masco Corporation	Terex Corporation
Carpenter Technology Corp.	Newmont Mining Corporation	Timken Company
Cliffs Natural Resources, Inc.	Nucor Corporation	United States Steel Corp.
Commercial Metals Company	Oshkosh Corporation	Worthington Industries, Inc.
Dover Corporation	Owens Corning, Inc.
Flowserve Corporation	PACCAR, Inc.

        On November 16, 2011, at the request of the Committee, Compensia conducted an analysis of the market competitiveness of our executive compensation program. For purposes of this analysis, Compensia conducted an analysis of publicly-available compensation information for comparable positions at the companies in the Peer Group.

        We do not believe that it is appropriate to base compensation decisions, whether regarding base salaries or incentive compensation, upon any type of benchmarking to a peer or other representative group of companies. The Committee does believe that information regarding the compensation practices at other companies is useful in at least two respects. First, the Committee recognizes that our compensation policies and practices must be competitive in the marketplace. Second, however, this information is only one of the many factors that both management and the Committee consider in assessing the reasonableness and appropriateness of our executive compensation programs.

        Based on this review, the Committee is undertaking a complete review of our total compensation program in 2012 and beyond, including the mix between short-term and longer-term elements within the scope of total compensation.

Summary of Our Executive Compensation Program Components

        The following describes each component of our executive compensation program and how compensation amounts were determined for our executive officers, including the Named Executive Officers, for 2011.

  Base Salary

        Generally, the base salaries of our executive officers, including the Named Executive Officers, are established after taking into consideration base salary levels for executives in comparable positions at the companies in the Peer Group. This base salary provides a guaranteed albeit a minimum level of compensation that the Committee believes is necessary to retain the executives, even in the event, such as what occurred in 2009, that such base salary ends up being their principal source of income. The Committee follows this policy, with the support and concurrence of management, because we want to orient overall compensation significantly toward substantial at-risk incentive compensation, which is highly-leveraged as a multiple of base salary. In other words, we view base salaries as providing an essential level of compensation that is necessary to recruit and retain the type of entrepreneurial executives we seek to attract and who are willing to accept such base-level compensation in down market conditions, even in situations (such as in 2009) in which their individual and collective efforts and performance has been outstanding. This also enables the Committee to orient its recognition of individual achievement or changed responsibilities toward adjustments to base salary.

        In this regard, at the beginning of each year the Committee, in conjunction with our annual performance review process, considers each executive officer's position, responsibilities and duties, as well as his or her experience, qualifications, unique value and performance, for purposes of determining whether to adjust his or her base salary. Base salary adjustments are also influenced by the Committee's assessment of one or more market analyses provided by its compensation consultant (or compiled by us or the Committee).

        On November 14, 2011, the Committee reviewed the base salaries of our Named Executive Officers, taking into consideration data from the Peer Group for base salaries of comparably-situated executives, as well as the recommendations of our Chief Executive Officer, and, exercising its judgment and discretion, adjusted the annual base salaries of our Named Executive Officers, by an average of 4%.

        On April 14, 2011, in connection with his appointment as our President and Chief Operating Officer, Mr. Millett's annual base salary was increased from $540,000 to $670,000. This amount was determined by the Committee after taking into consideration data from the Peer Group for base salaries of comparably-situated executives, Mr. Millett's increased role and responsibilities and the base salaries of our other executive officers.

        In connection with his joining the Company on July 14, 2011, Mr. Rinn's annual base salary was set at $400,000. This amount was determined as part of the arm's-length negotiation of the terms of Mr. Rinn's employment, taking into consideration his previous base salary and the base salaries of our other executive officers.

        The base salaries paid to the Named Executive Officers during 2011 are set forth in the Summary Compensation Table following this Compensation Discussion and Analysis.

  Annual Incentive Compensation

        Consistent with our compensation philosophy, the majority of the annual compensation opportunity for our executive officers, including the Named Executive Officers, is provided through performance-based incentive compensation awards under the Steel Dynamics, Inc. 2008 Executive Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan has a short-term focus, consistent with our objective of providing substantial annualized incentive compensation linked to Company and/or business unit profits above a pre-established minimum threshold level.

  Award Eligibility

        In 2011, our executive officers (a group of 23 individuals) were eligible to participate in the Incentive Plan. Each executive officer, based on his or her role and responsibilities, was eligible to participate in one of two broad classes of plan participants identified in the Incentive Plan, which determines the amount of the maximum award that he or she is eligible to receive and the determining factors used to calculate that award. In 2011, each of the Named Executive Officers fell into one of these two classes—"Corporate Executive Officer" and "Divisional Executive Officer":

  •
  The Corporate Executive Officer class, which includes individuals whose overall responsibilities are Company-wide, consisted of our Chief Executive Officers, our Chief Financial Officer, and our President and Chief Operating Officer in 2011. At this level, if the Bonus Pool, determined by reference to Company-wide pre-tax net income, was large enough, an executive officer could earn up to 250% of his or her annual base salary in cash and up to 100% of his or her annual base salary in shares of restricted stock.

  •
  The Divisional Executive Officer class, which includes individuals who have both Company-wide responsibilities and primary business unit responsibilities, included Messrs. Millett, Teets, Rinn and Heasley in 2011. At this level, if the corporate level Bonus Pool was large enough, an executive officer could earn up to 125% of his or her annual base salary in cash and up to 50% of his or her annual base salary in shares of restricted stock and, if the profitability of his or her business unit was sufficient, could earn up to an additional 125% of his or her annual base salary in cash and up to an additional 50% of his or her base salary in shares of restricted stock.

  Award Measures

        In the case of Corporate Executive Officers, their incentive compensation award opportunities are based entirely on their participation in the "Bonus Pool" component of the Incentive Plan. The size of the Bonus Pool is determined based on our Company-wide "adjusted pre-tax net income" in excess of a pre-determined return on equity (expressed as a percentage). For purposes of the Incentive Plan, "adjusted pre-tax net income" is defined as consolidated net income, before taxes and extraordinary items, including adjustments for occasional start-up expenses associated with significant capital expenditures or businesses.

        For 2011, the Bonus Pool was determined by multiplying our adjusted pre-tax net income for the year in excess of 10% of our "Average Stockholders Equity," by a percentage amount, set annually by the Committee (for 2011, 5.5%). The exclusion from the Bonus Pool of the amount of the "Average Stockholders Equity" component is intended to preserve within the Company a deemed return on equity before any incentive compensation is paid to our executive officers predicated on Company profits, and, consequently, operates as a threshold level of performance that must be exceeded before the amount of the Bonus Pool (if any) is calculated.

        In the case of Divisional Executive Officers, their incentive compensation award opportunities are based 50% on Company-wide performance (as derived from the "Bonus Pool" component of the Incentive Plan (described above)) and 50% on the profitability performance of the division or business unit under their management. This latter portion of their incentive compensation award opportunity is determined through a formula based on the operating performance of their respective divisions or business units as measured against a return on assets percentage amount (a "Minimum ROA Target").

        For 2011, the Committee set the Minimum ROA Target, which varied by business unit (but which generally was 5%), below which no divisional or business unit annual incentive compensation award would be paid. The Committee also set a "Maximum ROA Target," which also varied by business unit (but which generally was 20%, 30% or 35%), at which level a Divisional Executive Officer would be entitled to receive his or her maximum divisional or business unit annual incentive compensation award. Once these preliminary calculations have been made, the division or business unit's performance is measured by calculating that unit's "Divisional Return on Assets," using the formula set forth in the Incentive Plan.

  Actual Corporate Level Award Calculations

        Annual incentive compensation awards are determined on February 1 of the year following the year for which the incentive compensation is earned, based upon the Company's audited results of operations. When our financial performance results in the identification of a Bonus Pool amount, a portion of this amount is allocated among the executive officers who are eligible to participate in the Bonus Pool in accordance with each "Participant's Bonus Pool Percentage" (derived, for any participant, from a fraction, the numerator of which is equal to the "Participant's Adjusted Base Salary," as defined in the Incentive Plan, and the denominator of which is equal to the sum of all of the Participants' Adjusted Base Salaries). In addition to the Named Executive Officers, there are other executive officer and manager participants in the Incentive Plan, and for certain of these participants a smaller fraction of their potential incentive compensation award is based upon overall Company-wide performance.

        The following table sets forth the percentage of each Named Executive Officer's maximum incentive compensation award that is determined based on the Bonus Pool:

Named Executive Officer	Participant's Bonus Pool Percentage
Mr. Busse	100%
Ms. Wagler	100%
Mr. Millett	50% (Through April 2011)
100% (After April 2011)
Mr. Teets	50%
Mr. Heasley	50%
Mr. Rinn(1)	50%

(1)
Mr. Rinn's Participant's Bonus Pool Percentage was pro-rated from his initial date of employment, July 14, 2011.

        Assuming that our performance results in a Bonus Pool:

  •
  a Corporate Executive Officer may earn a cash incentive compensation award in an amount equal to the product of (i) his or her Bonus Pool Percentage and (ii) the applicable Bonus Pool for the year, but not in excess of 250% of his or her annual base salary for the year. In addition, a Corporate Executive Officer may also receive an incentive compensation award payable in restricted shares of our common stock if there are unallocated amounts still remaining in the Bonus Pool after payment of that individual's cash incentive compensation awards. Any such restricted stock awards are in an amount equal to the product of (a) his or her Bonus Pool Percentage and (b) the Bonus Pool (after payment of the cash incentive compensation awards). The amount of this restricted stock award, if any, may not exceed the Corporate Executive Officer's annual base salary.

  •
  a Divisional Executive Officer may derive only half of his or her annual incentive compensation award based on the Bonus Pool amount. A Divisional Executive Officer may earn a cash incentive compensation award in an amount equal to the product of (i) his or her Bonus Pool Percentage and (ii) the applicable Bonus Pool for the year, but not in excess of 125% of his or her annual base salary for the year. In addition, a Divisional Executive Officer may also receive an incentive compensation award payable in restricted shares of our common stock if there are unallocated amounts still remaining in the Bonus Pool after payment of that individual's cash incentive compensation awards. Any such restricted stock awards are in an amount equal to the product of (a) his or her Bonus Pool Percentage and (b) the Bonus Pool (after payment of the cash incentive compensation awards). The amount of this restricted stock award, if any, may not exceed 50% of the Divisional Executive Officer's annual base salary.

        The number of shares of restricted stock issuable to an executive officer, if any, is determined by dividing the dollar amount of the restricted stock component of the award by the closing market price of our common stock on the last business day immediately preceding February 1. These restricted stock awards vest as to one-third of the shares of common stock covered by the award at the time of issuance and as to the remaining two-thirds of the shares covered by the award in equal installments on the first and second anniversaries of the date of issuance.

  Business Unit Award Calculations

        Annual business unit level incentive compensation awards are also determined on February 1 of the year following the year for which the incentive compensation is payable.

        Once a division or business unit's minimum and maximum return on assets targets have been calculated, the business unit's performance is measured by calculating that unit's Divisional Group or business unit Return on Assets, as the case may be, using a percentage derived by dividing the sum of (i) the appropriate entity's pre-tax income for the year, (ii) the amount of certain corporate expenses allocated to that entity, and (iii) the amount of incentive compensation award compensation expenses associated with the Incentive Plan, by the "Average Divisional ROA Assets," "Average Divisional Group ROA Assets" or "Average Business Unit ROA Assets" (defined as the sum of the total assets employed by that division or business unit at the end of each month during the year and during the last month of the prior year, with certain adjustments, and dividing the resulting amount by the number of months of the year, plus one.)

        A Divisional Executive Officer's receipt of the portion of his or her incentive compensation award based on his or her business unit's performance is calculated as follows: the award, if any, is equal to that percentage of his or her Maximum 50% Divisional Group Cash Bonus for the year, derived by (a) dividing the number of whole number increments between the applicable Minimum ROA Target for the Year for all the divisions or business groups comprising the Divisional Group and the applicable Maximum ROA Target for that year for all the divisions or business groups comprising the Divisional Group into one hundred (100), and (b) multiplying the result by the number of whole number increments, expressed as a percentage, between the applicable Minimum ROA Target and the actual Divisional Group Return on Assets for that year.

  2011 Incentive Award Amounts

        For 2011, the Committee determined that the Bonus Pool under the Incentive Plan was $13.1 million; however, only $12.6 million was awarded.

        For 2011, the total corporate level incentive compensation for the three Corporate Executive Officers, our Chief Executive Officer, Chief Financial Officer, and for part of the year our President and Chief Operating Officer, that was derived from the Bonus Pool was $7.1 million, while the total of the incentive compensation for the other Named Executive Officers, Messrs. Teets, Heasley and Rinn, derived from the Bonus Pool was $1.9 million.

        Since the Bonus Pool for 2011 was large enough, the Corporate Executive Officers earned the maximum of 250% of their base salary, in cash, and, since there were also sufficient unallocated amounts remaining in the Bonus Pool after payment of all applicable cash bonuses, they were also able to receive an amount equal to 100% of their base salary, payable in restricted shares of our common stock. These restricted shares vest over a two-year period. Each restricted share was issued at the closing market price of our common stock on the last business day prior to the February 1 award date.

        Consequently, because we had a sufficiently large Bonus Pool for 2011, our Chief Executive Officer and Chief Financial Officer each received 100% of his or her maximum potential incentive compensation award opportunity, or an amount equal to 350% of his or her base salary, as incentive compensation for 2011. Because Mr. Millett was only a Corporate Executive Officer after April 2011 and had a portion of his incentive compensation based on divisional responsibilities, he received 97% of his maximum potential incentive compensation award opportunity, or an amount equal to 339% of his base salary, as incentive compensation for 2011.

        In the case of the Divisional Executive Officers, their incentive compensation was based, in part (50%), on Company-wide performance (derived from the Bonus Pool) and, in part (50%), on the performance of their various divisions or business units. Consequently, for 2011, these Named Executive Officers derived half of their incentive compensation through participation in the Company-wide Bonus Pool and half of their incentive compensation through a bonus formula based upon their division's or business unit's operating performance, as described below.

        Since the Company-wide Bonus Pool for 2011 was large enough, for the 50% incentive compensation based on the Bonus Pool, the Divisional Executive Officers earned the maximum of 250% of half of their base salary, in cash, and, since there were also sufficient unallocated amounts remaining in the Bonus Pool after payment of all applicable cash bonuses, they also received a an amount equal to 100% of half of their base salary, payable in restricted shares of our common stock, excluding Mr. Heasley whose bonus was comprised entirely of cash as his divisional bonus was not great enough to reach the equity threshold. These restricted shares vest over a two-year period. Each restricted share was issued at the closing market price of our common stock on the last business day prior to the February 1 award date.

        For the other 50% of incentive compensation based on divisional results for the Divisional Executive Officers, the bonuses varied from zero to 100% of their maximum potential bonus.

        Messrs., Teets, Rinn and Heasley, received an amount equal to 250%, 250% and 175%, respectively, of their base salary in cash as incentive compensation for 2011, and received 86%, 37%, and 0% in restricted shares. These restricted shares vest over a two-year period. Each restricted share was issued at the closing market price of our common stock on the last business day prior to the February 1 award date.

        The total amount of the annual incentive compensation awards paid to the Named Executive Officers for 2011 are set forth in the Summary Compensation Table following this Compensation Discussion and Analysis.

  Other Equity Compensation

        To date, other types of equity compensation, not tied to our Steel Dynamics, Inc. 2008 Executive Incentive Compensation Plan, has not played a significant role in our executive compensation program. As has been our practice since our Company's inception, in 2011 all eligible employees, including the Named Executive Officers, were awarded automatic semi-annual stock options, on May 21 and November 21, in differing dollar amounts, based on each individual's job category or position. The exercise price of these stock options was equal to the fair market value of our common stock on each semi-annual grant date, based on the closing market price of our common stock on the last business day immediately preceding each grant date. These options were subject to a six-month vesting period from and after the date of grant and have a term of five years.

        Although our Chief Executive Officer was eligible to receive semi-annual stock option grants with a grant date dollar value of $100,000 each, while our Executive Vice Presidents were eligible to receive stock option grants with a grant date dollar value of $80,000 each, at the beginning of 2009, in response to the volatility in the global economic environment and in recognition of the fact that the decline in the market price of our common stock was creating unanticipated dilution issues for our stockholders, our Chief Executive Officer recommended, and the Committee concurred, that the dollar values of these semi-annual stock option grants should be temporarily reduced to 50% of their otherwise applicable grant date value for 2009, 75% of their otherwise applicable grant date values for 2010, and, for 2011, the Committee maintained the grant date value amount at 75% of their otherwise applicable level. The dollar value of the stock options granted to the Named Executive Officers in 2011 was as follows:

Named Executive Officer	Number of Grants in 2011	Grant Date Fair Value of Annual Grant(1)
Mr. Busse	Two	$59,032
Ms. Wagler	Two	46,049
Mr. Millett	Two	46,049
Mr. Teets	Two	46,049
Mr. Heasley	Two	46,049
Mr. Rinn	One	22,117

(1)
The amounts reported in this column reflect the grant date fair value for semi-annual stock options granted under the Company's 2006 Equity Incentive Plan during 2011, which were calculated using a Black Scholes option pricing model.

        The equity awards granted to the Named Executive Officers during 2011 are set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table following this Compensation Discussion and Analysis.

  Equity Award Grant Policy

        The Committee has not granted and does not intend to grant any stock options or make any other equity-based award that is tied to a specific exercise price or is dependent upon the market price of our common stock that incorporates an effective date that is any earlier than the actual date upon which the Committee makes the grant or award. In any event, the 2006 Plan prohibits the Committee from repricing or otherwise reducing the exercise price of outstanding stock options granted under that plan, or canceling any previously-granted stock options and granting new options to the same optionee at a lower exercise price, without first obtaining stockholder approval.

Other Compensation Policies

  Welfare and Other Benefits

        The welfare benefits received by our executive officers, including the Named Executive Officers, include medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage. These benefits are provided on the same general terms as to all of our full-time employees. Messrs. Millett and Teets and, in 2011, our Chief Executive Officer, also receive term life insurance with a benefit amount equal to twice their base salaries.

        Perquisites or other personal benefits are not a significant component of our executive compensation program. From time to time, we have provided limited perquisites, including personal use of corporate aircraft, to certain Named Executive Officers. In 2011, we provided nominal tax reimbursements to these Named Executive Officers in connection with the actual Medicare tax associated with the taxable income imputed to them as a result of their personal use of our Company's aircraft.

  Profit-Sharing and Retirement Savings Plan

        We have established a Profit Sharing and Retirement Savings Plan for eligible employees, including the Named Executive Officers, which is a "qualified plan" for federal income tax purposes. For 2011, under the plan, we allocated to eligible plan participants $35 million based on our pre-tax income (the

"profit-sharing pool"). The profit sharing pool consists of 2% of the company's consolidated pretax earnings plus a unique percentage of each of our profitable operating segments' pretax earnings (after the allocation of overhead expenses are applied to the segments). The profit-sharing pool is used to fund the plan, as well as a separate cash profit sharing bonus that may be paid to employees in March of the following year. The amount allocated to our Chief Executive Officer for 2011, based on the profit-sharing pool and the cash profit sharing bonus, was $25,478.

        We also allow employees to contribute on a pre-tax and after-tax basis up to 70% of their eligible compensation to the plan, but "highly compensated employees" (as defined for federal income tax purposes) were limited to a 9% contribution during 2011. We match employee contributions in an amount based upon our return on assets, with a minimum match of 5% and a maximum match of 50%, subject to certain applicable tax law limitations. The amount we contributed in respect to our Chief Executive Officer for 2011, based upon our Company's match of his contributions, was $934.

  Payments on Termination of Employment

        We have no written employment agreements with respect to our Chief Executive Officer, Chief Financial Officer or with any of the other Named Executive Officers. However, under a policy in effect since 1998, each Named Executive Officer is deemed to have a rolling one year term beyond the current year, subject to the following conditions.

        Under this policy, unless not less than 90 days prior to current year-end, either party gives written notice to the other of an intention not to renew for an additional year, the employment term is extended for an additional year beyond the current year-end.

        Accordingly, if without cause, any of these Named Executive Officer's employment were terminated, that person would be entitled to receive, in a lump sum, an amount equal to his base salary for the remaining months of his employment term, together with, in the Committee's discretion, a pro rata portion of the cash component of any incentive bonus payable (as and when determined) for the year of termination. If the termination of employment or non-extension is for cause, then such Named Executive Officer would not be entitled to receive any termination payment. If the Named Executive Officer voluntarily terminates his or her employment, then, absent a waiver, he or she would not be entitled to any termination payment.

        All Named Executive Officers receive major medical and long-term disability benefits. Messrs. Millett and Teets and, in 2011, our Chief Executive Officer, also receive term life insurance with a benefit amount equal to twice their base salaries.

Tax and Accounting Considerations

  Deductibility of Executive Compensation

        Generally, Section 162(m) of the Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and each of its other Named Executive Officers, other than its chief financial officer. Remuneration in excess of $1 million may be deducted if, among other things, it qualifies as "performance-based compensation" within the meaning of the Code. In this regard, the compensation income realized upon the exercise of stock options granted under a stockholder-approved stock option plan generally will be deductible so long as the options are granted by a committee whose members, as ours are, are non-employee directors and certain other conditions are satisfied.

        The Committee, where reasonably practicable, seeks to qualify the compensation paid to our executive officers for the "performance-based compensation" exemption from the deductibility limit (unless maintaining such deductibility would undermine our ability to meet our primary compensation objectives or otherwise are determined not to be in the best interests of our Company). As such, in approving the amount and form of compensation for our executive officers, we consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m). At this time, we believe, but cannot guarantee, that all of the compensation we have paid to the Named Executive Officers is deductible under Section 162(m) of the Code.

        The Committee, in its judgment, may authorize compensation payments that do not comply with an exemption from the deductibility limit when it believes that the benefits of such compensation outweigh the loss of the tax deduction and/or such compensation is appropriate to attract and retain executive talent.

  Accounting for Stock-Based Compensation

        We follow the Financial Accounting Standards Board's Accounting Standards Codification Topic 718 ("ASC 718") for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date "fair value" of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

COMPENSATION
TABLES

 2011 Summary Compensation Table

        The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the Named Executive Officers for the years ended December 31, 2011, 2010 and 2009.

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus(1) (d)	Stock Awards(2) (e)	Option Awards(3) (f)	Non-Equity Incentive Plan Compensation(4) (g)	All Other Compensation(5) (i)	Totals (j)
Keith E. Busse	2011	$1,040,000	$—	$3,040,004	$59,032	$2,612,739	$2,034,331	$8,786,106
Chairman and Chief	2010	1,000,000	—	—	60,658	1,532,071	61,747	2,654,476
Executive Officer	2009	900,000	—	—	38,316	1,134	42,233	981,683
Theresa E. Wagler	2011	420,000	—	420,011	46,049	1,062,739	13,608	1,962,407
Executive Vice President	2010	400,000	—	—	47,334	618,173	10,478	1,075,985
and Chief Financial Officer	2009	325,000	—	—	28,732	1,134	4,938	359,804
Mark D. Millett	2011	632,341	—	566,640	46,049	1,606,489	15,167	2,866,686
President and Chief Operating	2010	525,000	—	—	47,334	884,179	33,491	1,490,004
Officer	2009	475,000	—	—	28,732	1,134	10,556	515,422
Richard P. Teets, Jr.	2011	560,000	—	481,610	46,049	1,412,739	15,576	2,515,974
Executive Vice President for	2010	540,000	—	—	47,334	1,024,961	12,393	1,624,688
Steelmaking, President and	2009	490,000	—	—	28,732	138,334	13,672	670,738
Chief Operating Officer of Steel
Operations
Gary E. Heasley	2011	350,000	—	—	46,049	625,239	13,617	1,034,905
Executive Vice President	2010	340,000	113,900	—	47,334	267,845	10,503	779,582
for Business Development	2009	320,000	—	—	28,732	1,134	7,998	357,864
and President of New
Millennium Building Systems
Russell B. Rinn (hired July 2011)	2011	182,540	—	61,679	22,117	416,667	—	683,003
Executive Vice President	2010	—	—	—	—	—	—	—
for Metals Recycling, and	2009	—	—	—	—	—	—	—
President and Chief Operating
Officer of OmniSource
Corporation

(1)
The amount in this column represents a discretionary bonus paid to Mr. Heasley in 2010.

(2)
Except with respect to Mr. Busse, the amounts reported in this column reflect the grant date fair value of the restricted stock awards granted under the Company's 2008 Executive Incentive Compensation Plan (2008 Plan) as part of annual incentive compensation for its senior executive officers, without regard to vesting. Our methodology and rationale for the annual incentive compensation paid to the Named Executive Officers is described in the Performance-Based Incentive Compensation section of the foregoing Compensation Discussion and Analysis. In the case of Mr. Busse, this column reflects the grant date fair value of the restricted stock award granted under the 2008 Plan as part of the Company's annual incentive compensation for its senior executive officers, as well as an unrestricted stock award with a grant date fair value of $1.0 million and a restricted stock award with a grant date fair value of $1.0 million, the latter of which is subject to a three-year holding period requirement, which were granted to him in connection with his retirement at the end of 2011. For a discussion of the restricted stock awards reported in this column, see Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K under Equity-Based Incentive Plans.

(3)
The amounts reported in this column reflect the grant date fair value for semi-annual stock options granted under the Company's 2006 Equity Incentive Plan. For a discussion of the assumptions used in determining the grant date fair value of these stock options, see Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K under Equity-Based Incentive Plans.

(4)
The amounts reported in this column include the amounts paid under the 2008 Plan as part of the Company's annual incentive compensation for its senior executive officers. The amounts were paid for services performed during the indicated fiscal year, but paid in the subsequent fiscal year. Our methodology and rationale for the annual incentive compensation paid to the Named Executive Officers is described in the Performance-Based Incentive Compensation section of the foregoing Compensation Discussion and Analysis. The amounts reported in this column also include the cash portion of the profit sharing allocation made pursuant to the Company's Profit Sharing and Retirement Savings Plan paid in March for services performed during the previous fiscal year.

(5)
The amounts reported in this column include perquisites and other personal reimbursements, tax reimbursements, insurance premiums, and Company matching and profit sharing contributions to the Company's Profit Sharing and Retirement Savings Plan. In addition, in the case of Mr. Busse, the amounts reported include a cash payment in the amount of $2.0 million in connection with his retirement at the end of 2011.

(6)
Column (h) Change in Pension Value and Nonqualified Deferred Compensation Earnings, has been omitted as none of the Named Executive Officers received any such compensation during any of the covered fiscal years.

 All Other Compensation (Detail of Summary Compensation, Column (i))

Name (a)	Year (b)	Perquisites and Other Personal Benefits(1) (c)	Tax Reimbursements(2) (d)	Insurance Premiums (e)	Company Contributions to Retirement and 401(k) Plans(3) (f)	Total (g)
Keith E. Busse	2011	$11,808	$396	$8,454	$13,673	$34,331
	2010	42,623	139	8,454	10,531	61,747
	2009	28,597	80	8,454	5,102	42,233
Theresa E. Wagler	2011	—	—	—	13,608	13,608
	2010	—	—	—	10,478	10,478
	2009	—	—	—	4,938	4,938
Mark D. Millett	2011	—	9	1,530	13,628	15,167
	2010	21,381	79	1,530	10,501	33,491
	2009	3,971	4	1,566	5,015	10,556
Richard P. Teets, Jr.	2011	—	55	1,530	13,991	15,576
	2010	—	—	1,530	10,863	12,393
	2009	5,908	10	1,800	5,954	13,672
Gary E. Heasley	2011	—	9	—	13,608	13,617
	2010	—	23	—	10,480	10,503
	2009	3,028	10	—	4,960	7,998
Russell B. Rinn	2011	—	—	—	—	—
	2010	—	—	—	—	—
	2009	—	—	—	—	—

(1)
The amounts reported in this column represent the aggregate incremental cost to the Company for personal use of the Company's aircraft. The value of the personal use of the aircraft was determined by computing the incremental direct flight costs and adding to this the allocable share of the foregone income tax deduction related to the personal use of the aircraft. Direct flight costs are based on variable costs associated with personal flight activity including fuel costs, landing and parking fees, crew compensation and travel expenses and applicable taxes incurred. Non-variable costs that would have been incurred regardless of whether or not there was any personal use of the aircraft are excluded. The calculation of the foregone federal income tax deduction involves allocating the expenses of operating the aircraft between business seat hours and personal seat hours. The operating costs associated with the personal seat hours are nondeductible by the Company and these expenses are tax-effected, then allocated to those employees who have utilized the aircraft for personal use during the year based on their personal use hours relative to total personal use hours.

(2)
The amounts reported in this column represent the actual Medicare tax gross-up related to the taxable income imputed as a result of their personal use of the Company's aircraft.

(3)
The amounts reported in this column represent the Company's matching contributions paid on Section 401(k) deferrals, amounts accrued as profit sharing contributions and profit sharing forfeitures attributed to each individual.

2011 Grants of Plan-Based Awards Table

        The following table presents, for each of the Named Executive Officers, information concerning each grant of cash or equity award made during fiscal 2011. This information supplements the information about these awards, set forth in the Summary Compensation Table.

				All Other Awards: Number of
		Estimated Future Payouts Under Incentive Plan Awards					Grant Date Fair Value of Stock and Option Awards(5) (l)
						Exercise or Base Price of Option Awards (k)
				Shares of Stock or Units(3) (i)	Securities Underlying Options(4) (j)
Name (a)	Grant Date (b)	Non-Equity Target(1) (d)	Equity Target (g)(2)
Keith E. Busse		$2,612,739	65,204				$1,040,004
	12/19/2011			160 ,000			2,000,000
	5/21/2011				4,452	16.85	31,387
	11/21/2011				5,981	12.54	27,645
Theresa E. Wagler		1,062,739	26,333				420,011
	5/21/2011				3,561	16.85	23,932
	11/21/2011				4,785	12.54	22,117
Mark D. Millett		1,606,489	35,526				566,640
	5/21/2011				3,561	16.85	23,932
	11/21/2011				4,785	12.54	22,117
Richard P. Teets, Jr.		1,412,739	30,195				481,610
	5/21/2011				3,561	16.85	23,932
	11/21/2011				4,785	12.54	22,117
Gary E. Heasley		625,239	—				—
	5/21/2011				3,561	16.85	23,932
	11/21/2011				4,785	12.54	22,117
Russell B. Rinn		416,667	3,867				61,679
	11/21/2011				4,785	12.54	22,117

(1)
The amounts reported in column (d) reflect cash incentive compensation payable for 2011 pursuant to the cash incentive portion of the Company's 2008 Executive Incentive Compensation Plan (2008 Plan) but not awarded and paid until February of the following year.

(2)
The amounts reported in column (g) reflect equity award compensation in the form of restricted shares of our common stock, payable for 2011 pursuant to the stock incentive portion of the Company's 2008 Plan. These restricted shares vest as follows: one third vests in one month, one third vests in one year, and the remaining third vests in two years. The amounts reported in column (l) in the same row reflect the grant date fair value of the afore mentioned restricted shares of common stock earned pursuant to the stock incentive portion of the Company's 2008 Plan.

(3)
The amount reported in column (i) reflects the number of shares of an unrestricted stock award with a grant date fair value of $1.0 million and a restricted stock award with a grant date fair value of $1.0 million, the latter of which is subject to a three-year holding period requirement, which were granted to Mr. Busse in connection with his retirement at the end of 2011.

(4)
The amounts reported in column (j) reflect the number of shares of the Company's common stock underlying the May 21 and November 21, 2011 automatic semi-annual stock option grants pursuant to the Company's 2006 Equity Incentive Plan. These stock options, which are subject to a six month vesting requirement, are currently exercisable or exercisable within 60 days.

(5)
The amounts reported in column (l) reflect the grant date fair value of automatic semi-annual stock option grants pursuant to the Company's 2006 Equity Incentive Plan, which were calculated using a Black Scholes option pricing model, as more fully described in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K, under Equity-Based Incentive Plans.

 2011 Outstanding Equity Awards at Fiscal Year-End

        The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options and other equity awards held as of December 31, 2011. The market value of the shares of the Company's common stock reflected in the table is based upon the market price per share of the common stock as of the last trading day of 2011.

	Number of Securities Underlying Unexercised Options				Number of Shares or Units of Stock That Have Not Vested(2) (g)	Market Value of Shares or Units of Stock That Have Not Vested (h)(2)
			Option Exercise Price (e)	Option Expiration Date (f)
Name (a)	Exercisable (b)	Unexercisable (c)
Keith E. Busse(1)	4,136		$24.18	5/21/2012	—	$—
	4,040		24.76	11/21/2012
	2,643		37.84	5/21/2013
	1		5.23	11/21/2013
	3,552		14.08	5/21/2014
	3,096		16.15	11/21/2014
	5,527		13.57	5/21/2015
	4,673		16.05	11/21/2015
	4,452		16.85	5/21/2016
	5,981		12.54	11/21/2016
Theresa E. Wagler(1)	3,310		24.18	5/21/2012	26,333	346,279
	3,232		24.76	11/21/2012
	2,115		37.84	5/21/2013
	15,297		5.23	11/21/2013
	2,841		14.08	5/21/2014
	2,477		16.15	11/21/2014
	4,422		13.57	5/21/2015
	3,739		16.05	11/21/2015
	3,561		16.85	5/21/2016
		4,785	12.54	11/21/2016
Mark D. Millett(1)	3,310		24.18	5/21/2012	35,526	467,167
	3,232		24.76	11/21/2012
	2,115		37.84	5/21/2013
	15,297		5.23	11/21/2013
	2,841		14.08	5/21/2014
	2,477		16.15	11/21/2014
	4,422		13.57	5/21/2015
	3,739		16.05	11/21/2015
	3,561		16.85	5/21/2016
		4,785	12.54	11/21/2016

	Number of Securities Underlying Unexercised Options				Number of Shares or Units of Stock That Have Not Vested(2) (g)	Market Value of Shares or Units of Stock That Have Not Vested (h)(2)
			Option Exercise Price (e)	Option Expiration Date (f)
Name (a)	Exercisable (b)	Unexercisable (c)
Richard P. Teets, Jr.(1)	3,310		24.18	5/21/2012	30,195	397,064
	3,232		24.76	11/21/2012
	2,115		37.84	5/21/2013
	15,297		5.23	11/21/2013
	2,841		14.08	5/21/2014
	2,477		16.15	11/21/2014
	4,422		13.57	5/21/2015
	3,739		16.05	11/21/2015
	3,561		16.85	5/21/2016
		4,785	12.54	11/21/2016
Gary E. Heasley(1)	3,310		24.18	5/21/2012	—	—
	3,232		24.76	11/21/2012
	2,115		37.84	5/21/2013
	15,297		5.23	11/21/2013
	2,841		14.08	5/21/2014
	2,477		16.15	11/21/2014
	4,422		13.57	5/21/2015
	3,739		16.05	11/21/2015
	3,561		16.85	5/21/2016
		4,785	12.54	11/21/2016
Russell B. Rinn(1)		4,785	12.54	11/21/2016	3,867	50,851

(1)
The amounts reported in column (b) reflect the number of shares of the Company's common stock covered by the automatic semi-annual stock option grants on May 21 and November 21 during 2007, 2008, 2009, 2010, and on May 21, 2011, under the Company's 2006 Equity Incentive Plan. The amounts reported in column (c) reflect the number of shares of the Company's common stock covered by the automatic semi-annual stock option grant on November 21, 2011 under the Company's 2006 Equity Incentive Plan.

(2)
The amounts reported in column (g) reflect the number of shares of restricted stock awarded for 2011 pursuant to the Company's 2008 Executive Incentive Compensation Plan that remain subject to a vesting period of one month for one third of the shares, one year for one third of the shares and for two years for the remainder. The amounts reported in column (h) reflect the grant date fair value of these awards.

Potential Payments Upon Termination or Change in Control

        We do not currently have written employment agreements or change in control agreements with our Chief Executive Officer, our Chief Financial Officer or with any of our other Named Executive Officers, but this practice is under current review by our Compensation Committee. We have, however, maintained an informal policy under which it is assumed that each of such officers started with a two year term of employment, and assuming further that the Company does not deliver a notice of non-renewal to that office, without cause, by October 1 of a given year (at which time that executive officer would have still had 15 months remaining of his or her employment term), that executive officer would be deemed to be entitled to one additional year of employment.

        The table below reflects the various severances, post-employment or other payments we would have been required to make if any of our Named Executive Officers' employment were to have been terminated on December 31, 2011, without cause, under the circumstances described in the prior paragraph.

Name (a)	Benefit (b)	Termination without Cause or for Good Reason (c)(1)	Voluntary Termination (d)	Death or Disability (e)
Keith E. Busse	Severance	$2,080,000	$—	$2,080,000
Theresa E. Wagler	Severance	840,000	—	840,000
Mark D. Millett	Severance	1,340,000	—	1,340,000
Richard P. Teets, Jr.	Severance	1,120,000	—	1,120,000
Gary E. Heasley	Severance	700,000	—	700,000
Russell B. Rinn	Severance	800,000	—	800,000

(1)
The amounts included in column (c) were calculated as two times the individual's base salary at December 31, 2011.

2011 Option Exercises and Stock Vested Table

        The following table sets forth the number and corresponding value realized during 2011 with respect to stock options that were exercised and restricted shares that became unrestricted during the year for each Named Executive Officer.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting (e)
Keith E. Busse	5,652	$18,595	28,248	$514,114
Theresa E. Wagler	4,240	11,448	10,201	185,658
Mark D. Millett	4,240	11,448	14,909	271,344
Richard P. Teets, Jr.	4,240	19,758	11,881	216,234
Gary E. Heasley	—	—	10,044	182,801
Russell B. Rinn	—	—	—	—

2011 Pension Benefits Table

        We did not sponsor any defined benefit pension or other actuarial plan for the Named Executive Officers during 2011.

2011 Nonqualified Deferred Compensation Table

        We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for the Named Executive Officers during 2011.

2011 Directors Compensation Table

        The following table presents the total compensation for each person who served as a non-employee member of the Board of Directors during 2011. Other than as set forth in the table and described more fully below, in 2011 we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the other non-employee members of the Board of Directors. Mr. Busse, who was Chairman of the Board of Directors and Chief Executive Officer in 2011, Mr. Millett, who was Chief Operating Officer during 2011, and Mr. Teets, who was President of Steel Operations during 2011, receive no compensation for their service as directors, and, consequently, are not included in this table. The compensation received by Messrs. Busse, Millett and Teets, as employees of the Company during 2011, is presented in the 2011 Summary Compensation Table on page 54.

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards(1) (c)	Total (h)
John C. Bates	$74,500	$90,014	$164,514
Dr. Frank D. Byrne	81,250	90,014	171,264
Paul B. Edgerley	75,500	90,014	165,514
Richard J. Freeland	98,500	90,014	188,514
Dr. Jürgen Kolb	94,500	90,014	184,514
James C. Marcuccilli	96,500	90,014	186,514
Joseph D. Ruffolo	140,250	90,014	230,264
Gabriel L. Shaheen	91,750	90,014	181,764

(1)
The amounts reported in column (c) reflect the grant date fair value of the deferred stock units granted under the Company's 2006 Equity Incentive Plan. The awards granted in 2011, each of which was 5,264 shares of the Company's common stock will vest one year from the grant date of June 1, 2011.

2011 Directors Outstanding Equity Awards at Fiscal Year-End Table

	Stock Awards(1)
Name (a)	Number of Shares or Units of Stock That Have Not Vested (g)	Market Value of Shares or Units of Stock That Have Not Vested (h)
John C. Bates	5,381	$70,760
Dr. Frank D. Byrne	5,381	70,760
Paul B. Edgerley	5,381	70,760
Richard J. Freeland	5,381	70,760
Dr. Jürgen Kolb	5,381	70,760
James C. Marcuccilli	5,381	70,760
Joseph D. Ruffolo	5,381	70,760
Gabriel L. Shaheen	5,381	70,760

(1)
Equity awards consist of deferred stock units.

 Proposal No. 4
Advisory Vote to Approve Named Executive Officer Compensation

        We are asking our stockholders to approve, on an advisory basis, the compensation we paid to our Named Executive Officers for 2011, as disclosed in this Proxy Statement pursuant to the requirements of Item 402 of Regulation S-K. This advisory vote, which is sometimes referred to as a "say on pay" vote, is required by Section 14A of the Securities Exchange Act of 1934. Pursuant to Section 14A, this vote is advisory only, and, accordingly. is not binding on the Company or on our Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board of Directors will carefully consider the outcome of the vote when making future compensation decisions.

        As described in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation policies and practices have been grounded, since the inception of the Company, in a fundamental principle: our executive officers should be compensated largely through highly-leveraged, short-term incentive compensation that is entirely dependent on our profitability. While this policy undergoes continuous review, it was the guiding principle during 2011.

        In summary, our executive compensation policies and practices are driven by and have been consistently administered in accordance with the following principles:

  •
  base compensation should be fixed, payable in cash, and should generally be established at the lower end of the competitive market, yet when combined with the potential for above-market, highly-leveraged incentive compensation, be sufficiently competitive to attract and retain the type of entrepreneurial executives we seek, who are willing to place at risk a disproportionately large portion of their total annual compensation, based on achievement;

  •
  no incentive compensation should be awarded unless Company profits and/or divisional earnings first exceed certain minimum threshold levels and, therefore, any incentive compensation will be dependent upon additional earnings beyond such minimums, capped, however, at a multiple of base compensation;

  •
  subjective, discretionary bonuses, although appropriate under exceptional circumstances, should not generally be used as a regular part of incentive compensation;

  •
  total annual compensation opportunity across all market conditions should be at least at or above market norms when Company performance so merits; and

  •
  reward for exemplary individual effort and performance should be expressed through annual increases in the level of base compensation.

        Our Board of Directors believes that our Company's executive compensation program is working to align our executive officers' interests with those of our stockholders in support of long-term value creation through exemplary performance.

        Accordingly, the Board of Directors is requesting your non-binding approval of the following resolution:

    "RESOLVED, that the stockholders of Steel Dynamics, Inc. approve, on an advisory basis, the compensation for 2011 paid to the Named Executive Officers, as disclosed in the Proxy Statement for the 2012 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables, and the accompanying narrative set forth on pages 36 to 59 of the Proxy Statement."

 Statement of Policy for the Review, Approval or Ratification
of Transactions with Related Persons

        Related persons transactions are subject to our Statement of Policy For the Review, Approval or Ratification of Transactions With Related Persons. A copy of this policy is available on our website at www.steeldynamics.com under "Investor Center—Corporate Governance."

        The policy applies to any "Transaction With a Related Person." Under our policy, a "Related Person" is a person who is, or at any time since the beginning of our last fiscal year was a director or executive officer, a nominee to become a director, a stockholder who beneficially owns 5% or more of our common stock, an "Immediate Family Member" (that is, a spouse, child, parent, sibling, or an in-law) of any of the foregoing persons, as well as any entity which is owned or controlled by any of such persons (or of which such person is a general partner or a 5% or greater beneficial owner) or any other person identified by our Audit Committee or our Board as a "Related Person" for purposes of this policy. Once a person has been identified as "Related Person" and if we or any subsidiary is a participant, then if the aggregate amount involved in the transaction exceeds $120,000 and the "Related Person" has a direct or indirect interest (other than simply as a result of being a director or less than a 10% beneficial owner of the entity involved) the transaction must be considered, approved or ratified by the Audit Committee.

        We have established the threshold transactional amount at $120,000, which triggers the review, even though applicable SEC regulations currently set the threshold higher. We have done this so that even smaller transactions with Related Persons will be reviewed for fairness and appropriateness. Employment of a Related Person in the ordinary course of business consistent with our policies and practices with respect to the employment of non-Related Persons in similar positions (so long as the Related Person is not an executive officer required to be reported in our annual proxy statement) is not subject to the policy but are nonetheless disclosed herein. Transactions involving competitive bids are considered pre-approved for purposes of our policy.

        All other transactions subject to our policy must be approved in advance by the Audit Committee, unless our Chief Executive Officer or Chief Financial Officer determines that it is impractical to wait until an Audit Committee meeting. In such event, the Chair of the Audit Committee may review and approve the proposed Related Person transaction but shall then promptly report any such approval to the full Audit Committee. All material facts respecting the Related Person transaction must be disclosed to the Audit Committee. In the event that we become aware of a Related Person transaction that has not been approved prior to its consummation, the matter must then still be reviewed by the Audit Committee, which will then review all relevant facts and circumstances, shall evaluate all available options (including ratification, revision or termination of the transaction), and shall take such course of action as it deems appropriate.

        In reviewing any Related Person transaction, the Audit Committee must consider the proposed benefits to the Company, the availability of other sources of comparable products or services, an assessment of whether the proposed transaction is at least on terms comparable to the terms available to an unrelated third party or to employees generally, and must then determine that the transaction is fair and reasonable to the Company.

Certain Relationships and Related Party Transactions

        Our supply agreement with Heidtman Steel Products, Inc. expired in July 2008. The agreement had specified terms by which Heidtman agreed to purchase, and we agreed to sell to Heidtman, specified quantities of hot rolled and cold rolled products on a monthly basis. We have since then continued to do business with Heidtman in the ordinary course. We sell flat rolled products and occasionally purchase ferrous materials from Heidtman.

        The president and chief executive officer of Heidtman is a member of our board of directors and a stockholder of the Company. Transactions with Heidtman for the years ended December 31 are as follows (in thousands):

	2009	2010	2011
Sales	$132,272	$202,897	$242,300
Percentage of consolidated net sales	3%	3%	3%
Accounts receivable	26,983	31,544	35,646
Purchases	11,864	18,275	18,998
Accounts payable	468	969	882

        On September 15, 2009, we purchased a 32 acre tract of land adjacent to our Flat Roll Division in Butler, Indiana, together with a 387,000 square foot building from Heidtman for $9.3 million. Simultaneously, we also purchased equipment located at this site from Heidtman for $18.6 million. Immediately following these purchases, we leased the real estate and equipment to Heidtman for a term of five years commencing on September 15, 2009 and terminating on August 31, 2014. Heidtman pays us a monthly rental fee for the use of the real estate and equipment. The real estate and equipment have been used and will continue to be used by Heidtman in its steel processing operations. These transactions were effected and will be administered at arm's length pursuant to appraised values and market rates.

        We also purchase and sell recycled metal with other smaller affiliated companies. These transactions for the years ended December 31 are as follows (in thousands):

	2009	2010	2011
Sales	$16,156	$37,057	$36,486
Accounts receivable	3,573	6,577	7,247
Purchases	81,926	177,166	239,395
Accounts payable	6,297	12,601	5,702

        We employ Michael Busse as Sales Manager for our Structural and Rail Division and Aaron Busse as a marketing employee at OmniSource Corporation. Keith E. Busse, our Chairman and Chief Executive Officer until his retirement effective January 1, 2012, is the father of Michael Busse and Aaron Busse. During 2011, each of these relationships involved payments for services rendered to the Company as employees, performing work at no more than market rates.

        All of the foregoing transactions and relationships were approved in accordance with our Policy for the Review, Approval or Ratification of Transactions with Related Persons. We believe that the transactions described are on terms no less favorable to us than could be obtained from unaffiliated third parties.

 Other Matters

        We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. In the event that other matters do properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors

MARK D. MILLETT President and Chief Executive Officer

Fort Wayne, Indiana
April 5, 2012

Annex A

AMENDED AND RESTATED
STEEL DYNAMICS, INC.
2006 EQUITY INCENTIVE PLAN

        1.     Purpose of the Amended Plan and Available Awards.

        1.1    Purpose.    The purpose of the Amended and Restated Steel Dynamics, Inc. 2006 Equity Incentive Plan (the "Amended Plan"), which will become effective upon approval by the Company's stockholders, as contemplated by Section 1.2, is to continue incentives designed to motivate Participants to continue to put forth maximum effort toward the success and growth of the Company and to attract and retain qualified persons who, by their experience, skill and diligence, are able to make important contributions to our success. To accomplish these objectives, the Amended Plan provides for awards of equity based incentives through the grant of Options, Restricted Stock Awards, Unrestricted Stock Awards, Stock Appreciation Rights, Performance Awards, Deferred Stock Units and Restricted Stock Units to Eligible Employees and other Participants, all subject to the conditions described in the Amended Plan.

        1.2    Establishment.    The effective date of the Amended Plan (the "Effective Date"), is the later to occur of May 17, 2012 or the date on which the holders of a majority of the outstanding shares of the Company's common stock present or represented, and entitled to vote at the Steel Dynamics 2012 Annual Meeting of Stockholders approve the Amended Plan, which approval must occur within twelve months after May 17, 2012. No Awards under the Amended Plan may be granted prior to the date of stockholder approval.

        1.3    Shares Available for Issuance of Awards.    A total of 16,567,927 shares are available for issuance of Awards under the Amended Plan, including the 1,067,927 shares remaining unissued under the existing plan.

        2.     Definitions.

        2.1   "409A Award" means an Award that is considered "nonqualified deferred compensation" within the meaning of Section 409A of the Code and Section 8 of this Amended Plan.

        2.2   "Administrator" means the Board or the Committee appointed by the Board in accordance with Section 3.5.

        2.3   "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        2.4   "Amended Plan" means this Amended and Restated Steel Dynamics, Inc. 2006 Equity Incentive Plan.

        2.5   "Award" means any right granted under the Amended Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, an Unrestricted Stock Award, a Performance Award, a Stock Appreciation Right, a Deferred Stock Unit and a Restricted Stock Unit.

        2.6   "Award Agreement" means a written agreement between the Company and a holder of an Award, evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Amended Plan.

        2.7   "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

        2.8   "Board" means the Board of Directors of the Company.

        2.9   "Business Combination" has the meaning set forth in Section 2.12(e).

        2.10 "Cashless Exercise" has the meaning set forth in Section 6.4.

        2.11 "Cause" means if the Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition therein contained, or, if no such agreement exists, it shall mean (a) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (b) conduct tending to bring the Company into substantial public disgrace, or disrepute, or (c) gross negligence or willful misconduct with respect to the Company or an Affiliate. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

        2.12 "Change in Control" shall mean:

          (a)   The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

          (b)   The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

          (c)   The adoption of a plan relating to the liquidation or dissolution of the Company; or

          (d)   Any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); or

          (e)   The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (1) 50% or more of the total voting power of (i) the Surviving Corporation, or (ii) if applicable, the ultimate Parent Corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (3) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a "Non-Qualifying Transaction").

        2.13 "Code" means the Internal Revenue Code of 1986, as amended.

        2.14 "Committee" means a committee of the Board appointed by the Board to administer the Amended Plan in accordance with Section 3.5.

        2.15 "Common Stock" means the common stock of the Company.

        2.16 "Company" means Steel Dynamics, Inc., an Indiana corporation.

        2.17 "Company Voting Securities" has the meaning set forth in Section 2.12(d).

        2.18 "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Eligible Employee or an Eligible Director is not interrupted or terminated. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any approved leave of absence.

        2.19 "Covered Employee" means the chief executive officer and the four (4) or more other highest compensated or other officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act.

        2.20 "Date of Grant" means the date on which an Award is made, if made automatically under one or more Amended Plan provisions, or the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Company Common Stock or, if a different date is set forth in such resolution, or determined by the Administrator, as the Date of Grant, then such date as is set forth in such resolution.

        2.21 "Deferral Period" has the meaning set forth in Section 7.6(a).

        2.22 "Deferred Stock Unit" means the right to receive, at the end of the Deferral Period, one (1) share of Common Stock pursuant to Section 7.6.

        2.23 "Director" means a member of the Board of Directors of the Company.

        2.24 "Disability" means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.5 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator. Except in situations where the Administrator is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.5 hereof within the meaning of Code Section 22(e)(3), the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

        2.25 "Effective Date" has the meaning set forth in Section 1.2.

        2.26 "Eligible Director" means any member of the Board who is not an Eligible Employee.

        2.27 "Eligible Employee" means any person employed by the Company or an Affiliate, including any business, corporation or other entity acquired by the Company or an Affiliate if and to the extent specifically approved by the Committee; provided, however, that an "Eligible Employee" shall not include, unless specifically approved by the Committee, any person employed by the Company or any Affiliate whose terms and conditions of employment are established by or subject to the terms of a collective bargaining agreement.

        2.28 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.29 "Fair Market Value" means, as of any date, the last reported sale price per share on such date on the Nasdaq National Market or the principal exchange on which it is traded, or if no sale was made on such date on such principal exchange, the closing reported bid price on such date on such exchange.

        2.30 "Free Standing Rights" has the meaning set forth in Section 7.5(a).

        2.31 "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        2.32 "Incumbent Directors" means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director.

        2.33 "Net Exercise" has the meaning set forth in Section 6.4.

        2.34 "Non-Employee Director" means a Director who is a "non-employee director" within the meaning of Rule 16b-3.

        2.35 "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        2.36 "Non-Qualifying Transaction" has the meaning set forth in Section 2.12(e).

        2.37 "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        2.38 "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Amended Plan.

        2.39 "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Amended Plan and need not be identical.

        2.40 "Optionholder" means a person to whom an Option is granted pursuant to the Amended Plan or, if applicable, such other person who holds an outstanding Option.

        2.41 "Outside Director" means a Director who is an "outside director" within the meaning of Section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(3).

        2.42 "Participant" means a person to whom an Award is granted pursuant to the Amended Plan or, if applicable, such other person who holds an outstanding Award, and includes an Eligible Employee or an Eligible Director.

        2.43 "Performance Award" means Awards granted pursuant to Section 7.3.

        2.44 "Related Rights" has the meaning set forth in Section 7.5(a).

        2.45 "Restricted Period" means the period during which any risk of forfeiture or other restrictions set by the Administrator remain in effect.

        2.46 "Restricted Stock Award" means any Award granted pursuant to Section 7.1.

        2.47 "Restricted Stock Unit" means the right to receive, at the end of the Restricted Period, one (1) share of Common Stock pursuant to Section 7.7.

        2.48 "Right of Repurchase" means the Company's option to repurchase Common Stock acquired under the Amended Plan upon the Participant's termination of Continuous Service pursuant to Section 7.4.

        2.49 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        2.50 "SAR Amount" has the meaning set forth in Section 7.5.

        2.51 "SAR Exercise Price" has the meaning set forth in Section 7.5(b).

        2.52 "SEC" means the Securities and Exchange Commission.

        2.53 "Securities Act" means the Securities Act of 1933, as amended.

        2.54 "Stock Appreciation Right" means the right pursuant to an award granted under Section 7.5 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of stock covered by such right or such portion thereof, over (B) the aggregate SAR Exercise Price of such right or such portion thereof.

        2.55 "Surviving Entity" means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities or securities or rights convertible into voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity.

        2.56 "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

        2.57 "Unrestricted Stock" means any Award of Common Stock granted pursuant to Section 7.2 that is not subject to restrictions on transfer or a risk of forfeiture.

        2.58 "Unrestricted Stock Award" means any Award granted pursuant to Section 7.2.

        3.     Administration.

        3.1    Administration by Board.    The Amended Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3.5.

        3.2    Powers of Administrator.    The Administrator shall have the power and authority to select and grant Awards to Participants, pursuant to the terms of the Amended Plan.

        3.3    Specific Powers.    In particular, subject to the limitations and other provisions set forth in this Amended Plan, the Administrator shall have the authority: (a) to construe and interpret the Amended Plan and apply its provisions; (b) to promulgate, amend and rescind rules and regulations relating to the administration of the Amended Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Amended Plan; (d) to delegate its authority to one or more Officers of the Company with respect to Awards, other than Performance Awards, that do not involve Covered Employees or "insiders" within the meaning of Section 16 of the Exchange Act; (e) to determine when Awards are to be granted under the Amended Plan; (f) from time to time to select those Participants to whom Awards shall be granted and to determine the number of shares of Common Stock to be made subject to each Award; (g) to prescribe the manner by which an Award shall be evidenced, either in paper or electronic form or by book entry, as well as the form of all Award Agreements and Option Agreements hereunder; (h) to determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (i) to prescribe the terms and conditions of each Award, including, without limitation, the purchase price or exercise price and medium of payment, vesting provisions and Right of Repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (j) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, the term of any Award, the purchase price or exercise price, as the case may be, subject to applicable legal restrictions; provided, however, that the Administrator may not, without the approval of the stockholders of the Company, (A) reprice or otherwise reduce the exercise or base price of unexercised Award, or (B) cancel previously granted Awards and issue new Awards to the same Participants at a lower exercise or base price. In addition, if any such amendment impairs a Participant's rights or increases a Participant's obligations under his or her Award, such amendment shall also be subject to the Participant's consent (provided, however, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock underlying the Options and the exercise price, shall not constitute an impairment of the Participant's rights that requires consent); (k) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their Continuous Service for purposes of the Amended Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company's employment policies; (l) to make decisions with respect to outstanding Options that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments; and (m) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Amended Plan.

        3.4    Decisions Final.    All decisions made by the Administrator pursuant to the provisions of the Amended Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

        3.5    The Committee.

          (a)   General.    The Board may delegate administration of the Amended Plan to a Committee or Committees of three (3) or more members of the Board, including the Compensation Committee, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated and which meets the composition requirements of Section 3.5(b). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Amended Plan, the powers theretofore possessed by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Amended Plan. The members of the Committee shall be appointed by and to serve at the pleasure of the Board. From time to time, the Board may increase the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Amended Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable. In the absence of any specific delegation of authority to the contrary, the Committee shall be the Compensation Committee.

          (b)   Committee Composition.    The Committee shall consist solely of three or more Non-Employee Directors who are also Outside Directors. All such directors shall also meet all standards for "independence" as that term is defined under applicable securities laws, Securities and Exchange Commission rules and listing standards as they may exist from time to time. Within the scope of such authority, the Administrator may (i) delegate to a committee of two or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of two or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. In addition, the Administrator may delegate its authority within specified parameters to one or more Officers of the Company with respect to awards that do not involve Covered Employees or "insiders" within the meaning of Section 16 of the Exchange Act;

        3.6    Indemnification.    In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator and each of the Administrator's consultants shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator or any of its consultants may be party by reason of any action taken or failure to act under or in connection with the Amended Plan or any Option granted under the Amended Plan, and against all amounts paid by the Administrator or any of its consultants in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator or any of its consultants in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator or any of its consultants did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator or any of its consultants shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

        4.    Eligibility for Specific Awards.    Awards under the Amended Plan may be granted to any Participant who is designated by the Administrator to receive an Award.

        5.    Shares Subject to Awards.    The stock available for grant of Options and all other Awards under the Amended Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 6.13, the shares which may be issued pursuant to Awards granted under the Amended Plan, including Incentive Stock Options, include the shares previously reserved for issuance under the Amended Plan that have not been issued and are not subject to an outstanding Award on the Effective Date and those shares that were subject to Awards granted prior to the Effective Date that have been forfeited or expired, plus an additional 15,500,000 shares of Common Stock. The number of shares of Common Stock available for issuance under the Amended Plan will be reduced by (a) 1 share for each share of Common Stock delivered pursuant to an Award granted prior to the Effective Date, (b) 2.09 shares for each share of Common Stock delivered pursuant to any Award (other than an Option or a Stock Appreciation Right) granted after the Effective Date, and (c) 1 share for each share of Common Stock delivered pursuant to an Option or Stock Appreciation Right granted after the Effective Date. Awards that by their terms do not permit settlement in shares of Common Stock will not reduce the number of shares of Common Stock available for issuance under the Amended Plan. Any shares issued by the Company through the assumption or substitution of outstanding Awards from an acquired company will not, unless required by law or regulation, reduce the shares available for Awards under the Amended Plan. Fractional shares of Common Stock may not be issued under the terms of any Award, but the Administrator may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.

        5.1    Individual Share Limitation.    Subject to the provisions of Section 10.2 below, the maximum number of shares with respect to which Awards, including Options and Stock Appreciation Rights, may be granted to any Eligible Employee in any one fiscal year shall be 300,000 shares.

        5.2    Reversion of Shares to Share Reserve.    If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full or being fully vested, then the number of shares of Common Stock counted against the number of shares available for issuance under the Amended Plan with respect to such Award pursuant to Section 5 above, to the extent of such expiration or other termination, shall again be available for issuance under the Amended Plan. If shares of Common Stock issued under the Amended Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, including the Right of Repurchase of unvested Common Stock under Section 7.4, then the number of shares of Common Stock counted against the number of shares available for issuance under the Amended Plan with respect to such Award pursuant to Section 5 above, to the extent of such forfeiture, shall again be available for issuance under the Amended Plan. Notwithstanding the foregoing, shares of Common Stock subject to an Award under this Amended Plan may not again be available for issuance under the Amended Plan if such shares are: (i) shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) shares used to pay the exercise price of an Option, (iii) shares delivered to or withheld by the Company to pay the withholding taxes related to an Award in accordance with Section 10.4, or (iv) shares repurchased on the open market with the proceeds of an Option exercise.

        6.    Options: Terms and Conditions.    The Administrator may from time to time grant Options hereunder, either Incentive Stock Options or Nonstatutory Stock Options, as it may deem advisable. Options granted under the Amended Plan shall be evidenced by Option Agreements (which need not be identical) in such form and containing such provisions which are consistent with the Amended Plan as the Administrator shall from time to time approve. Each agreement shall specify whether the Option granted thereby is an Incentive Stock Option or a Nonstatutory Stock Option. Options granted to an Eligible Director, however, may only be Nonstatutory Stock Options. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

        6.1    Number of Shares Subject to Option.    Each Option Agreement shall specify the number of shares subject to the Option.

        6.2    Option Price.    The purchase price for the shares subject to any Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock on the day immediately preceding the Date of Grant.

        6.3    Ten Percent Stockholders.    A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock on the market day immediately preceding the Date of Grant, and the Option is not exercisable after the expiration of five years from the Date of Grant.

        6.4    Medium and Time of Payment.    The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Administrator and upon such terms as the Administrator shall approve, the exercise price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, (ii) by the withholding of whole shares of Common Stock which would otherwise be delivered, having an aggregate Fair Market Value on the date of delivery equal to the exercise price and any tax withholding obligation ("Net Exercise"), (iii) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise and, if permitted, an order to sell some or all of the underlying Shares (a "Cashless Exercise"); (iv) by a combination of any of such methods, or (v) in such other manner as the Administrator, in its discretion, either at the time of grant or thereafter, may provide. The Administrator may also, in its discretion, require as a condition of exercise that the optionee pay to the Company federal, state or local withholding or employment tax required by law, which payment may be made by any of the foregoing methods.

        Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, a Cashless Exercise or a Net Exercise or other transaction by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, or an Affiliate in violation of section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Amended Plan. Unless otherwise provided in the terms of an Option Agreement, payment of the exercise price by a Participant who is an officer, director or other "insider" subject to Section 16(b) of the Exchange Act through a Net Exercise transaction is subject to pre-approval by the Administrator, in its sole discretion, which pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

        6.5    Term of Option.    No Option granted to an Eligible Employee or an Eligible Director shall be exercisable after the expiration of the earliest of (a) five years after the date the Option is granted, (b) ninety days after the date the Optionholder's Continuous Service with the Company and its Affiliates terminates if such termination is for any reason other than Disability, death, or Cause, (c) the date the Optionholder's Continuous Service with the Company and its Affiliates terminates if such termination is for Cause, as determined by the Board or by the Committee in its sole discretion, or (d) the earlier of one hundred eighty days after the date the Optionholder's Continuous Service with the Company and its Affiliates terminates, if such termination is a result of death or Disability, or death results within not more than ninety days of the date on which the Optionholder's Continuous Service terminates, or the expiration of the stated term of the Option; provided, however, that the Option Agreement for any Option may provide for shorter periods in each of the foregoing instances.

        6.6    Exercise of Option.    No Option shall be exercisable during the lifetime of an Optionholder by any person other than the Optionholder. The Administrator shall have the power to set the time or times within which each Option shall be exercisable and to accelerate the time or times of exercise. Any Option or unexercised portion thereof granted to the Optionholder, to the extent exercisable by him or her on the date of death, may be exercised by the Optionholder's designated beneficiary, personal representatives, heirs, or legatees.

        To the extent that an Optionholder has the right to exercise an Option and purchase shares pursuant thereto, the Option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by payment in full, in any ways permitted hereunder, of the purchase price for such shares.

        6.7    No Transfer of Option.    No Option shall be transferable by an Optionholder otherwise than by will or the laws of descent and distribution or pursuant to the provisions of a Qualified Domestic Relations Order. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. No right or interest of an Eligible Employee in any Option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Eligible Employee to any other party other than the Company or an Affiliate.

        6.8    Limit on Incentive Stock Options.    To the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionholder during any calendar year (under all Incentive Stock Option plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be designated or otherwise treated as Nonstatutory Stock Options.

        6.9    Restriction on Issuance of Shares.    The issuance of Options and shares shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities.

        6.10    Investment Representation.    Any Optionholder may be required, as a condition of issuance of shares covered by his or her Option, to represent that the shares to be acquired pursuant to exercise of the Option will be acquired for investment and without a view to distribution thereof, and in such case, the Company may place a legend on the certificate evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

        6.11    Rights as a Stockholder or Employee.    An Optionholder or transferee of an Option shall have no rights as a stockholder of the Company with respect to any shares covered by any Option until the date of issuance of a share certificate for such shares, or the shares have been duly transferred electronically. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property), distributions or other rights for which the record date is prior to the date such share certificate is issued or electronic transfer recorded, as provided in this Section 6.11. Nothing in the Amended Plan or in any Option Agreement shall confer upon any Employee any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with any right of the Company or any Affiliate to terminate the Optionholder's Continuous Service at any time.

        6.12    No Fractional Shares.    In no event shall the Company be required to issue fractional shares upon the exercise of an Option.

        6.13    Recapitalization or Reorganization of Company.    Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Amended Plan and to the Option rights granted under the Amended Plan, and the exercise price of such Option rights, in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the capital structure of the Company.

        6.14    Additional Requirements Under Section 409A.    Each Option Agreement shall include or be deemed to include a provision whereby, notwithstanding any provision of the Amended Plan or the Option Agreement to the contrary, the Option shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, if any, in accordance with Section 8 hereof, in the event any Option under this Amended Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Option on the date the Option is granted (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code.

        6.15    Other Provisions.    Each Option may contain such other terms, provisions, and conditions not inconsistent with the Amended Plan as may be determined by the Administrator. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 8 of the Amended Plan.

        7.     Provisions of Awards Other than Options.

        7.1    Restricted Stock Awards.

          (a)   Nature of Restricted Stock Awards.    The Administrator may from time to time award as compensation or otherwise (or sell at a purchase price determined by the Administrator) restricted Common Stock under the Amended Plan to eligible Participants. Restricted Stock Awards may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the "Restricted Period") as the Administrator shall determine. Each Restricted Stock Award shall be in such form and shall contain such terms, conditions and Restricted Periods, whether time based, performance based or both, as the Administrator shall deem appropriate, including the treatment of dividends or dividend equivalents, as the case may be. The Administrator in its discretion may provide for an acceleration of the end of the Restricted Period in the terms of any Restricted Stock Award, at any time, including in the event a Change in Control occurs.

          (b)   Terms and Conditions of Restricted Stock Awards.    The terms and conditions of any Restricted Stock Award Agreements or purchase agreements may change from time to time, and the terms and conditions of separate Restricted Stock Awards need not be identical, but each Restricted Stock Award shall include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

              (i)  Purchase Price.    The purchase price of Restricted Stock Awards, if applicable, shall be determined by the Administrator, and may be stated as cash, property or prior services.

             (ii)  Consideration.    The consideration for Common Stock acquired pursuant to the Restricted Stock Award, if sold and not simply awarded, shall be paid either: (x) in cash at the time of purchase; or (y) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a full recourse secured promissory note, property or prior services that the Administrator determines have a value at least equal to the Fair Market Value of such Common Stock.

            (iii)  Vesting.    Shares of Common Stock acquired under the Restricted Stock Award may, but need not be subject to a Restricted Period that specifies a Right of Repurchase in favor of the Company in accordance with a vesting schedule to be determined by the Administrator, or forfeiture in the event the consideration was in the form of prior services.

            (iv)  Termination of Participant's Continuous Service.    Unless otherwise provided in a Restricted Stock Award or in an employment agreement the terms of which have been approved by the Administrator, in the event a Participant's Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire, or the Participant shall forfeit the unvested portion of a Restricted Stock Award acquired in consideration of prior or future services, and any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Award shall be forfeited and the Participant shall have no rights with respect to the Award, unless the Committee in the exercise of its discretion elects to waive the remaining restriction in whole or in part.

             (v)  Transferability.    Rights to acquire shares of Common Stock under the Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Award remains subject to the terms of the Award Agreement.

            (vi)  Lapse of Restrictions.    Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the Restricted Stock Award shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of any restrictions except those that may be imposed by law, the terms of the Amended Plan or the terms of a Restricted Stock Award, to the Participant or the Participant's beneficiary or estate, as the case may be, unless such Restricted Stock Award is subject to a deferral condition that complies with the 409A Award requirements that may be allowed or required by the Administrator in its sole discretion. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant's beneficiary or estate, as the case may be. Unless otherwise subject to a deferral condition that complies with the 409A Award requirements, the Common Stock certificate shall be issued and delivered and the Participant shall be entitled to the beneficial ownership rights of such Common Stock not later than (i) the date that is 2 1/2 months after the end of the Participant's or the Company's taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts, whichever is later, or (ii) such earlier date as may be necessary to avoid application of Code Section 409A to such Award.

        7.2    Unrestricted Stock Awards.    The Committee may, in its sole discretion, award (or sell at a purchase price determined by the Committee) an Unrestricted Stock Award to any Participant, pursuant to which such individual may receive shares of Common Stock free of any vesting restriction ("Unrestricted Stock") under the Amended Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

        7.3    Performance Awards.

          (a)   Nature of Performance Awards.    A Performance Award is an Award entitling the recipient to acquire cash, actual shares of Common Stock or hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock upon the attainment of specified performance goals. The Administrator may make Performance Awards independent of or in connection with the granting of any other Award under the Amended Plan. Performance Awards may be granted under the Amended Plan only to an Eligible Employee. The Administrator in its sole discretion shall determine whether and to whom Performance Awards shall be made, the performance goals applicable under each Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded cash or shares.

          Performance goals shall be based on a pre-established objective formula or standard, measured over one or more performance periods determined by the Administrator, that specifies the manner of determining the amount of cash or the number of shares under the Performance Award that will be granted or will vest if the performance goal is attained.

          Performance goals will be determined by the Administrator prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to an Eligible Employee, a business unit or the Company and its Affiliates. Such business criteria may include, by way of example and without limitation, Company-wide, divisional or operating unit sales or sales growth, gross margin, operating, pre-tax or after-tax income (Company-wide or by operating units or division), earnings before interest, taxes and amortization, return on equity, return on assets, measures of liquidity or credit metrics, cash flow or cash flow per share, return on invested capital, earnings per share, share price performance, total shareholder return, production and safety goals or targets, improvements or attainment of expense levels, improvement in or attainment of working capital levels or debt reduction, or implementation or completion of critical projects. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine.

          Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance goals may differ for Performance Awards granted to any one Eligible Employee or to different Eligible Employees. A Performance Award to an Eligible Employee who is a Covered Employee shall (unless the Administrator determines otherwise) provide that in the event of the Eligible Employee's termination of Continuous Service prior to the end of the performance period for any reason, such Award will be payable only (i) if the applicable performance objectives are achieved and (ii) to the extent, if any, as the Administrator shall determine.

          (b)   Restrictions on Transfer.    Performance Awards and all rights with respect to such Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

          (c)   Rights as a Stockholder.    An Eligible Employee receiving a Performance Award shall have the rights of a stockholder only as to shares actually received by an Eligible Employee under the Amended Plan and not with respect to shares subject to the Award but not actually received by an Eligible Employee. An Eligible Employee shall be entitled to receive a stock certificate or to be credited by electronic book entry evidencing the acquisition of shares of Common Stock under a Performance Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Award (or in a performance plan adopted by the Administrator). The Common Stock certificate shall be issued and delivered and the Eligible Employee shall be entitled to the beneficial ownership rights of such Common Stock not later than (i) the date that is 2 1/2 months after the end of the Eligible Employee's or the Company's taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Eligible Employee has a legally binding right to such amounts, whichever is later, or (ii) such other date as may be necessary to avoid application of Section 409A to such Awards.

          (d)   Termination.    Except as may otherwise be provided by the Administrator at any time or as otherwise may be specified in the applicable Award Agreement, a Participant's rights in all Performance Awards shall automatically terminate upon the Eligible Employee's termination of Continuous Service (or business relationship) with the Company and its Affiliates for any reason other than the death or Disability of the Participant.

          (e)   Acceleration, Waiver, Etc.    At any time prior to the Eligible Employee's termination of Continuous Service (or other business relationship) by the Company and its Affiliates, the Administrator may in its sole discretion accelerate, waive or, subject to Section 8, amend any or all of the goals, restrictions or conditions imposed under any Performance Award. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Performance Award at any time, including in the event a Change in Control occurs.

          (f)    Certification.    Following the completion of each performance period, the Administrator shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the performance objectives and other material terms of a Performance Award have been achieved or met. Unless the Administrator determines otherwise, Performance Awards shall not be settled until the Administrator has made the certification specified under this Section 7.3(f).

        7.4    Right of Repurchase.    Each Award Agreement may provide that, following a termination of the Participant's Continuous Service, the Company may repurchase the Participant's unvested Common Stock acquired under the Amended Plan as provided in this Section 7.4 (the "Right of Repurchase"). The Right of Repurchase shall be exercisable with respect to unvested stock at a price equal to the lesser of the purchase price at which such Common Stock was acquired under the Amended Plan or the Fair Market Value of such Common Stock. The Award Agreement may specify the period of time following a termination of the Participant's Continuous Service during which the Right of Repurchase may be exercised, provided that such exercise may in any event be extended to a date that is at least 60 days after the six months anniversary of the date the stock was acquired from the Company.

        7.5    Stock Appreciation Rights.

          (a)   General.    Unless otherwise determined by the Administrator, Stock Appreciation Rights shall be subject to such vesting and exercise requirements as the Administrator shall determine or as otherwise may be specified in the applicable Award Agreement. Stock Appreciation Rights may be granted either alone ("Free Standing Rights") or, provided the requirements of Section 7.5(b) are satisfied, in tandem with all or part of any Option granted under the Amended Plan ("Related Rights"). In the case of a Nonstatutory Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

          (b)   Grant Requirements.    A Stock Appreciation Right may only be granted if the Stock Appreciation Right: (i) does not provide for the deferral of compensation within the meaning of Section 409A of the Code; or (ii) satisfies the requirements of Section 7.5(f) and Section 8 hereof. A Stock Appreciation Right does not provide for a deferral of compensation if: (A) the value of the Common Stock the excess over which the right provides for payment upon exercise (the "SAR Exercise Price") may never be less than the Fair Market Value of the underlying Common Stock on the date the right is granted, (B) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the SAR Exercise Price and the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is exercised, (C) the number of shares of Common Stock subject to the Stock Appreciation Right is fixed on the date of grant of the Stock Appreciation Right, and (D) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.

          (c)   Exercise and Payment.    Upon exercise thereof, the holder of a Stock Appreciation Right shall be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of such written request, of one share of Common Stock over the SAR Exercise Price per share specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares for which such Stock Appreciation Right shall be exercised. Payment with respect to the exercise of a Stock Appreciation Right that satisfies the requirements of Section 7.5(b)(i) shall be paid on the date of exercise and made in shares of Common Stock

  (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), valued at Fair Market Value on the date of exercise. Payment with respect to the exercise of a Stock Appreciation Right that does not satisfy the requirements of Section 7.5(b)(i) shall be paid at the time specified in the Award in accordance with the provisions of Section 7.5(f) and Section 8. Payment may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator.

          (d)   Exercise Price.    The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Administrator, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Date of Grant of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof, and no Stock Appreciation Rights may be granted in tandem with an Option unless the Administrator determines that the requirements of Section 7.5(b)(i) are satisfied.

          (e)   Reduction in the Underlying Option Shares.    Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option shall have been exercised.

          (f)    Additional Requirements under Section 409A.    A Stock Appreciation Right that is not intended to or fails to satisfy the requirements of Section 7.5(b)(i) shall satisfy the requirements of this Section 7.5(f) and the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof. The requirements herein shall apply in the event any Stock Appreciation Right under this Amended Plan is granted with an SAR Exercise Price less than Fair Market Value of the Common Stock underlying the Award on the date the Stock Appreciation Right is granted (regardless of whether or not such SAR Exercise Price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the SAR Exercise Price), provide that it is settled in cash, or is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code. Any such Stock Appreciation Right may provide that it is exercisable at any time permitted under the governing written instrument, but such exercise shall be limited to fixing the measurement of the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the SAR Exercise Price (the "SAR Amount"). However, once the Stock Appreciation Right is exercised, the SAR Amount may only be paid on the fixed time, payment schedule or other event specified in the governing written instrument or in Section 8.1 hereof.

          (g)   Term of SAR.    No Stock Appreciation Rights (SAR) granted to an Eligible Employee or an Eligible Director shall be exercisable after the expiration of the earliest of (a) five years after the date the SAR is granted, (b) ninety days after the date the SARholder's Continuous Service with the Company and its Affiliates terminates if such termination is for any reason other than Disability, death, or Cause, (c) the date the SARholder's Continuous Service with the Company and its Affiliates terminates if such termination is for Cause, as determined by the Board or by the Committee in its sole discretion, or (d) the earlier of one hundred eighty days after the date the SARholder's Continuous Service with the Company and its Affiliates terminates, if such termination is a result of death or Disability, or death results within not more than ninety days of the date on which the SARholder's Continuous Service terminates, or the expiration of the stated term of the SAR; provided, however, that the SAR Agreement for any SAR may provide for shorter periods in each of the foregoing instances.

        7.6    Deferred Stock Units.

        The Administrator may grant Deferred Stock Units to Participants on the following terms and conditions (or such other terms and conditions that the Administrator may establish which are consistent with the Amended Plan and applicable law):

          (a)   Number, Value, and Manner of Payment of Deferred Stock Units.    Each Deferred Stock Unit shall, subject to satisfaction of any applicable performance conditions, entitle the Participant to receive from the Company at the end of the deferral period applicable to such Unit (the "Deferral Period") one (1) share of Common Stock or the Fair Market Value thereof in cash as may be specified in the applicable Award Agreement. Except as otherwise determined by the Administrator, Deferred Stock Units shall be granted without payment of cash or other consideration to the Company but in consideration of services performed for or for the benefit of the Company by such Participant; provided that if the payment of cash or other consideration is required by the Administrator, such payment shall be required only at the end of the Deferral Period. Upon payment, a Deferred Stock Unit shall be canceled.

          (b)   Deferral Period.    Except as otherwise provided in Section 7.6(c), payments in respect of Deferred Stock Units shall be made only at the end of the Deferral Period; the duration of which shall be fixed by the Administrator at the time of grant of such Deferred Stock Units.

          (c)   Termination of Employment or Services for Cause.    Unless otherwise determined by the Administrator and reflected in the applicable Award Agreement, all Deferred Stock Units issued and outstanding in the name of any Participant shall be forfeited in the event such Participant's employment with the Company, or service as a Director, as the case may be, is terminated for Cause during the applicable Deferral Period.

          (d)   Payment of Deferred Stock Units.    Payment of Deferred Stock Units shall be made as soon as administratively feasible following the expiration of the applicable Deferral Period, but in no event shall payment be after the later of (1) the date that is 2 1/2 months after the close of the Participant's first taxable year in which the Deferred Stock Units become payable, or (2) the date that is 2 1/2 months after the close of the Company's fiscal year in which the Deferred Stock Units become payable; provided that payments in respect of Deferred Stock Units that constitute deferred compensation under Section 409A of the Code shall be made in compliance with such section.

          (e)   Dividends.    No cash dividends shall be paid on outstanding Deferred Stock Units. However, Deferred Stock Units will accrue "Dividend Equivalents," i.e., an additional number of Deferred Stock Units equal in value to the cash dividends, if any, which are paid with respect to an issued and outstanding share of Common Stock during the period the Deferred Stock Unit is outstanding. Dividend Equivalents shall be paid in shares of Common Stock at the time payment in respect of the Deferred Stock Units is made; provided fractional shares shall be paid in cash. No Dividend Equivalents will be paid on a Deferred Stock Unit that is forfeited as provided in Section 7.6(c) or that is conditioned on the satisfaction of performance conditions that are not met.

          (f)    Hypothetical Nature of Accounts.    A separate bookkeeping account shall be maintained by the Company for each Participant to track the Participants' Deferred Stock Units. Each Account established under this Section 7.6(f) shall be maintained for bookkeeping purposes only. Neither the Amended Plan nor any of the bookkeeping accounts established hereunder shall hold any actual funds or assets. The Deferred Stock Units established hereunder shall be used solely to determine the number of shares of Common Stock to be issued hereunder, shall not be or represent an equity security of the Company and shall not carry any voting or dividend rights.

          (g)   Regular Annual Awards to Eligible Directors.    Subject to the terms of this Section 7.6 and such further modification with respect to the amount, terms, frequency or composition of the Award as the Committee may make from time to time, including the discontinuance or replacement thereof, each Eligible Director shall be granted that number of Deferred Stock Units on June 1 of each year following the Company's Annual Meeting of Stockholders equal to the quotient arrived at by dividing the dollar amount of the equity portion of the Eligible Director's board service retainer for such year by the closing price of the Company's Common Stock at the close of business on the last business day preceding June 1. The Deferral Period for all Deferred Stock Units granted pursuant to this Section 7.6(g) shall commence on the date of grant and continue until expiration of the first (1st) anniversary thereof; provided, however, that each Eligible Director may elect to continue the Deferral Period until either expiration of the fifth (5th) anniversary of the grant date or expiration of the first (1st) anniversary following the termination of the his or her service as a director of the Company. An election to extend the Deferral Period under this Section 7.6(g) shall be made, if at all, in a form and manner satisfactory to the Committee and shall be effective, until terminated or changed, for all Deferred Stock Units granted to the electing Eligible Director after the date such election is received by the Company. An election to extend the Deferral Period may be terminated or changed by the electing Eligible Director on written notice delivered to the Company prior to April 1 of the grant year, and such termination or change shall be effective for all Deferred Stock Units granted to the Eligible Director after the date such written notice is received by the Company.

        7.7    Restricted Stock Units.    The Administrator may from time to time award as compensation or otherwise Restricted Stock Units to eligible Participants. Unless otherwise determined by the Administrator, Restricted Stock Units may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose during the Restricted Period. Each Restricted Stock Unit shall be in such form and shall contain such terms, conditions and Restricted Periods, whether time based, performance based or both, as the Administrator shall deem appropriate.

          (a)   Terms and Conditions of Restricted Stock Units.    The terms and conditions applicable to all Restricted Stock Units need not be identical; provided, however, except as otherwise determined by the Administrator, each Restricted Stock Unit shall (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) be subject to each of the following provisions:

              (i)  Number, Value, and Manner of Payment of Restricted Stock Units.    Each Restricted Stock Unit shall, subject to the satisfaction of any applicable performance conditions, entitle the Participant to receive from the Company at the end of the Restricted Period one (1) share of Common Stock. Restricted Stock Units shall be granted in consideration of services performed for or for the benefit of the Company by such Participant without payment of cash or other consideration to the Company by the Participant. Upon payment, a Restricted Stock Unit shall be canceled.

             (ii)  Restricted Period.    Except as otherwise provided in this Section 7.7, payments in respect of Restricted Stock Units shall be made only at the end of the Restricted Period; the duration of which shall be fixed by the Administrator at the time of grant of such Restricted Stock Units. The Administrator in its discretion may provide for an acceleration of the end of the Restricted Period in the terms of any Restricted Stock Unit, at any time, including in the event of a Change in Control or the death, Disability or, provided the Restricted Period is not performance based, retirement of the Participant.

            (iii)  Termination of Employment or Services.    Unless otherwise determined by the Administrator or reflected in the applicable Award Agreement, all Restricted Stock Units issued and outstanding in the name of any Participant shall be forfeited in the event such Participant's employment with the Company, or service as a Director, as the case may be, is terminated for any reason during the applicable Restricted Period.

            (iv)  Payment of Restricted Stock Units.    Payment of Restricted Stock Units shall be made as soon as administratively feasible following the expiration of the applicable Restricted Period, but in no event shall payment be after the later of (1) the date that is 2 1/2 months after the close of the Participant's first taxable year in which the Restricted Stock Units become payable, or (2) the date that is 2 1/2 months after the close of the Company's fiscal year in which the Restricted Stock Units become payable; provided that payments in respect of Restricted Stock Units that constitute deferred compensation under Section 409A of the Code shall be made in compliance with such section.

             (v)  Dividends.    No dividends shall be paid in cash, Common Stock or otherwise, on outstanding Restricted Stock Units.

            (vi)  Hypothetical Nature of Accounts.    A separate bookkeeping account shall be maintained by the Company for each Participant to track the Participants' Restricted Stock Units. Each Account established under this Section 7.7(a)(vi) shall be maintained for bookkeeping purposes only. Neither the Amended Plan nor any of the bookkeeping accounts established hereunder shall hold any actual funds or assets. The Restricted Stock Units established hereunder shall be used solely to determine the number of shares of Common Stock to be issued hereunder, shall not be or represent an equity security of the Company and shall not carry any voting or dividend rights.

          (b)   Regular Annual Restricted Stock Unit Grants.    Since 1996, the Company has provided all Eligible Employees an opportunity to acquire an ownership interest in their Company through a broad-based Option program. Though the Company has determined to discontinue the grants of Options to Eligible Employees, the Company continues to believe that providing Eligible Employees an opportunity to acquire an ownership interest in their Company will motivate such persons to more fully identify his or her welfare and well-being with that of the Company. Therefore, in lieu of the option program, all Eligible Employees shall receive regular annual grants of Restricted Stock Units in accordance with this Section 7.7(b) and subject to such further modification with respect to the amount, terms, frequency or composition of the Award as the Committee may make from time to time, including the discontinuance or replacement thereof.

              (i)  Grant Dates.    Restricted Stock Units shall be granted once annually, at such time as the Administrator may prescribe from time to time or, in lieu of any contrary direction, on November 21 of each year (the "Grant Date") to all persons who were Eligible Employees of the Company or its Affiliates, including employees who may also be directors, on November 1 of each such year.

             (ii)  Grant Amounts.    On each Grant Date Restricted Stock Units shall be provided to each Eligible Employee hereunder in the following position categories and in the following amounts, subject to adjustment by the Administrator from time to time as to both category and amount, based upon the Fair Market Value of the Company's Common Stock for that particular Grant Date:

Position	Annual Grant Value
Chief Executive Officer	$87,000.00
Executive Vice-President	69,600.00
Vice President	52,200.00
Category A	39,100.00
Category B	26,100.00
Category C	19,600.00
Category D	13,000.00
Category E	10,900.00
Category F	8,700.00
Category G	2,200.00

            (iii)  Vesting.    Unless otherwise determined by the Administrator, the Restricted Period shall expire and the Restricted Stock Units shall vest on the second (2nd) anniversary of the Grant Date.

            (iv)  Other Terms and Conditions.    Except as otherwise provided in this Section 7.7(b), each Restricted Stock Unit granted pursuant to this Section 7.7(b) shall be subject in all respects to all the other applicable terms and conditions of this Amended Plan.

          (c)   Continuous Service.    Nothing in the Amended Plan or in any Award Agreement shall confer upon any Employee any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with any right of the Company or any Affiliate to terminate the Participant's Continuous Service at any time.

        8.     Additional Conditions Applicable to Nonqualified Deferred Compensation under Section 409A of the Code.    In the event any Award under this Amended Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Award on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or such Award is materially modified and deemed a new Award at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute a 409A Award, the following additional conditions shall apply and shall supersede any contrary provisions of this Amended Plan or the terms of any 409A Award agreement.

        8.1    Exercise and Distribution.    No 409A Award shall be exercisable or distributable earlier than upon one of the following:

          (a)   Specified Time.    A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than after the expiration of 10 years from the Date of Grant. If the written grant instrument does not specify a fixed time or schedule, such time shall be the date that is the fifth anniversary of the Date of Grant.

          (b)   Separation from Service.    Separation from service (within the meaning of Section 409A of the Code) by the 409A Award recipient; provided, however, if the 409A Award recipient is a "key employee" (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company's stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 8.1(b) may not be made before the date which is six months after the date of separation from service.

          (c)   Death.    The date of death of the 409A Award recipient.

          (d)   Disability.    The date the 409A Award recipient becomes disabled (within the meaning of Section 8.4(b) hereof).

          (e)   Unforeseeable Emergency.    The occurrence of an unforeseeable emergency (within the meaning of Section 8.4(b) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Common Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's other assets (to the extent such liquidation would not itself cause severe financial hardship).

          (f)    Change in Control Event.    The occurrence of a Change in Control Event (within the meaning of Section 8.4(a) hereof), including the Company's discretionary exercise of the right to accelerate vesting of such Award upon a Change in Control Event or to terminate the Amended Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

        8.2    Term.    Notwithstanding anything to the contrary in this Amended Plan or the terms of any 409A Award agreement, the term of any 409A Award shall expire and such Award shall no longer be exercisable on the date that is the later of: (a) 2 1/2 months after the end of the Company's taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture; or (b) 2 1/2 months after the end of the 409A Award recipient's taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture, but not later than the earlier of (i) the expiration of 10 years from the date the 409A Award was granted, or (ii) the term specified in the 409A Award agreement.

        8.3    No Acceleration.    A 409A Award may not be accelerated or exercised prior to the time specified in Section 8 hereof, except in the case of one of the following events:

          (a)   Domestic Relations Order.    The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a qualified domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

          (b)   Conflicts of Interest.    The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

          (c)   Change in Control Event.    The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Amended Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation. In addition, the Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award provided that such acceleration does not change the time or schedule of payment of such Award and otherwise satisfies the requirements of this Section 8 and the requirements of Section 409A of the Code.

        8.4    Definitions.    Solely for purposes of this Section 8 and not for other purposes of the Amended Plan, the following terms shall be defined as set forth below:

          (a)   "Change in Control Event" means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Proposed Regulations § 1.409A-3(g)(5) and any subsequent guidance interpreting Code Section 409A).

          (b)   "Disabled" means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees.

          (c)   "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

        9.     Termination or Amendment of Amended Plan.    The Board or, in certain circumstances, the Administrator may at any time suspend, terminate or amend the Amended Plan; provided that, without approval of the stockholders of the Company, there shall be, except by operation of the equitable adjustment provisions of Section 6.13, no increase in the total number of shares covered by the Amended Plan, no change in the class of persons eligible to receive Awards granted under the Amended Plan or other material modification of the requirements as to eligibility for participation in the Amended Plan, no material increase in the benefits accruing to participants under the Amended Plan, and no extension of the latest date upon which Awards may be granted; and provided further that, without the consent of the Participant, no amendment may adversely affect any then outstanding Award or any unexercised portion thereof.

        10.   General Provisions.

        10.1    Other Compensation Arrangements.    Nothing contained in this Amended Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        10.2    Recapitalizations.    Each Option Agreement and Award Agreement shall contain or, in lieu thereof, shall be deemed to contain provisions required to reflect the equitable adjustment provisions of Section 6.13 in the event of a corporate capital transaction. In the event of a Business Combination in which the Company is not the Surviving Entity, all limitations on the number of Shares that can be the subject of Awards to a Participant in any calendar year and the actual number of Shares and exercise price per Share subject to any outstanding Options or other Awards will be deemed adjusted in order to reflect any increase or decrease in the number of outstanding Shares. To the extent of any outstanding Awards not assumed or comparably replaced by the Surviving Entity, the Participant shall have the right, subject to applicable law, to exercise the Award prior to the consummation of the Business Combination, in whole or in part, without regard to any otherwise applicable vesting or performance conditions applicable to such Award.

        10.3    Disqualifying Dispositions.    Any Participant who shall make a "disposition" (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Date of Grant of such Incentive Stock Option or within one (1) year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

        10.4    Withholding Obligations.    To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law or (c) delivering to the Company previously owned and unencumbered shares of Common Stock. Unless otherwise provided in the terms of an Option Agreement, payment of the tax withholding by a Participant who is an officer, director or other "insider" subject to Section 16(b) of the Exchange Act by delivering previously owned and unencumbered shares of Common Stock is subject to pre-approval by the Administrator, in its sole discretion. Any such pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

        11.   Termination or Suspension of the Amended Plan.    Unless sooner terminated by the Board in its sole discretion, the Amended Plan shall automatically terminate on December 31, 2015. No Award shall be granted pursuant to the Amended Plan after such date, but Awards theretofore granted may extend beyond that date.

        12.   Choice of Law.    The law of the State of Indiana shall govern all questions concerning the construction, validity and interpretation of this Amended Plan, without regard to such state's conflict of law rules.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000136972_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Mark D. Millett 02 Richard P. Teets, Jr. 03 John C. Bates 04 Keith E. Busse 05 Frank D. Byrne, M.D. 06 Paul B. Edgerley 07 Richard J. Freeland 08 Dr. Jürgen Kolb 09 James C. Marcuccilli 10 Gabriel L. Shaheen 7575 WEST JEFFERSON BLVD. FORT WAYNE, IN 46804 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:00 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 8:00 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For Against Abstain 2 TO APPROVE THE AMENDED AND RESTATED STEEL DYNAMICS, INC.'S 2006 EQUITY INCENTIVE PLAN, INCLUDING AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES. 3 TO APPROVE THE AUDIT COMMITTEE'S APPOINTMENT OF ERNST & YOUNG LLP AS STEEL DYNAMICS INC.'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2012. 4 TO APPROVE, BY AN ADVISORY VOTE, NAMED EXECUTIVE OFFICER COMPENSATION. 5 TO GIVE PROXIES DISCRETION TO VOTE ON ANY MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. NOTE: Unless otherwise directed,this proxy will be voted "FOR" the nominees listed in Proposal 1,and "For" Proposals 2, 3 and 4. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000136972_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Annual Report is/are available at www.proxyvote.com . STEEL DYNAMICS, INC. Solicited on Behalf of the Board of Directors for Steel Dynamics, Inc.'s Annual Stockholders Meeting Mark D. Millett or Theresa E. Wagler are appointed proxies, with the power of substitution, to vote all of the undersigned's shares held of record March 19, 2012, at STEEL DYNAMICS, INC.'s May 17, 2012 Annual Meeting of Stockholders at 9:00 A.M. EDT in the Calhoun Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana (or at any adjournment thereof) on all matters set forth in SDI's Year 2012 Proxy Statement, as set forth on the reverse side. PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side